Exhibit 3.5

LIMITED LIABILITY COMPANY AGREEMENT
OF
KIMCO REALTY OP, LLC
a Delaware limited liability company

THE SECURITIES EVIDENCED HEREBY HAVE NOT BEEN REGISTERED
UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR
THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD,
TRANSFERRED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH
REGISTRATION, UNLESS IN THE OPINION OF COUNSEL SATISFACTORY TO THE
COMPANY THE PROPOSED SALE, TRANSFER OR OTHER DISPOSITION MAY BE
EFFECTED WITHOUT REGISTRATION UNDER THE SECURITIES ACT AND UNDER
APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.

dated as of January 3, 2023

i

Section 17.9	No Sinking Fund	70

ARTICLE 18 CLASS M PREFERRED UNITS		70

Section 18.1	Designation	70
Section 18.2	Distributions	70
Section 18.3	Liquidation Proceeds	71
Section 18.4	Redemption	71
Section 18.5	Ranking	71
Section 18.6	Voting Rights	71
Section 18.7	Transfer Restrictions	71
Section 18.8	Conversion to Common Units	71
Section 18.9	No Sinking Fund	71

LIMITED LIABILITY COMPANY AGREEMENT
OF KIMCO REALTY OP, LLC

THIS LIMITED LIABILITY COMPANY AGREEMENT OF KIMCO REALTY OP, LLC (the “Company”), dated as of January 3, 2023, (the “Effective Date”), is made and entered into by and among KIMCO REALTY CORPORATION, a Maryland corporation (“Kimco”), as the Managing Member, and the Persons from time to time party hereto, as members.

WHEREAS, on January 1, 2023, pursuant to Section 3-106.2 of the MGCL, KRC Merger Sub Corp., a Maryland corporation (“Merger Sub”) and indirect subsidiary of KRC Interim Corp. (f/k/a/ Kimco Realty Corporation), a Maryland corporation and the predecessor to the Company (“Predecessor”), merged (the “Merger”) with and into the Predecessor, with the Predecessor being the surviving entity (the “Surviving Company”), pursuant to the terms of the Agreement and Plan of Merger, dated December 15, 2022, by and among the Predecessor, Kimco and Merger Sub, so that as a result of the Merger the Predecessor became a direct wholly-owned subsidiary of Kimco.

WHEREAS, Kimco filed a certificate of conversion of the Predecessor, with the Secretary of the State of Delaware and State Department of Assessments and Taxation of Maryland, and a certificate of formation was filed for the Company with the Secretary of State of the State of Delaware, on January 2, 2023, to convert Predecessor into the Company, a limited liability company organized pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as amended from time to time (the “Act”), and change its name to “Kimco Realty OP, LLC” (the “Conversion”);

WHEREAS, on or prior to January 3, 2023, all necessary action, corporate and otherwise, was taken by the Predecessor, including the Board of Directors of the Predecessor, to (i) authorize the Conversion and (ii) approve this Agreement;

WHEREAS, in accordance with Section 18-214 of the Act, the Predecessor was converted to a Delaware limited liability company on January 3, 2023, by the filing in the office of the Secretary of State a Certificate of Conversion to Limited Liability Company (the “Certificate of Conversion”) and a Certificate of Formation (the “Certificate of Formation”);

WHEREAS, in accordance with Section 18-214 of the Act, the Company shall constitute a continuation of the existence of the Predecessor in the form of a Delaware limited liability company and, for all purposes of the laws of the State of Delaware, the Company shall be deemed to be the same entity as the Predecessor;

WHEREAS, pursuant to this Agreement, Kimco, the sole stockholder of the Predecessor immediately following the Merger, was admitted to the Company as the sole member following the Conversion; and

WHEREAS, the Members (as hereinafter defined) of the Company desire to enter into this Agreement (as hereinafter defined) effective as of the Effective Date.

NOW, THEREFORE, in consideration of the mutual covenants and agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE 1
DEFINED TERMS

The following definitions shall be for all purposes, unless otherwise clearly indicated to the contrary, applied to the terms used in this Agreement:

“Act” means the Delaware Limited Liability Company Act (6 Del. C. §18-101, et seq.), as it may be amended from time to time, and any successor to such statute.

“Actions” has the meaning set forth in Section 7.7 hereof.

“Additional Funds” has the meaning set forth in Section 4.3(a) hereof.

“Additional Member” means a Person who is admitted to the Company as a Member pursuant to the Act and Section 4.2 and Section 12.2 hereof and who is shown as such on the Member Registry.

“Adjusted Capital Account” means, with respect to any Member, the balance in such Member’s Capital Account as of the end of the relevant Fiscal Year or other applicable period, after giving effect to the following adjustments:

(a)	increase such Capital Account by any amounts that such Member is obligated to restore pursuant to this Agreement upon liquidation of such Member’s Membership Interest or that such Person is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentence of each of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5); and

(b)	decrease such Capital Account by the items described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) and (6).

The foregoing definition of “Adjusted Capital Account” is intended to comply with the provisions of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

“Adjusted Capital Account Deficit” means, with respect to any Member, the deficit balance, if any, in such Member’s Adjusted Capital Account as of the end of the relevant Fiscal Year or other applicable period.

“Adjustment Event” has the meaning set forth in Section 16.3 hereof.

“Adjustment Factor” means 1.0; provided, however, that in the event that:

(a)	the Managing Member (i) declares or pays a dividend on its outstanding REIT Shares wholly or partly in REIT Shares or makes a distribution to all holders of its outstanding REIT Shares wholly or partly in REIT Shares, (ii) splits or subdivides its outstanding REIT Shares or (iii) effects a reverse stock split or otherwise combines its outstanding REIT Shares into a smaller number of REIT Shares, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction, (A) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination (assuming for such purposes that such dividend, distribution, split, subdivision, reverse split or combination has occurred as of such time) and (B) the denominator of which shall be the actual number of REIT Shares (determined without the above assumption) issued and outstanding on the record date for such dividend, distribution, split, subdivision, reverse split or combination;

(b)	the Managing Member distributes any rights, options or warrants to all holders of its REIT Shares to subscribe for or to purchase or to otherwise acquire REIT Shares (other than in connection with a dividend reinvestment program adopted by the Managing Member), or other securities or rights convertible into, exchangeable for or exercisable for REIT Shares, at a price per share less than the Value of a REIT Share on the record date for such distribution (each a “Distributed Right”), then, as of the distribution date of such Distributed Rights or, if later, the time such Distributed Rights become exercisable, the Adjustment Factor shall be adjusted by multiplying the Adjustment Factor previously in effect by a fraction (i) the numerator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus the maximum number of REIT Shares purchasable under such Distributed Rights and (ii) the denominator of which shall be the number of REIT Shares issued and outstanding on the record date (or, if later, the date such Distributed Rights become exercisable) plus a fraction (A) the numerator of which is the maximum number of REIT Shares purchasable under such Distributed Rights times the minimum purchase price per REIT Share under such Distributed Rights and (B) the denominator of which is the Value of a REIT Share as of the record date (or, if later, the date such Distributed Rights become exercisable); provided, however, that, if any such Distributed Rights expire or become no longer exercisable, then the Adjustment Factor shall be adjusted, effective retroactive to the date of distribution of the Distributed Rights (or, if applicable, the later time that the Distributed Rights became exercisable), to reflect a reduced maximum number of REIT Shares or any change in the minimum purchase price for the purposes of the above fraction; and

(c)	the Managing Member shall, by dividend or otherwise, distribute to all holders of its REIT Shares evidences of its indebtedness or assets (including securities of the Managing Member or any other issuer, but excluding any dividend or distribution referred to in subsection (a) or (b) above), which evidences of indebtedness or assets relate to assets not received by the Managing Member pursuant to a pro rata distribution by the Company, then the Adjustment Factor shall be adjusted to equal the amount determined by multiplying the Adjustment Factor in effect immediately prior to the close of business as of the applicable record date by a fraction (i) the numerator of which shall be such Value of a REIT Share as of the record date and (ii) the denominator of which shall be the Value of a REIT Share as of the record date less the then fair market value (as determined by the Managing Member, whose determination shall be conclusive) of the portion of the evidences of indebtedness or assets so distributed applicable to one REIT Share.

Notwithstanding the foregoing, no adjustments to the Adjustment Factor will be made for any class or series of Membership Interests to the extent that the Company makes or effects any correlative distribution or payment to all of the Members holding Membership Interests of such class or series, or effects any correlative split or reverse split in respect of Membership Interests of such class or series. Any adjustments to the Adjustment Factor shall become effective immediately after such event, retroactive to the record date, if any, for such event (or, if later, the date Distributed Rights become exercisable). For illustrative purposes, examples of adjustments to the Adjustment Factor are set forth on Exhibit A attached hereto.

“Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

“Agreement” means this Limited Liability Company Agreement of Kimco Realty OP, LLC as now or hereafter amended, restated, modified, supplemented or replaced (including any Membership Unit Designations).

“Applicable Percentage” has the meaning set forth in Section 15.1(b) hereof.

“Appraisal” means, with respect to any assets, the written opinion of an independent third party experienced in the valuation of similar assets, selected by the Managing Member. Such opinion may be in the form of an opinion by such independent third party that the value for such property or asset as set by the Managing Member is fair, from a financial point of view, to the Company.

“Assignee” means a Person to whom a Membership Interest has been Transferred in a manner permitted under this Agreement, but who has not become a Substituted Member, and who has the rights set forth in Section 11.5 hereof.

“Available Cash” means, with respect to any period for which such calculation is being made,

(a)	the sum, without duplication, of:

(i)	the Company’s Net Income or Net Loss (as the case may be) for such period,

(ii)	Depreciation and all other noncash charges to the extent deducted in determining Net Income or Net Loss for such period,

(iii)	the amount of any reduction in reserves of the Company referred to in clause (b)(vi) below (including, without limitation, reductions resulting because the Managing Member determines such amounts are no longer necessary),

(iv)	the excess, if any, of the net cash proceeds from the sale, exchange, disposition, financing or refinancing of Company property for such period over the gain (or loss, as the case may be) recognized from such sale, exchange, disposition, financing or refinancing during such period (excluding Terminating Capital Transactions), and

(v)	all other cash received (including amounts previously accrued as Net Income and amounts of deferred income) or any net amounts borrowed by the Company for such period that was not included in determining Net Income or Net Loss for such period;

(b)	less the sum, without duplication, of:

(i)	all principal debt payments made during such period by the Company,

(ii)	capital expenditures made by the Company during such period,

(iii)	investments in any entity (including loans made thereto) to the extent that such investments are not otherwise described in clause (b)(i) or clause (b)(ii) above,

(iv)	all other expenditures and payments not deducted in determining Net Income or Net Loss for such period (including amounts paid in respect of expenses previously accrued),

(v)	any amount included in determining Net Income or Net Loss for such period that was not received by the Company during such period,

(vi)	the amount of any increase in reserves (including, without limitation, working capital reserves) established during such period that the Managing Member determines are necessary or appropriate in its sole and absolute discretion,

(vii)	any amount distributed or paid in redemption of any Member Interest or Membership Units, including, without limitation, any Cash Amount paid, and

(viii)	the amount of any working capital accounts and other cash or similar balances that the Managing Member determines to be necessary or appropriate in its sole and absolute discretion.

Notwithstanding the foregoing, Available Cash shall not include (a) any cash received or reductions in reserves, or take into account any disbursements made, or reserves established, after dissolution and the commencement of the liquidation and winding up of the Company or (b) any Capital Contributions, whenever received or any payments, expenditures or investments made with such Capital Contributions.

“Board of Directors” means the Board of Directors of the Managing Member.

“Business Day” means any day except a Saturday, Sunday or other day on which commercial banks in the City of New York, New York are authorized by law to close.

“Capital Account” means, with respect to any Member, the capital account maintained by the Managing Member for such Member on the Member Registry maintained by the Company in accordance with the following provisions:

(a)	To each Member’s Capital Account, there shall be added such Member’s Capital Contributions, such Member’s distributive share of Net Income and any items in the nature of income or gain that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any Company liabilities assumed by such Member or that are secured by any property distributed to such Member.

(b)	From each Member’s Capital Account, there shall be subtracted the amount of cash and the Gross Asset Value of any Company property distributed to such Member pursuant to any provision of this Agreement, such Member’s distributive share of Net Losses and any items in the nature of expenses or losses that are specially allocated pursuant to Section 6.3 or 6.4 hereof, and the amount of any liabilities of such Member assumed by the Company or that are secured by any property contributed by such Member to the Company (except to the extent already reflected in the amount of such Member’s Capital Contribution).

(c)	In the event any interest in the Company is Transferred in accordance with the terms of this Agreement (which Transfer does not result in the termination of the Company for U.S. federal income tax purposes), the transferee shall succeed to the Capital Account of the transferor to the extent that it relates to the Transferred interest.

(d)	In determining the amount of any liability for purposes of subsections (a) and (b) hereof, there shall be taken into account Code Section 752(c) and any other applicable provisions of the Code and Regulations.

(e)	The provisions of this Agreement relating to the maintenance of Capital Accounts are intended to comply with Regulations promulgated under Section 704 of the Code, and shall be interpreted and applied in a manner consistent with such Regulations. If the Managing Member shall determine that it is necessary or appropriate to modify the manner in which the Capital Accounts are maintained in order to comply with such Regulations, the Managing Member may make such modification, provided that such modification is not likely to have any material effect on the amounts distributable to any Member pursuant to Article 13 hereof upon the dissolution of the Company. The Managing Member may, in its sole discretion, (i) make any adjustments that are necessary or appropriate to maintain equality between the Capital Accounts of the Members and the amount of Company capital reflected on the Company’s balance sheet, as computed for book purposes, in accordance with Regulations Section 1.704-1(b)(2)(iv)(q) and (ii) make any modifications that are necessary or appropriate in the event that unanticipated events might otherwise cause this Agreement not to comply with Regulations Section 1.704-1(b) or Section 1.704-2.

“Capital Account Limitation” means, with respect to a Holder of LTIP Units, (x) the Economic Capital Account Balance of such Holder, to the extent attributable to such Holder’s ownership of LTIP Units, divided by (y) the Common Unit Economic Balance, in each case as determined as of the effective date of conversion.

“Capital Contribution” means, with respect to any Member, the amount of money and the initial Gross Asset Value of any Contributed Property that such Member contributes or is deemed to contribute pursuant to Article 4 hereof.

“Capital Share” means a share of any class or series of stock of the Managing Member now or hereafter authorized other than a REIT Share or an Excess Share.

“Cash Amount” means an amount of cash equal to the product of (a) the Value of a REIT Share and (b) the REIT Shares Amount determined as of the applicable Valuation Date.

“Certificate” means the Certificate of Formation of the Company filed with the Secretary of State of the State of Delaware, as amended from time to time in accordance with the terms hereof and the Act.

“Charity” means an entity described in Section 501(c)(3) of the Code or any trust all the beneficiaries of which are such entities.

“Charter” means the charter of the Managing Member, within the meaning of Section 1-101 of the Maryland General Corporation Law.

“Class L Articles Supplementary” means the terms of the REIT Class L Preferred Shares of the Managing Member, as set forth in Exhibit A of the Charter.

“Class L Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Class L Preferred Units then held by the Managing Member multiplied by (ii) the sum of $25,000.00, any Preferred Distribution Shortfall per Class L Preferred Unit and any accrued and unpaid distribution per Class L Preferred Unit for the current distribution period (and, for the avoidance of doubt, at the time of issuance of the Class L Preferred Units, the initial Class L Preferred Capital shall include an amount equal to the prorated portion of the then-current distribution period for the REIT Class L Preferred Shares).

“Class L Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 17.2(a).

“Class L Preferred Units” shall have the meaning set forth in Section 17.1.

“Class L Priority Return” shall mean an amount equal to 5.125% per annum on the stated value of $25,000.00 per Class L Preferred Unit, commencing on the date of original issuance of the Class L Preferred Units. For any partial quarterly period, the amount of the Class L Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Class M Articles Supplementary” means the terms of the REIT Class M Preferred Shares of the Managing Member, as set forth in Exhibit B of the Charter.

“Class M Preferred Capital” means a Capital Account balance equal to the product of (i) the number of Class M Preferred Units then held by the Managing Member multiplied by (ii) the sum of $25,000.00, any Preferred Distribution Shortfall per Class M Preferred Unit and any accrued and unpaid distribution per Class M Preferred Unit for the current distribution period (and, for the avoidance of doubt, at the time of issuance of the Class M Preferred Units, the initial Class M Preferred Capital shall include an amount equal to the prorated portion of the then-current distribution period for the REIT Class M Preferred Shares).

“Class M Preferred Unit Distribution Payment Date” shall have the meaning set forth in Section 18.2(a).

“Class M Preferred Units” shall have the meaning set forth in Section 18.1.

“Class M Priority Return” shall mean an amount equal to 5.25% per annum on the stated value of $25,000.00 per Class M Preferred Unit, commencing on the date of original issuance of the Class M Preferred Units. For any partial quarterly period, the amount of the Class M Priority Return shall be prorated and computed on the basis of a 360-day year consisting of twelve 30-day months.

“Closing Price” has the meaning set forth in the definition of “Value.”

“Code” means the Internal Revenue Code of 1986, as amended and in effect from time to time or any successor statute thereto, as interpreted by the applicable Regulations thereunder. Any reference herein to a specific section or sections of the Code shall be deemed to include a reference to any corresponding provision of future law.

“Common Unit” means a fractional, undivided share of the Membership Interests of all Members issued pursuant to Sections 4.1 and 4.2 hereof, but does not include any Preferred Unit, LTIP Unit or any other Membership Unit specified in a Membership Unit Designation as being other than a Common Unit.

“Common Unit Economic Balance” means (i) the Capital Account balance of the Managing Member, plus the amount of the Managing Member’s share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to the Managing Member’s ownership of Common Units and computed on a hypothetical basis after taking into account all allocations through the date on which any allocation is made under Section 6.2(d) hereof, divided by (ii) the number of the Managing Member’s Common Units.

“Company” has the meaning set forth in the preamble.

“Company Minimum Gain” has the meaning set forth in Regulations Section 1.704-2(b)(2) for the term “partnership minimum gain,” and the amount of Company Minimum Gain, as well as any net increase or decrease in Company Minimum Gain, for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(d).

“Company Record Date” means the record date established by the Managing Member for the purpose of determining the Members entitled to notice of or to vote at any meeting of Members or to consent to any matter, or to receive any distribution or the allotment of any other rights, or in order to make a determination of Members for any other proper purpose, which, in the case of a distribution of Available Cash pursuant to Section 5.1 hereof, shall, absent a contrary determination by the Managing Member, be the same as the record date established by the Managing Member for a distribution to its stockholders of some or all of its portion of such distribution.

“Company Representative” has the meaning set forth in Section 10.3(a) hereof.

“Consent” means the consent to, approval of, or vote in favor of a proposed action by a Member given in accordance with Article 14 hereof. The terms “Consented” and “Consenting” have correlative meanings.

“Consent of the Managing Member” means the Consent of the Managing Member, which Consent, except as otherwise specifically required by this Agreement, may be obtained prior to or after the taking of any action for which it is required by this Agreement and may be given or withheld by the Managing Member in its sole and absolute discretion.

“Consent of the Non-Managing Members” means the Consent of a Majority in Interest of the Non-Managing Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by each Non-Managing Member in its sole and absolute discretion.

“Consent of the Members” means the Consent of the Managing Member and the Consent of a Majority in Interest of the Members, which Consent shall be obtained prior to the taking of any action for which it is required by this Agreement and, except as otherwise provided in this Agreement, may be given or withheld by the Managing Member or the Members in their sole and absolute discretion; provided, however, that, if any such action affects only certain classes or series of Membership Interests, “Consent of the Members” means the Consent of the Managing Member and the Consent of a Majority in Interest of the Members of the affected classes or series of Membership Interests.

“Constituent Person” has the meaning set forth in Section 16.9(f) hereof.

“Contributed Property” means each Property or other asset, in such form as may be permitted by the Act, but excluding cash, contributed or deemed contributed to the Company.

“Controlled Entity” means, as to any Member, (a) any corporation more than fifty percent (50%) of the outstanding voting stock of which is owned by such Member or such Member’s Family Members or Affiliates, (b) any trust, whether or not revocable, of which such Member or such Member’s Family Members or Affiliates are the sole beneficiaries, (c) any partnership of which such Member or its Affiliates are the managing partners and in which such Member, such Member’s Family Members or Affiliates hold partnership interests representing at least twenty-five percent (25%) of such partnership’s capital and profits and (d) any limited liability company of which such Member or its Affiliates are the managers and in which such Member, such Member’s Family Members or Affiliates hold membership interests representing at least twenty-five percent (25%) of such limited liability company’s capital and profits.

“Conversion Date” has the meaning set forth in Section 16.9(b) hereof.

“Conversion Notice” has the meaning set forth in Section 16.9(b) hereof.

“Conversion Right” has the meaning set forth in Section 16.9(a) hereof.

“Cut-Off Date” means the thirtieth (30th) Business Day after the Managing Member’s receipt of a Notice of Redemption.

“Debt” means, as to any Person, as of any date of determination: (a) all indebtedness of such Person for borrowed money or for the deferred purchase price of property or services; (b) all amounts owed by such Person to banks or other Persons in respect of reimbursement obligations under letters of credit, surety bonds and other similar instruments guaranteeing payment or other performance of obligations by such Person; (c) all indebtedness for borrowed money or for the deferred purchase price of property or services secured by any lien on any property owned by such Person, to the extent attributable to such Person’s interest in such property, even though such Person has not assumed or become liable for the payment thereof; and (d) lease obligations of such Person that, in accordance with generally accepted accounting principles, should be capitalized.

“Delaware Courts” has the meaning set forth in Section 15.9(b) hereof.

“Depreciation” means, for each Fiscal Year or other applicable period, an amount equal to the federal income tax depreciation, amortization or other cost recovery deduction allowable with respect to an asset for such year or other period, except that if the Gross Asset Value of an asset differs from its adjusted basis for federal income tax purposes at the beginning of such year or other period, Depreciation shall be an amount that bears the same ratio to such beginning Gross Asset Value as the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period bears to such beginning adjusted tax basis; provided, however, that if the federal income tax depreciation, amortization or other cost recovery deduction for such year or other period is zero, Depreciation shall be determined with reference to such beginning Gross Asset Value using any reasonable method selected by the Managing Member.

“Designated Individual” has the meaning set forth in Section 10.3(a) hereof.

“Disregarded Entity” means, with respect to any Person, (i) any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) of such Person, (ii) any entity treated as a disregarded entity for federal income tax purposes with respect to such Person, or (iii) any grantor trust if the sole owner of the assets of such trust for federal income tax purposes is such Person.

“Distributed Right” has the meaning set forth in the definition of “Adjustment Factor.”

“Economic Capital Account Balance” means, with respect to a Holder of LTIP Units, its Capital Account balance, plus the amount of its share of any Member Minimum Gain or Company Minimum Gain, in either case to the extent attributable to its ownership of LTIP Units.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Equity Plan” means any stock, unit or equity purchase plan, restricted stock, unit or equity plan or other similar equity compensation plan as of the date hereof or hereafter adopted by the Company or the Managing Member, including the Plan.

“Excess Share” means a share of any class or series of stock of the Managing Member now or hereafter authorized that is designated as a share of “Excess Stock” or as “Excess Preferred Stock” of any class or series pursuant to the Charter.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Family Members” means, as to a Person that is an individual, such Person’s spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters, nieces and nephews and inter vivos or testamentary trusts (whether revocable or irrevocable) of which only such Person and his or her spouse, ancestors, descendants (whether by blood or by adoption or step-descendants by marriage), brothers and sisters and nieces and nephews are beneficiaries.

“Final Adjustment” has the meaning set forth in Section 10.3(b)(ii) hereof.

“Fiscal Year” means the fiscal year of the Company, which shall be the tax year of the Company. The tax year shall be the calendar year unless otherwise required by the Code.

“Forced Conversion” has the meaning set forth in Section 16.9(c) hereof.

“Forced Conversion Notice” has the meaning set forth in Section 16.9(c) hereof.

“Funding Debt” means any Debt incurred by or on behalf of the Managing Member for the purpose of providing funds to the Company.

“Gross Asset Value” means, with respect to any asset, the asset’s adjusted basis for federal income tax purposes, except as follows:

(a)	The initial Gross Asset Value of any asset contributed by a Member to the Company shall be the gross fair market value of such asset on the date of contribution (subject to any adjustments required with respect to the conversion feature of the Class L Preferred Units, Class M Preferred Units and any other securities issued by the Company that are exercisable or convertible into Common Units, as determined by the Managing Member in its sole discretion), as determined by the Managing Member and agreed to by the contributing Person.

(b)	The Gross Asset Values of all Company assets immediately prior to the occurrence of any event described in clauses (i) through (v) below shall be adjusted to equal their respective gross fair market values, as determined by the Managing Member using such reasonable method of valuation as it may adopt, as of the following times:

(i)	the acquisition of an additional interest in the Company (including, without limitation, acquisitions pursuant to Section 4.2 hereof or contributions or deemed contributions by the Managing Member pursuant to Section 4.2 hereof) by a new or existing Member in exchange for more than a de minimis Capital Contribution;

(ii)	the distribution by the Company to a Member of more than a de minimis amount of Company property as consideration for an interest in the Company;

(iii)	the liquidation of the Company within the meaning of Regulations Section 1.704-1(b)(2)(ii)(g);

(iv)	the grant of an interest in the Company (other than a de minimis interest) as consideration for the provision of services to or for the benefit of the Company by an existing Member acting in a member capacity, or by a new Member acting in a member capacity or in anticipation of becoming a Member of the Company (including the grant of an LTIP Unit); and

(v)	at such other times as the Managing Member shall reasonably determine necessary or advisable in order to comply with Regulations Sections 1.704-1(b) and 1.704-2.

(c)	The Gross Asset Value of any Company asset distributed to a Member shall be the gross fair market value of such asset on the date of distribution, as determined by the distributee and the Managing Member; provided, however, that if the distributee is the Managing Member or if the distributee and the Managing Member cannot agree on such a determination, such gross fair market value shall be determined by Appraisal.

(d)	The Gross Asset Values of Company assets shall be increased (or decreased) to reflect any adjustments to the adjusted basis of such assets pursuant to Code Section 734(b) or Code Section 743(b), but only to the extent that such adjustments are taken into account in determining Capital Accounts pursuant to Regulations Section 1.704-1(b)(2)(iv)(m); provided, however, that Gross Asset Values shall not be adjusted pursuant to this subsection (d) to the extent that the Managing Member reasonably determines that an adjustment pursuant to subsection (b) above is necessary or appropriate in connection with a transaction that would otherwise result in an adjustment pursuant to this subsection (d).

(e)	If the Gross Asset Value of a Company asset has been determined or adjusted pursuant to subsection (a), subsection (b) or subsection (d) above, such Gross Asset Value shall thereafter be adjusted by the Depreciation taken into account with respect to such asset for purposes of computing Net Income and Net Losses.

(f)	If any unvested LTIP Units are forfeited, as described in Section 16.2(b), upon such forfeiture, the Gross Asset Value of the Company’s assets shall be reduced by the amount of any reduction of such Member’s Capital Account attributable to the forfeiture of such LTIP Units.

“Hart-Scott-Rodino Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

“Holder” means either (a) a Member or (b) an Assignee owning a Membership Interest.

“Incapacity” or “Incapacitated” means: (a) as to any Member who is an individual, death, total physical disability or entry by a court of competent jurisdiction adjudicating such Member incompetent to manage his or her person or his or her estate; (b) as to any Member that is a corporation, the filing of a certificate of dissolution, or its equivalent, for the corporation or the revocation of its charter; (c) as to any Member that is a partnership or limited liability company, the dissolution and commencement of winding up of the partnership or limited liability company; (d) as to any Member that is an estate, the distribution by the fiduciary of the estate’s entire interest in the Company; (e) as to any trustee of a trust that is a Member, the termination of the trust (but not the substitution of a new trustee); or (f) as to any Member, the bankruptcy of such Member. For purposes of this definition, bankruptcy of a Member shall be deemed to have occurred when (i) the Member commences a voluntary proceeding seeking liquidation, reorganization or other relief of or against such Member under any bankruptcy, insolvency or other similar law now or hereafter in effect, (ii) the Member is adjudged as bankrupt or insolvent, or a final and non-appealable order for relief under any bankruptcy, insolvency or similar law now or hereafter in effect has been entered against the Member, (iii) the Member executes and delivers a general assignment for the benefit of the Member’s creditors, (iv) the Member files an answer or other pleading admitting or failing to contest the material allegations of a petition filed against the Member in any proceeding of the nature described in clause (ii) above, (v) the Member seeks, consents to or acquiesces in the appointment of a trustee, receiver or Liquidator for the Member or for all or any substantial part of the Member’s properties, (vi) any proceeding seeking liquidation, reorganization or other relief under any bankruptcy, insolvency or other similar law now or hereafter in effect has not been dismissed within one hundred twenty (120) days after the commencement thereof, (vii) the appointment without the Member’s consent or acquiescence of a trustee, receiver or liquidator has not been vacated or stayed within ninety (90) days of such appointment, or (viii) an appointment referred to in clause (vii) above is not vacated within ninety (90) days after the expiration of any such stay.

“Indemnitee” means (a) (i) the Managing Member, the Company Representative or the Designated Individual or (ii) each present or former director of the Managing Member or officer of the Company or the Managing Member and (b) such other Persons (including Affiliates or employees of the Managing Member or the Company) as the Company may designate from time to time (whether before or after the event giving rise to potential liability), in its sole and absolute discretion.

“Initial Holding Period” means, respect to any Common Units held by a Qualifying Party or any of their successors-in-interest, a period ending on the day before the first fourteen-month anniversary of such date that the Qualifying Party first became a Holder of such Common Units; provided, however, that the Managing Member may, in its sole and absolute discretion, by written agreement with a Qualifying Party or any such successor-in-interest, shorten or lengthen the Initial Holding Period applicable to any Common Units, held by a Qualifying Party and/or its successors-in-interest to a period of shorter or longer than fourteen (14) months. For sake of clarity, as applied to a Common Unit that is issued upon conversion of an LTIP Unit pursuant to Section 16.9 (and subject to the proviso in the immediately preceding sentence, if applicable), the Initial Holding Period of such Common Unit shall end on the day before the first fourteen-month anniversary of the date that the underlying LTIP Unit was first issued.

“IRS” means the United States Internal Revenue Service.

“Junior Units” means Membership Units representing any class or series of Membership Interest ranking, as to distributions or voluntary or involuntary liquidation, dissolution or winding-up of the Company, junior to the Class L Preferred Units or the Class M Preferred Units.

“Liquidating Event” has the meaning set forth in Section 13.1 hereof.

“Liquidating Gains” means any net gain realized in connection with the actual or hypothetical sale of all or substantially all of the assets of the Company (including upon the occurrence of any Liquidating Event or Terminating Capital Transaction), including but not limited to net gain realized in connection with an adjustment to the Gross Asset Value of Company assets under the definition of Gross Asset Value in Section 1 of this Agreement.

“Liquidator” has the meaning set forth in Section 13.2(a) hereof.

“LTIP Unit Agreement” means any written agreement(s) between the Company and any recipient of LTIP Units evidencing the terms and conditions of any LTIP Units, including any vesting, forfeiture and other terms and conditions as may apply to such LTIP Units, consistent with the terms hereof and of the Plan (or other applicable Equity Plan governing such LTIP Units).

“LTIP Unit Distribution Payment Date” has the meaning set forth in Section 16.4(c) hereof.

“LTIP Units” means the Membership Units designated as such having the rights, powers, privileges, restrictions, qualifications and limitations set forth herein and in the Plan. LTIP Units can be issued in one or more classes, or one or more series of any such classes bearing such relationship to one another as to allocations, distributions, and other rights as the Managing Member shall determine in its sole and absolute discretion subject to Delaware law and this Agreement.

“Majority in Interest of the Non-Managing Members” means the Non-Managing Members holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Non-Managing Members entitled to Consent to or withhold Consent from a proposed action.

“Majority in Interest of the Members” means Members holding in the aggregate Percentage Interests that are greater than fifty percent (50%) of the aggregate Percentage Interests of all Members entitled to Consent to or withhold Consent from a proposed action.

“Managing Member” means Kimco and its successors and assigns as a Managing Member of the Company, in each case, that is admitted from time to time to the Company as a Managing Member, and has not ceased to be a Managing Member, pursuant to the Act and this Agreement, in such Person’s capacity as a Managing Member of the Company.

“Managing Member Interest” means the entire Membership Interest held by a Managing Member hereof, which Membership Interest may be expressed as a number of Common Units, Preferred Units or any other Membership Units.

“Market Price” has the meaning set forth in the definition of “Value.”

“Member” means any Person that is admitted from time to time to the Company as a Member, and has not ceased to be a Member pursuant to the Act and this Agreement, of the Company, including any Substituted Member or Additional Member or the Managing Member, in such Person’s capacity as a Member of the Company.

“Member Interest” means a Membership Interest of a Member, other than the Managing Member, in the Company representing a fractional part of the Membership Interests of all Members, other than the Managing Member, and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. A Member Interest may be expressed as a number of Common Units, Preferred Units or other Membership Units.

“Member Minimum Gain” means an amount, with respect to each Member Nonrecourse Debt, equal to the Company Minimum Gain that would result if such Member Nonrecourse Debt were treated as a Nonrecourse Liability, determined in accordance with Regulations Section 1.704-2(i)(3).

“Member Nonrecourse Debt” has the meaning set forth in Regulations Section 1.704-2(b)(4) applicable to the term “partner nonrecourse debt.”

“Member Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(i)(1) for the term “partner nonrecourse deductions,” and the amount of Member Nonrecourse Deductions with respect to a Member Nonrecourse Debt for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(i)(2) applicable to the term “partner nonrecourse deductions”.

“Member Registry” means the registry maintained by the Managing Member in the books and records of the Company.

“Membership Equivalent Units” has the meaning set forth in Section 4.7(a) hereof.

“Membership Interest” means an ownership interest in the Company held by either a Member or a Managing Member and includes any and all benefits to which the holder of such a Membership Interest may be entitled as provided in this Agreement, together with all obligations of such Person to comply with the terms and provisions of this Agreement. There may be one or more classes or series of Membership Interests. A Membership Interest may be expressed as a number of Common Units, Preferred Units or other Membership Units; however, notwithstanding that the Managing Member and any Member may have different rights and privileges as specified in this Agreement (including differences in rights and privileges with respect to their Membership Interests), the Membership Interest held by the Managing Member or any other Member and designated as being of a particular class or series shall not be deemed to be a separate class or series of Membership Interest from a Membership Interest having the same designation as to class and series that is held by any other Member solely because such Membership Interest is held by the Managing Member or other Member having different rights and privileges as specified under this Agreement.

“Membership Unit” means a Common Unit, a Preferred Unit, a LTIP Unit or any other unit of the fractional, undivided share of the Membership Interests that the Managing Member has authorized pursuant to Section 4.2 hereof.

“Membership Unit Designation” shall have the meaning set forth in Section 4.2(a) hereof.

“Net Income” or “Net Loss” means, for each Fiscal Year or other applicable period, an amount equal to the Company’s taxable income or loss for such year or other applicable period, determined in accordance with Code Section 703(a) (for this purpose, all items of income, gain, loss or deduction required to be stated separately pursuant to Code Section 703(a)(1) shall be included in taxable income or loss), with the following adjustments:

(a)	Any income of the Company that is exempt from federal income tax and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss” shall be added to (or subtracted from, as the case may be) such taxable income (or loss);

(b)	Any expenditure of the Company described in Code Section 705(a)(2)(B) or treated as a Code Section 705(a)(2)(B) expenditure pursuant to Regulations Section 1.704-1(b)(2)(iv)(i), and not otherwise taken into account in computing Net Income (or Net Loss) pursuant to this definition of “Net Income” or “Net Loss,” shall be subtracted from (or added to, as the case may be) such taxable income (or loss);

(c)	In the event the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) or subsection (c) of the definition of “Gross Asset Value,” the amount of such adjustment shall be taken into account as gain or loss from the disposition of such asset for purposes of computing Net Income or Net Loss;

(d)	Gain or loss resulting from any disposition of property with respect to which gain or loss is recognized for federal income tax purposes shall be computed by reference to the Gross Asset Value of the property disposed of, notwithstanding that the adjusted tax basis of such property differs from its Gross Asset Value;

(e)	In lieu of the depreciation, amortization and other cost recovery deductions that would otherwise be taken into account in computing such taxable income or loss, there shall be taken into account Depreciation for such Fiscal Year or other applicable period;

(f)	To the extent that an adjustment to the adjusted tax basis of any Company asset pursuant to Code Section 734(b) or Code Section 743(b) is required pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(4) to be taken into account in determining Capital Accounts as a result of a distribution other than in liquidation of a Member’s interest in the Company, the amount of such adjustment shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases the basis of the asset) from the disposition of the asset and shall be taken into account for purposes of computing Net Income or Net Loss; and

(g)	Notwithstanding any other provision of this definition of “Net Income” or “Net Loss,” any item that is specially allocated pursuant to Article 6 hereof shall not be taken into account in computing Net Income or Net Loss. The amounts of the items of Company income, gain, loss or deduction available to be specially allocated pursuant to Section 6.3 or 6.4 hereof shall be determined by applying rules analogous to those set forth in this definition of “Net Income” or “Net Loss.”

“New Securities” means (a) any rights, options, warrants or convertible or exchangeable securities having the right to subscribe for or purchase REIT Shares or Preferred Shares, excluding grants under any Equity Plan, or (b) any Debt issued by the Managing Member or any subsidiary of the Managing Member that provides any of the rights described in clause (a).

“Nonrecourse Deductions” has the meaning set forth in Regulations Section 1.704-2(b)(1), and the amount of Nonrecourse Deductions for a Fiscal Year shall be determined in accordance with the rules of Regulations Section 1.704-2(c).

“Nonrecourse Liability” has the meaning set forth in Regulations Sections 1.704-2(b)(3) and 1.752-1(a)(2).

“Non-Managing Members” means Members other than (i) the Managing Member or (ii) any Member fifty percent (50%) or more of whose equity is owned, directly or indirectly, by the Managing Member.

“Notice of Redemption” means the Notice of Redemption substantially in the form of Exhibit B attached to this Agreement.

“Optionee” means a Person to whom a stock option is granted under any Equity Plan.

“Ownership Limit” means the restriction or restrictions on the ownership and transfer of stock of the Managing Member imposed under the Charter.

“Parity Preferred Unit” means any class or series of Membership Interests of the Company now or hereafter authorized, issued or outstanding expressly designated by the Company to rank on a parity with the Class L Preferred Units and the Class M Preferred Units with respect to distributions or rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, or both, as the context may require.

“Percentage Interest” means, with respect to each Member, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Membership Units of all classes and series held by such Member and the denominator of which is the total number of Membership Units of all classes and series held by all Members; provided, however, that, to the extent applicable in context, the term “Percentage Interest” means, with respect to a Member, the fraction, expressed as a percentage, the numerator of which is the aggregate number of Membership Units of a specified class or series (or specified group of classes and/or series) held by such Member and the denominator of which is the total number of Membership Units of such specified class or series (or specified group of classes and/or series) held by all Members.

“Performance LTIP Units” shall mean LTIP Units that vest in whole or in part based on the attainment of performance-vesting conditions.

“Performance Unit Sharing Percentage” shall mean 10%.

“Permitted Transfer” has the meaning set forth in Section 11.3(a) hereof.

“Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

“Plan” means the 2020 Equity Participation Plan, as amended and/or restated from time to time, or any successor plan to such plan.

“Pledge” has the meaning set forth in Section 11.3(a) hereof.

“Preferred Distribution Shortfall” means, with respect to any Membership Interests that are entitled to any preference in distributions of Available Cash pursuant to this Agreement, the aggregate amount of the required distributions for such outstanding Membership Interests for all prior distribution periods minus the aggregate amount of the distributions made with respect to such outstanding Membership Interests pursuant to this Agreement.

“Preferred Share” means a share of stock of the Managing Member of any class or series now or hereafter authorized or reclassified that has dividend rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the REIT Shares.

“Preferred Unit” means a fractional, undivided share of the Membership Interests of a particular class or series that the Managing Member has authorized pursuant to Section 4.2 hereof that has distribution rights, or rights upon liquidation, winding up and dissolution, that are superior or prior to the Common Units, including Class L Preferred Units and Class M Preferred Units.

“Properties” means any assets and property of the Company such as, but not limited to, interests in real property and personal property, including, without limitation, fee interests, interests in ground leases, easements and rights of way, interests in limited liability companies, joint ventures or partnerships, interests in mortgages, and Debt instruments as the Company may hold from time to time and “Property” means any one such asset or property.

“Proposed Section 83 Safe Harbor Regulation” has the meaning set forth in Section 16.11 hereof.

“Publicly Traded” means listed or admitted to trading on the New York Stock Exchange, the NASDAQ Stock Market, or any nationally or internationally recognized stock exchange or any successor to any of the foregoing.

“Qualified Transferee” means an “accredited investor” as defined in Rule 501 promulgated under the Securities Act.

“Qualifying Party” means (a) a Member, (b) an Assignee or (c) a Person, including a lending institution as the pledgee of a Pledge, who is the transferee of a Member Interest in a Permitted Transfer; provided, however, that a Qualifying Party shall not include the Managing Member.

“Redemption” has the meaning set forth in Section 15.1(a) hereof.

“Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

“Regulatory Allocations” has the meaning set forth in Section 6.4(a)(viii) hereof.

“REIT” means a real estate investment trust qualifying under Code Section 856.

“REIT Member” means (a) the Managing Member or any Affiliate of the Managing Member to the extent such person has in place an election to qualify as a REIT and (b) any Disregarded Entity with respect to any such Person.

“REIT Payment” has the meaning set forth in Section 15.12 hereof.

“REIT Requirements” has the meaning set forth in Section 5.1 hereof.

“REIT Share” means a share of common stock of the Managing Member, $0.01 par value per share, but shall not include any class or series of the Managing Member’s common stock classified after the date of this Agreement; provided, however that if (i) the shares of common stock of the Managing Member are at any time not Publicly Traded, and (ii) the shares of common stock (or other comparable equity securities) of an entity that owns, directly or indirectly, all of the common stock of the Managing Member are Publicly Traded, the term “REIT Share” shall refer to the common stock (or other comparable equity securities) of such entity that is Publicly Traded.

“REIT Shares Amount” means a number of REIT Shares equal to the product of (a) the number of Tendered Units and (b) the Adjustment Factor; provided, however, that, in the event that the Managing Member issues to all holders of REIT Shares as of a certain record date rights, options, warrants or convertible or exchangeable securities entitling the Managing Member’s stockholders to subscribe for or purchase REIT Shares, or any other securities or property (collectively, the “Rights”), with the record date for such Rights issuance falling within the period starting on the date of the Notice of Redemption and ending on the day immediately preceding the Specified Redemption Date, which Rights will not be distributed before the relevant Specified Redemption Date, then the REIT Shares Amount shall also include such Rights that a holder of that number of REIT Shares would be entitled to receive, expressed, where relevant hereunder, in a number of REIT Shares determined by the Managing Member.

“REIT Class L Preferred Share” means a share of 5.125 % Class L Cumulative Redeemable Preferred Stock, par value $1.00 per share, liquidation preference $25,000.00 per share, of the Managing Member, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

“REIT Class M Preferred Share” means a share of 5.25% Class M Cumulative Redeemable Preferred Stock, par value $1.00 per share, liquidation preference $25,000.00 per share, of the Managing Member, with such rights, priorities and preferences as shall be designated by the Board of Directors in accordance with the Charter.

“Related Party” means, with respect to any Person, any other Person to whom ownership of shares of the Managing Member’s stock by the first such Person would be attributed under Code Section 544 (as modified by Code Section 856(h)(1)(B)) or Code Section 318(a) (as modified by Code Section 856(d)(5)).

“Rights” has the meaning set forth in the definition of “REIT Shares Amount.”

“Safe Harbors” has the meaning set forth in Section 11.3(c) hereof.

“SEC” means the Securities and Exchange Commission.

“Section 83 Safe Harbor” has the meaning set forth in Section 16.11 hereof.

“Securities Act” means the Securities Act of 1933, as amended, and any successor statute thereto, and the rules and regulations of the SEC promulgated thereunder.

“Special Redemption” has the meaning set forth in Section 15.1(a) hereof.

“Specified Redemption Date” means the thirtieth (30th) Business Day after the receipt by the Managing Member of a Notice of Redemption; provided, however, that no Specified Redemption Date shall occur during the Initial Holding Period with respect to any Common Units (except pursuant to a Special Redemption).

“Subsidiary” means, with respect to any Person, any corporation or other entity of which a majority of (a) the voting power of the voting equity securities or (b) the outstanding equity interests is owned, directly or indirectly, by such Person; provided, however, that, with respect to the Company, “Subsidiary” means solely a partnership or limited liability company (taxed, for federal income tax purposes, as a partnership or as a Disregarded Entity and not as an association or publicly traded partnership taxable as a corporation) of which the Company is a partner or member or any “taxable REIT subsidiary” (within the meaning of Code Section 856(l)) of the Managing Member in which the Company owns shares of stock, unless the ownership of shares of stock of a corporation or other entity (other than a “taxable REIT subsidiary”) will not jeopardize the Managing Member’s status as a REIT or any Managing Member Affiliate’s status as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or “taxable REIT subsidiary,” in which event the term “Subsidiary” shall include such corporation or other entity.

“Substituted Member” means a Person who is admitted as a Member to the Company pursuant to the Act and (a) Section 11.4 hereof or (b) pursuant to any Membership Unit Designation.

“Surviving Company” has the meaning set forth in Section 11.2(b)(ii) hereof.

“Tax Items” has the meaning set forth in Section 6.5(a) hereof.

“Tendered Units” has the meaning set forth in Section 15.1(a) hereof.

“Tendering Party” has the meaning set forth in Section 15.1(a) hereof.

“Terminating Capital Transaction” means any sale or other disposition of all or substantially all of the assets of the Company or a related series of transactions that, taken together, result in the sale or other disposition of all or substantially all of the assets of the Company, in any case, not in the ordinary course of the Company’s business.

“Termination Transaction” has the meaning set forth in Section 11.2(b) hereof.

“Transfer” means any sale, assignment, bequest, conveyance, devise, gift (outright or in trust), Pledge, encumbrance, hypothecation, mortgage, exchange, transfer or other disposition or act of alienation, whether voluntary, involuntary or by operation of law; provided, however, that when the term is used in Article 11 hereof, except as otherwise expressly provided, “Transfer” does not include (a) any Redemption of Common Units by the Company, or acquisition of Tendered Units by the Managing Member, pursuant to Section 15.1, (b) any conversion of LTIP Units into Common Units pursuant to Section 16.9 hereof or (c) any conversion, redemption, exchange or acquisition by the Managing Member of Class L Preferred Units, Class M Preferred Units or other Membership Equivalent Units pursuant to Section 4.7 or any Membership Unit Designation. The terms “Transferred” and “Transferring” have correlative meanings.

“Valuation Date” means the date of receipt by the Managing Member of a Notice of Redemption pursuant to Section 15.1 herein, or such other date as specified herein, or, if such date is not a Business Day, the immediately preceding Business Day.

“Value” means, on any Valuation Date with respect to a REIT Share, the average of the daily Market Prices for ten (10) consecutive trading days immediately preceding the Valuation Date (except that, with respect to any REIT Share underlying any stock option, Value shall mean the term “Fair Market Value” or term of similar import set forth in the Equity Plan under which such stock option was granted). The term “Market Price” on any date means, with respect to any class or series of outstanding REIT Shares, the Closing Price for such REIT Shares on such date. The “Closing Price” on any date means the last sale price for such REIT Shares, regular way, or, in case no such sale takes place on such day, the average of the closing bid and asked prices, regular way, for such REIT Shares, in either case as reported on the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which such REIT Shares are listed or admitted to trading or, if such REIT Shares are not listed or admitted to trading on any national securities exchange, the last quoted price, or, if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotation system that may then be in use or, if such REIT Shares are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in such REIT Shares selected by the Board of Directors or, in the event that no trading price is available for such REIT Shares, the fair market value of the REIT Shares, as determined by the Board of Directors. Notwithstanding the foregoing, the Managing Member, in its reasonable discretion, may use the “Market Price” as defined in the Class L Articles Supplementary or the Class M Articles Supplementary, as applicable (or such other price for the REIT Shares that was used to determine the number of REIT Shares issued upon the conversion of REIT Class L Preferred Shares or REIT Class M Preferred Shares, as applicable, into REIT Shares) for purposes of making the determinations of “Gross Asset Value” in connection with the conversion of the Class L Preferred Units or Class M Preferred Units pursuant to Section 4.7(a).

In the event that the REIT Shares Amount includes Rights that a holder of REIT Shares would be entitled to receive, then the Value of such Rights shall be determined by the Managing Member on the basis of such quotations and other information as it considers appropriate.

“Vested LTIP Units” has the meaning set forth in Section 16.2(a) hereof.

“Vesting Agreement” has the meaning set forth in Section 16.2(a) hereof.

ARTICLE 2
ORGANIZATIONAL MATTERS

Section 2.1            Formation. Effective at the effective time of the Conversion under the Act and immediately following the Merger, (i) the charter and the Bylaws of the Predecessor, shall be and hereby are replaced and superseded in their entirety by the Certificate of Formation and this Agreement in respect of all periods beginning on or after the effective time of the Conversion, (ii) the sole stockholder of the Predecessor converted all of the issued and outstanding capital stock of the Predecessor into all of the limited liability company interests in the Company, (iii) all of the capital stock in the Predecessor issued and outstanding immediately prior to the effective time of the Conversion shall be and hereby is canceled on the books and records of the Predecessor and (iv) the Managing Member, the sole stockholder of the Predecessor, was admitted to the Company as the sole member of the Company. Glenn Cohen is hereby designated as an authorized person within the meaning of the Act, and has executed, delivered and filed the Certificate of Conversion and Certificate of Formation with the Office of the Secretary of State. Upon the filing of the Certificate of Conversion and Certificate of Formation, his powers as an “authorized person” ceased, and the Managing Member thereupon became a designated “authorized person” within the meaning of the Act. The Managing Member hereby ratifies, confirms and approves the Certificate of Conversion and Certificate of Formation and all actions taken by Glenn Cohen, in his capacity as an authorized person within the meaning of the Act. The Managing Member shall do, and continue to do, all other things that are required or advisable to maintain the Company as a limited liability company existing pursuant to the laws of the State of Delaware. The Managing Member shall execute, deliver and file any other certificates (and any amendment and/or restatements thereof) required to be filed under the Act or necessary for the Company to qualify to do business in any jurisdiction in which the Company may wish to conduct business. The Company is a limited liability company organized pursuant to the provisions of the Act and upon the terms and subject to the conditions set forth in this Agreement. Except as expressly provided herein to the contrary, the rights and obligations of the Members and the administration and termination of the Company shall be governed by the Act. The Membership Interest of each Member shall be personal property for all purposes.

Section 2.2            Name. The name of the Company is “Kimco Realty OP, LLC”. The Company’s business may be conducted under any other name or names deemed advisable by the Managing Member, including the name of the Managing Member or any Affiliate thereof. The Managing Member in its sole and absolute discretion may change the name of the Company at any time and from time to time.

Section 2.3           Principal Office and Resident Agent; Principal Executive Office. The address of the registered office of the Company in the State of Delaware as of the date hereof is c/o 1209 N Orange St., Wilmington, Delaware 19801, and the registered agent for service of process on the Company in the State of Delaware at such registered office as of the date hereof is The Corporation Trust Company. The Managing Member may, from time to time, designate a new registered agent and/or registered office for the Company and, notwithstanding any provision in this Agreement, may amend this Agreement and the Certificate to reflect such designation without the Consent of the Members or any other Person. The principal office of the Company shall be 500 North Broadway, Suite 201, Jericho, New York 11753, or such other place as the Managing Member may from time to time designate by notice to the Members. The Company may maintain offices at such other place or places within or outside the State of Delaware as the Managing Member may from time to time designate.

Section 2.4            Power of Attorney.

(a)           Each Member and Assignee hereby irrevocably constitutes and appoints the Managing Member, any Liquidator, and authorized officers and attorneys-in-fact of each, and each of those acting singly, in each case with full power of substitution, as its true and lawful agent and attorney-in-fact, with full power and authority in its name, place and stead to:

(i)             execute, swear to, seal, acknowledge, deliver, file and record in the appropriate public offices: (A) all certificates, documents and other instruments (including, without limitation, this Agreement and the Certificate and all amendments, supplements or restatements thereof) that the Managing Member or the Liquidator deems appropriate or necessary to form, qualify or continue the existence or qualification of the Company as a limited liability company in the State of Delaware and in all other jurisdictions in which the Company may conduct business or own property; (B) all instruments that the Managing Member or any Liquidator deems appropriate or necessary to reflect any amendment, change, modification or restatement of this Agreement in accordance with its terms; (C) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the dissolution and liquidation of the Company pursuant to the terms of this Agreement, including, without limitation, a certificate of cancellation; (D) all conveyances and other instruments or documents that the Managing Member or the Liquidator deems appropriate or necessary to reflect the distribution or exchange of assets of the Company pursuant to the terms of this Agreement; (E) all instruments relating to the admission, acceptance, withdrawal, removal or substitution of any Member pursuant to the terms of this Agreement or the Capital Contribution of any Member; and (F) all certificates, documents and other instruments relating to the determination of the rights, preferences and privileges relating to Membership Interests; and

(ii)                 execute, swear to, acknowledge and file all ballots, consents, approvals, waivers, certificates and other instruments appropriate or necessary, in the sole and absolute discretion of the Managing Member or any Liquidator, to make, evidence, give, confirm or ratify any vote, consent, approval, agreement or other action that is made or given by the Members hereunder or is consistent with the terms of this Agreement.

Nothing contained herein shall be construed as authorizing the Managing Member or any Liquidator to amend this Agreement except in accordance with Section 14.2 hereof or as may be otherwise expressly provided for in this Agreement.

(b)           The foregoing power of attorney is hereby declared to be irrevocable and a special power coupled with an interest, in recognition of the fact that each of the Members and Assignees will be relying upon the power of the Managing Member or the Liquidator to act as contemplated by this Agreement in any filing or other action by it on behalf of the Company, and it shall survive and not be affected by the subsequent Incapacity of any Member or Assignee and the Transfer of all or any portion of such Person’s Membership Interest and shall extend to such Person’s heirs, successors, assigns and personal representatives. Each such Member and Assignee hereby agrees to be bound by any representation made by the Managing Member or the Liquidator, acting in good faith pursuant to such power of attorney; and, to the fullest extent permitted by law, each such Member and Assignee hereby waives any and all defenses that may be available to contest, negate or disaffirm the action of the Managing Member or the Liquidator, taken in good faith under such power of attorney. Each Member and Assignee shall execute and deliver to the Managing Member or the Liquidator, within fifteen (15) days after receipt of the Managing Member’s or the Liquidator’s request therefor, such further designation, powers of attorney and other instruments as the Managing Member or the Liquidator (as the case may be) deems necessary to effectuate this Agreement and the purposes of the Company. Notwithstanding anything else set forth in this Section 2.4(b), no Member shall incur any personal liability for any action of the Managing Member or the Liquidator taken under such power of attorney.

Section 2.5            Term. The term of the Company commenced on January 3, 2023, and shall continue indefinitely unless the Company is dissolved sooner pursuant to the provisions of Article 13 hereof or as otherwise provided by law.

Section 2.6            Membership Interests Are Securities. All Membership Interests shall be securities within the meaning of, and governed by Article 8 of the Uniform Commercial Code of any other applicable jurisdiction.

ARTICLE 3
PURPOSE

Section 3.1            Purpose and Business. The purpose and nature of the Company is to conduct any business, enterprise or activity permitted by or under the Act, whether directly or through one or more partnerships, joint ventures, Subsidiaries, business trusts, limited liability companies or similar arrangements.

Section 3.2           Powers. The Company shall be empowered to do any and all acts and things necessary, appropriate, proper, advisable, incidental to or convenient for the furtherance and accomplishment of the purposes and business described herein and for the protection and benefit of the Company including, without limitation, full power and authority, directly or through its ownership interest in other entities, to enter into, perform and carry out contracts of any kind, to borrow and lend money and to issue evidence of indebtedness, whether or not secured by mortgage, deed of trust, pledge or other lien, to acquire, own, manage, improve and develop real property and lease, sell, transfer and dispose of real property.

Section 3.3           Nature of Relationship of Members. The Company shall be a limited liability company formed pursuant to the Act, and this Agreement shall not be deemed to create a venture or partnership between or among the Members or any other Persons with respect to any activities whatsoever. Except as otherwise provided in this Agreement, no Member shall have any authority to act for, bind, commit or assume any obligation or responsibility on behalf of the Company, its properties or any other Member. No Member, in its capacity as a Member under this Agreement, shall be responsible or liable for any indebtedness or obligation of another Member, nor shall the Company be responsible or liable for any indebtedness or obligation of any Member, incurred either before or after the execution and delivery of this Agreement by such Member, except as to those responsibilities, liabilities, indebtedness or obligations incurred pursuant to, and as limited by, the terms of this Agreement and the Act.

Section 3.4            Representations and Warranties by the Members.

(a)           Each Member that is an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) the consummation of the transactions contemplated by this Agreement to be performed by such Member will not result in a breach or violation of, or a default under, any material agreement by which such Member or any of such Member’s property is bound, or any statute, regulation, order or other law to which such Member is subject, (ii) if five percent (5%) or more (by value) of the Company’s interests are or will be owned by such Member within the meaning of Code Section 7704(d)(3), such Member does not, and for so long as it is a Member will not, own, directly or indirectly, (A) stock of any corporation that is a tenant of (I) the Managing Member or any Disregarded Entity with respect to the Managing Member, (II) the Company or (III) any partnership, venture, trust, limited liability company or other entity of which the Managing Member, any Disregarded Entity with respect to the Managing Member, or the Company is a direct or indirect partner, beneficial owner or member or (B) an interest in the assets or net profits of any non-corporate tenant of (I) the Managing Member or any Disregarded Entity with respect to the Managing Member, (II) the Company or (III) any partnership, venture, trust, limited liability company or other entity of which the Managing Member, any Disregarded Entity with respect to the Managing Member, or the Company is a direct or indirect partner, beneficial owner or member, (iii) such Member has the legal capacity to enter into this Agreement and perform such Member’s obligations hereunder, and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms. Notwithstanding the foregoing, a Member that is an individual shall not be subject to the ownership restrictions set forth in clause (ii) of the immediately preceding sentence to the extent such Member obtains the written Consent of the Managing Member prior to violating any such restrictions, which consent the Managing Member may give or withhold in its sole and absolute discretion. Each Member that is an individual shall also represent and warrant to the Company that such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(b)           Each Member that is not an individual (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or a Substituted Member) represents and warrants to, and covenants with, each other Member that (i) all transactions contemplated by this Agreement to be performed by it have been duly authorized by all necessary action, including, without limitation, that of its general partner(s), managing member(s), member(s), committee(s), trustee(s), beneficiaries, directors and/or stockholder(s) (as the case may be) as required, (ii) the consummation of such transactions shall not result in a breach or violation of, or a default under, its partnership or operating agreement, trust agreement, charter or bylaws (as the case may be) any material agreement by which such Member or any of such Member’s properties or any of its partners, members, beneficiaries, trustees or stockholders (as the case may be) is or are bound, or any statute, regulation, order or other law to which such Member or any of its partners, members, trustees, beneficiaries or stockholders (as the case may be) is or are subject, (iii) if five percent (5%) or more (by value) of the Company’s interests are or will be owned by such Member within the meaning of Code Section 7704(d)(3), such Member does not, and for so long as it is a Member will not, own, directly or indirectly, (A) stock of any corporation that is a tenant of (I) the Managing Member or any Disregarded Entity with respect to the Managing Member, (II) the Company or (III) any partnership, venture, trust, limited liability company or other entity of which the Managing Member, any Managing Member, any Disregarded Entity with respect to the Managing Member, or the Company is a direct or indirect partner, beneficial owner or member or (B) an interest in the assets or net profits of any non-corporate tenant of (I) the Managing Member, or any Disregarded Entity with respect to the Managing Member, (II) the Company or (III) any partnership, venture, trust, limited liability company or other entity for which the Managing Member, any Managing Member, any Disregarded Entity with respect to the Managing Member, or the Company is a direct or indirect partner, beneficial owner or member, and (iv) this Agreement is binding upon, and enforceable against, such Member in accordance with its terms. Notwithstanding the foregoing, a Member that is not an individual shall not be subject to the ownership restrictions set forth in clause (iii) of the immediately preceding sentence to the extent such Member obtains the written Consent of the Managing Member prior to violating any such restrictions, which consent the Managing Member may give or withhold in its sole and absolute discretion. Each Member that is not an individual shall also represent and warrant to the Company that such Member is neither a “foreign person” within the meaning of Code Section 1445(f) nor a foreign partner within the meaning of Code Section 1446(e).

(c)           Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) represents, warrants and agrees that (i) it has acquired and continues to hold its interest in the Company for its own account for investment purposes only and not for the purpose of, or with a view toward, the resale or distribution of all or any part thereof in violation of applicable laws, and not with a view toward selling or otherwise distributing such interest or any part thereof at any particular time or under any predetermined circumstances in violation of applicable laws and (ii) it is a sophisticated investor, able and accustomed to handling sophisticated financial matters for itself, particularly real estate investments, and that it has a sufficiently high net worth that it does not anticipate a need for the funds that it has invested in the Company in what it understands to be a highly speculative and illiquid investment.

(d)           The representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) hereof shall survive the execution and delivery of this Agreement by each Member (and, in the case of an Additional Member or a Substituted Member, the admission of such Additional Member or Substituted Member as a Member in the Company) and the dissolution, liquidation and termination of the Company.

(e)           Each Member (including, without limitation, each Additional Member or Substituted Member as a condition to becoming an Additional Member or Substituted Member) hereby acknowledges that no representations as to potential profit, cash flows, funds from operations or yield, if any, in respect of the Company or the Managing Member have been made by any Member or any employee or representative or Affiliate of any Member, and that projections and any other information, including, without limitation, financial and descriptive information and documentation, that may have been in any manner submitted to such Member shall not constitute any representation or warranty of any kind or nature, express or implied.

(f)            Notwithstanding the foregoing, the Managing Member may, in its sole and absolute discretion, permit the modification of any of the representations and warranties contained in Sections 3.4(a), 3.4(b) and 3.4(c) above as applicable to any Member (including, without limitation any Additional Member or Substituted Member or any transferee of either), provided that such representations and warranties, as modified, shall be set forth in either (i) a Membership Unit Designation applicable to the Membership Units held by such Member or (ii) a separate writing addressed to the Company and the Managing Member.

ARTICLE 4
CAPITAL CONTRIBUTIONS

Section 4.1           Capital Contributions of the Members. The Members have heretofore made or are deemed to have made Capital Contributions to the Company. Except as provided by law or in Section 4.2, 4.3, or 10.4 hereof, the Members shall have no obligation or, except with the prior Consent of the Managing Member, right to make any additional Capital Contributions or loans to the Company. The Managing Member shall cause to be maintained in the principal business office of the Company, or such other place as may be determined by the Managing Member, the Member Registry of the Company, which shall include, among other things, a register containing the name, address, and number, class and series of Membership Units of each Member, and such other information as the Managing Member may deem necessary or desirable. The Member Registry shall not be part of this Agreement. The Managing Member shall from time to time update the Member Registry as necessary to accurately reflect the information therein, including as a result of any sales, exchanges or other Transfers, or any redemptions, issuances or similar events involving Membership Units. Any reference in this Agreement to the Member Registry shall be deemed a reference to the Member Registry as in effect from time to time. Subject to the terms of this Agreement, the Managing Member may take any action authorized hereunder in respect of the Member Registry without any need to obtain the consent or approval of any other Member. No action of any Member shall be required to amend or update the Member Registry. Except as required by law, no Member shall be entitled to receive a copy of the information set forth in the Member Registry relating to any Member other than itself.

Section 4.2            Issuances of Additional Membership Interests. Subject to the rights of any Holder of any Membership Interest set forth in a Membership Unit Designation:

(a)           General. Subject to the terms of this Agreement, including Section 4.2(c), below, the Managing Member is hereby authorized to cause the Company to issue additional Membership Interests, in the form of Membership Units, for any Company purpose, at any time or from time to time, to the Members (including the Managing Member) or to other Persons, and to admit such Persons as Additional Members, for such consideration and on such terms and conditions as shall be established by the Managing Member in its sole and absolute discretion, all without the approval of any Member or any other Person. Without limiting the foregoing, the Managing Member is expressly authorized to cause the Company to issue Membership Units (i) upon the conversion, redemption or exchange of any Debt, Membership Units, or other securities issued by the Company, (ii) for less than fair market value, (iii) for no consideration, (iv) in connection with any merger of any other Person into the Company or any other Subsidiary of the Managing Member or (v) upon the contribution of property or assets to the Company. Any additional Membership Interests may be issued in one or more classes or series, or one or more series of any of such classes, with such designations, preferences, conversion or other rights, voting powers or rights, restrictions, limitations as to distributions, qualifications or terms or conditions of redemption (including, without limitation, terms that may be senior or otherwise entitled to preference over existing Membership Units) as shall be determined by the Managing Member, in its sole and absolute discretion without the approval of any Member or any other Person, and set forth in this Agreement or a written document thereafter attached to and made an exhibit to this Agreement, which exhibit shall be an amendment to this Agreement and shall be incorporated herein by this reference (each, a “Membership Unit Designation”), without the approval of any Member or any other Person. Without limiting the generality of the foregoing, the Managing Member shall have authority to specify: (A) the allocations of items of Company income, gain, loss, deduction and credit to each such class or series of Membership Interests; (B) the right of each such class or series of Membership Interests to share (on a pari passu, junior or preferred basis) in Company distributions; (C) the rights of each such class or series of Membership Interests upon dissolution and liquidation of the Company; (D) the voting rights, if any, of each such class or series of Membership Interests; and (E) the conversion, redemption or exchange rights applicable to each such class or series of Membership Interests. Except as expressly set forth in any Membership Unit Designation, a Membership Interest of any class or series other than a Common Unit shall not entitle the holder thereof to vote on, or consent to, any matter. Upon the issuance of any additional Membership Interest, the Managing Member shall update the Member Registry and the books and records of the Company as appropriate to reflect such issuance.

(b)           Issuances of LTIP Units. Without limiting the generality of the foregoing, from time to time, the Managing Member is hereby authorized to issue LTIP Units to Persons providing services to or for the benefit of the Company for such consideration or for no consideration as the Managing Member may determine to be appropriate and on such terms and conditions as shall be established by the Managing Member, and admit such Persons as Members. Except to the extent a Capital Contribution is made with respect to an LTIP Unit or as otherwise determined by the Managing Member, each LTIP Unit is intended to qualify as a “profits interest” in the Company within the meaning of the Code, the Regulations, and any published guidance by the IRS with respect thereto. Except as may be provided from time to time by the Managing Member, LTIP Units shall have the terms set forth in Article 16.

(c)           Issuances to the Managing Member. No additional Membership Units shall be issued to the Managing Member unless (i) the additional Membership Units are issued to all Members holding Common Units in proportion to their respective Percentage Interests in Common Units, (ii) (A) the additional Membership Units are (I) Common Units issued in connection with an issuance of REIT Shares, or (II) Membership Equivalent Units (other than Common Units) issued in connection with an issuance of Preferred Shares, New Securities or other interests in the Managing Member (other than REIT Shares), and (B) the Managing Member contributes to the Company the cash proceeds or other consideration received in connection with the issuance of such REIT Shares, Preferred Shares, New Securities or other interests in the Managing Member; (iii) the additional Membership Units are issued upon the conversion, redemption or exchange of Debt, Membership Units or other securities issued by the Company or (iv) the additional Membership Units are issued pursuant to Section 4.3(b), Section 4.3(e), Section 4.4 or Section 4.5.

(d)           No Preemptive Rights. Except as expressly provided in this Agreement or in any Membership Unit Designation, no Person, including, without limitation, any Member or Assignee, shall have any preemptive, preferential, participation or similar right or rights to subscribe for or acquire any Membership Interest.

Section 4.3            Additional Funds and Capital Contributions.

(a)           General. The Managing Member may, at any time and from time to time, determine that the Company requires additional funds (“Additional Funds”) for the acquisition or development of additional Properties, for the redemption of Membership Units or for such other purposes as the Managing Member may determine, in its sole and absolute discretion. Additional Funds may be obtained by the Company, at the election of the Managing Member, in any manner provided in, and in accordance with, the terms of this Section 4.3 without the approval of any Member or any other Person.

(b)           Additional Capital Contributions. The Managing Member, on behalf of the Company, may obtain any Additional Funds by accepting Capital Contributions from any Members or other Persons. In connection with any such Capital Contribution (of cash or property), the Managing Member is hereby authorized to cause the Company from time to time to issue additional Membership Units (as set forth in Section 4.2 above) in consideration therefor.

(c)           Loans by Third Parties. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to any Person (other than to the Managing Member (but, for this purpose, disregarding any Debt that may be deemed incurred to the Managing Member by virtue of clause (c) of the definition of Debt)) upon such terms as the Managing Member determines appropriate, including making such Debt convertible, redeemable or exchangeable for Membership Units or REIT Shares; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(d)           Managing Member Loans. The Managing Member, on behalf of the Company, may obtain any Additional Funds by causing the Company to incur Debt to the Managing Member if (i) such Debt is, to the extent permitted by law, on substantially the same terms and conditions as to interest rate and repayment schedule (but, for avoidance of doubt, such Debt may have differing conversion, redemption, repurchase and exchange rights) as Funding Debt incurred by the Managing Member, the net proceeds of which are loaned to the Company to provide such Additional Funds, or (ii) such Debt is on terms and conditions no less favorable to the Company than would be available to the Company from any third party; provided, however, that the Company shall not incur any such Debt if any Member would be personally liable for the repayment of such Debt (unless such Member otherwise agrees).

(e)           Issuance of Securities by the Managing Member. The Managing Member shall not issue any additional REIT Shares, Capital Shares or New Securities unless the Managing Member contributes the cash proceeds or other consideration received from the issuance of such additional REIT Shares, Capital Shares or New Securities (as the case may be) and from the exercise of the rights contained in any such additional Capital Shares or New Securities to the Company in exchange for (x) in the case of an issuance of REIT Shares, Common Units, or (y) in the case of an issuance of Capital Shares or New Securities, Membership Equivalent Units; provided, however, that notwithstanding the foregoing, the Managing Member may issue REIT Shares, Capital Shares or New Securities (i) pursuant to Section 4.4 or Section 15.1(b) hereof, (ii) pursuant to a dividend or distribution (including any stock split) of REIT Shares, Capital Shares or New Securities to holders of REIT Shares, Capital Shares or New Securities (as the case may be), (iii) upon a conversion, redemption or exchange of Capital Shares, (iv) upon a conversion, redemption, exchange or exercise of New Securities, or (v) in connection with an acquisition by the Managing Member of outstanding Membership Units or of any property or other asset to be owned, directly or indirectly, by the Managing Member. In the event of any issuance of additional REIT Shares, Capital Shares or New Securities by the Managing Member, and the contribution, if applicable, to the Company, by the Managing Member, of the cash proceeds or other consideration received from such issuance (or property acquired with such proceeds), if any, if the cash proceeds actually received by the Managing Member are less than the gross proceeds of such issuance as a result of any underwriter’s discount or other expenses paid or incurred in connection with such issuance, then the Managing Member shall be deemed to have made a Capital Contribution to the Company in the amount equal to the sum of the cash proceeds of such issuance plus the amount of such underwriter’s discount and other expenses paid by the Managing Member (which discount and expense shall be treated as an expense for the benefit of the Company for purposes of Section 7.4). In the event that the Managing Member issues any additional REIT Shares, Capital Shares or New Securities and contributes the cash proceeds or other consideration received from the issuance thereof to the Company, the Company is expressly authorized to issue a number of Common Units or Membership Equivalent Units to the Managing Member equal to the number of REIT Shares, Capital Shares or New Securities so issued, divided by the Adjustment Factor then in effect, in accordance with this Section 4.3(e) without any further act, approval or vote of any Member or any other Persons.

Section 4.4           Equity Incentive Plans. Nothing in this Agreement shall be construed or applied to preclude or restrain the Managing Member or the Company from adopting, modifying or terminating equity incentive plans for the benefit of employees, directors, consultants or other business associates or service providers of the Managing Member, the Company or any of their Affiliates or from issuing REIT Shares, Capital Shares or New Securities pursuant to any such plans. The Managing Member may implement such plans and any actions taken under such plans (such as the grant or exercise of options to acquire REIT Shares, or the issuance of restricted REIT Shares), whether taken with respect to or by an employee or other service provider of the Managing Member, the Company or its Subsidiaries, in a manner determined by the Managing Member, which may be set forth in plan implementation guidelines that the Managing Member may establish or amend from time to time. The Members acknowledge and agree that, in the event that any such plan is adopted, modified or terminated by the Managing Member, amendments to this Agreement may become necessary or advisable and shall not require approval or Consent of any other Member. The Company is expressly authorized to issue Membership Units (a) in accordance with the terms of any such equity incentive plans or plan implementation guidelines or (b) in an amount equal to the number of REIT Shares, Capital Shares or New Securities issued pursuant to any such equity incentive plans, divided, if applicable, by the Adjustment Factor then in effect, without any further act, approval or vote of any Member or any other Persons.

Section 4.5           Dividend Reinvestment Plan, Cash Option Purchase Plan, Equity Incentive Plan or Other Plan. Except as may otherwise be provided in this Article 4, all amounts received or deemed received by the Managing Member in respect of any dividend reinvestment plan, cash option purchase plan, equity incentive or other equity or subscription plan or agreement, either (a) shall be utilized by the Managing Member to effect open market purchases of REIT Shares, or (b) if the Managing Member elects instead to issue new REIT Shares with respect to such amounts, shall be contributed by the Managing Member to the Company in exchange for additional Common Units. Upon such contribution, the Company will issue to the Managing Member a number of Common Units equal to the quotient of (i) the new REIT Shares so issued, divided by (ii) the Adjustment Factor then in effect.

Section 4.6            No Interest; No Return. No Member shall be entitled to interest on its Capital Contribution or on such Member’s Capital Account. Except as provided herein or by law, no Member shall have any right to demand or receive the return of its Capital Contribution from the Company.

Section 4.7            Conversion or Redemption of Capital Shares.

(a)           Conversion of Capital Shares. If, at any time, any of the Capital Shares are converted into REIT Shares, in whole or in part, then a number of Membership Units with preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to dividends and other distributions, qualifications and terms and conditions of redemption that are substantially the same as the preferences, conversion and other rights, restrictions (other than restrictions on transfer), rights and limitations as to distributions, qualifications and terms and conditions of redemption as those of such Capital Shares (“Membership Equivalent Units”) or, in the case of conversion rights and terms and conditions of redemption, consistent with this Section 4.7 (for the avoidance of doubt, Membership Equivalent Units need not have voting rights, conversion rights, terms and conditions of redemption or restrictions on transfer that are substantially similar to the corresponding Capital Shares) equal to the number of Capital Shares so converted shall automatically be converted into a number of Common Units equal to the quotient of (i) the number of REIT Shares issued upon such conversion divided by (ii) the Adjustment Factor then in effect, and the Member Registry shall be adjusted to reflect such conversion.

(b)           Redemption or Repurchase of Capital Shares or REIT Shares. Except as otherwise provided in Section 4.7(c) or in Section 7.4(c), if, at any time, any Capital Shares are redeemed or otherwise repurchased (whether by exercise of a put or call, automatically or by means of another arrangement) by the Managing Member, the Company shall, immediately prior to such redemption or repurchase of Capital Shares, redeem an equal number of Membership Equivalent Units held by the Managing Member upon the same terms and for the same price per Membership Equivalent Unit as such Capital Shares are redeemed or repurchased. Except as otherwise provided in Section 4.7(c) or in Section 7.4(c), if, at any time, any REIT Shares are redeemed or otherwise repurchased by the Managing Member, the Company shall, immediately prior to such redemption or repurchase of REIT Shares, redeem or repurchase a number of Common Units held by the Managing Member equal to the quotient of (i) the REIT Shares so redeemed or repurchased, divided by (ii) the Adjustment Factor then in effect, such redemption or repurchase to be upon the same terms and for the same price per Common Unit (after giving effect to application of the Adjustment Factor) as such REIT Shares are redeemed or otherwise repurchased. Notwithstanding the foregoing, the provisions of this Section 4.7(b) shall not apply in the event that such repurchase of REIT Shares is paired with a stock split or stock dividend such that after giving effect to such repurchase and subsequent stock split or stock dividend there shall be outstanding an equal number of REIT Shares as were outstanding prior to such repurchase and subsequent stock split or stock dividend.

(c)           If the Managing Member acquires any Excess Shares as trustee for the exclusive benefit of one or more beneficiaries pursuant to Article IV, Section B.4 of the Charter, Section F of Exhibit A of the Charter, or Section F of Exhibit B, of the Charter, or any successor provision thereto or comparable provision with respect to any other class or series of Capital Shares, the Company shall, immediately prior to such acquisition of Excess Shares, designate a number of Common Units (if such Excess Shares resulted from the conversion of REIT Shares) or Membership Equivalent Units (if such Excess Shares resulted from the conversion of Capital Shares) equal to the number of such Excess Shares, and, if applicable, divided by the Adjustment Factor then in effect, as “Excess Units” of a class and/or series corresponding to such Excess Shares. Notwithstanding anything to the contrary in this Agreement, for the duration of the period that such Membership Equivalent Units are designated as Excess Units, such Membership Equivalent Units shall not be entitled to any dividends or distributions from the Company, other than the distribution of assets in the event of any voluntary or involuntary liquidation, dissolution or winding up of the Managing Member. If the Managing Member repurchases any Excess Shares held in such trust pursuant to the Charter, the Company shall, immediately prior to such repurchase of Excess Shares, repurchase a number of Excess Units (of the corresponding class and/or series) held by the Managing Member equal to the number of Excess Shares so repurchased (divided, in the case of common Excess Shares, by the Adjustment Factor then in effect), such repurchase to be upon the same terms and for the same price per Excess Unit (after giving effect to application of the Adjustment Factor, if applicable) as such Excess Shares are repurchased. If the Excess Shares cease to be Excess Shares, the Company shall, immediately prior to such event, designate an equal number of Excess Units as Common Units (multiplied by the Adjustment Factor then in effect) or Membership Equivalent Units, as applicable.

Section 4.8           Other Contribution Provisions. In the event that any Member is admitted to the Company and is given a Capital Account in exchange for services rendered to the Company, such transaction shall be treated by the Company and the affected Member as if the Company had compensated such partner in cash and such Member had contributed the cash that the Member would have received to the capital of the Company. In addition, with the Consent of the Managing Member, one or more Members may enter into contribution agreements with the Company which have the effect of providing a guarantee of certain obligations of the Company (and/or a wholly-owned Subsidiary of the Company).

ARTICLE 5
DISTRIBUTIONS

Section 5.1           Requirement and Characterization of Distributions. Subject to the rights of any Holder of any Membership Interest set forth in Article 17 or Article 18 of this Agreement, or any Membership Unit Designation, the Managing Member may cause the Company to distribute such amounts, at such times, as the Managing Member may, in its sole and absolute discretion, determine, to the Holders as of any Company Record Date: (a) first, with respect to any Membership Units that are entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Membership Units (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Company Record Date); and (b) second, with respect to any Membership Units that are not entitled to any preference in distribution, in accordance with the rights of Holders of such class(es) of Membership Units, as applicable (and, within each such class, among the Holders of each such class, pro rata in proportion to their respective Percentage Interests of such class on such Company Record Date). Distributions payable with respect to any Membership Units, other than any Membership Units issued to the Managing Member in connection with the issuance of REIT Shares by the Managing Member, that were not outstanding during the entire quarterly period in respect of which any distribution is made, shall be prorated based on the portion of the period that such Membership Units were outstanding. The Managing Member shall make such reasonable efforts, as determined by it in its sole and absolute discretion and consistent with the Managing Member’s qualification as a REIT, to cause the Company to distribute sufficient amounts to enable the Managing Member, for so long as the Managing Member has determined to qualify as a REIT, to pay stockholder dividends that will (i) satisfy the requirements for qualifying as a REIT under the Code and Regulations (the “REIT Requirements”) and (ii) except to the extent otherwise determined by the Managing Member, eliminate any U.S. federal income or excise tax liability of the Managing Member, except to the extent that a distribution pursuant to clause (ii) would prevent the Company from making a distribution to the Holders of Class L Preferred Units in accordance with Article 17 or Class M Preferred Units in accordance with Article 18. The Members acknowledge that the Charter provides that the Board of Directors shall use its reasonable best efforts to cause the Managing Member and the stockholders to qualify for federal income tax treatment in accordance with Sections 856 through 860 of the Code, and that, in furtherance of the foregoing, the Board of Directors shall use its reasonable best efforts to take such actions as are necessary, and may take such actions as in its sole judgment and discretion are desirable, to preserve the status of the Managing Member as a REIT; provided, however, that if the Board of Directors determines that it is no longer in the best interests of the Managing Member for it to continue to qualify as a REIT, the Board of Directors may revoke or otherwise terminate the Managing Member’s REIT election. Notwithstanding anything in the foregoing to the contrary, a Holder of LTIP Units will only be entitled to distributions with respect to an LTIP Unit as set forth in Article 16 hereof and in making distributions pursuant to this Section 5.1, the Managing Member of the Company shall take into account the provisions of Section 16.4 hereof.

Section 5.2           Distributions in Kind. Except as expressly provided herein, no right is given to any Holder to demand and receive property other than cash as provided in this Agreement. The Managing Member may determine, in its sole and absolute discretion, to make a distribution in kind of Company assets to the Holders, and such assets shall be distributed in such a fashion as to ensure that the fair market value is distributed and allocated in accordance with Articles 5, 6 and 13 hereof; provided, however, that the Managing Member shall not make a distribution in kind to any Holder unless the Holder has been given 90 days prior written notice of such distribution.

Section 5.3           Amounts Withheld. All amounts withheld pursuant to the Code or any provisions of any state, local or non-United States tax law and Section 10.4 hereof with respect to any allocation, payment or distribution to any Holder shall be treated as amounts paid or distributed to such Holder pursuant to Section 5.1 hereof for all purposes under this Agreement.

Section 5.4            Distributions upon Liquidation. Notwithstanding the other provisions of this Article 5, net proceeds from a Terminating Capital Transaction, and any other amounts distributed after the occurrence of a Liquidating Event, shall be distributed to the Holders in accordance with Section 13.2 hereof.

Section 5.5           Distributions to Reflect Additional Membership Units. In the event that the Company issues additional Membership Units pursuant to the provisions of Article 4 hereof, subject to the rights of any Holder of any Membership Interest set forth in any Membership Unit Designation, the Managing Member is authorized to make such revisions to this Article 5 and to Articles 6, 11 and 12 hereof as it determines are necessary or desirable to reflect the issuance of such additional Membership Units, including, without limitation, making preferential distributions to Holders of certain classes of Membership Units.

Section 5.6            Restricted Distributions. Notwithstanding any provision to the contrary contained in this Agreement, neither the Company nor the Managing Member, on behalf of the Company, shall make a distribution to any Holder if such distribution would violate the Act or other applicable law.

ARTICLE 6
ALLOCATIONS

Section 6.1            Timing and Amount of Allocations of Net Income and Net Loss. Net Income and Net Loss of the Company shall be determined and allocated with respect to each Fiscal Year as of the end of each such year, provided that the Managing Member may in its discretion allocate Net Income and Net Loss for a shorter period as of the end of such period (and, for purposes of this Article 6, references to the term “Fiscal Year” may include such shorter periods). Except as otherwise provided in this Article 6, and subject to Section 11.6(c) hereof, an allocation to a Holder of a share of Net Income or Net Loss shall be treated as an allocation of the same share of each item of income, gain, loss or deduction that is taken into account in computing Net Income or Net Loss.

Section 6.2            General Allocations. Except as otherwise provided in this Article 6 and Section 11.6(c) hereof, Net Income and Net Loss for any Fiscal Year shall be allocated to each of the Holders as follows:

(a)           Net Income.

(i)             First, 100% to the Managing Member in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the Managing Member pursuant to clause (iv) in Section 6.2(b) for all prior Fiscal Years minus the cumulative Net Income allocated to the Managing Member pursuant to this clause (i) for all prior Fiscal Years;

(ii)            Second, 100% to each Holder (other than the Managing Member) in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (iii) in Section 6.2(b) for all prior Fiscal Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (ii) for all prior Fiscal Years;

(iii)          Third, 100% to the Managing Member in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to the Managing Member pursuant to clause (ii) in Section 6.2(b) for all prior Fiscal Years minus the cumulative Net Income allocated to the Managing Member pursuant to this clause (iii) for all prior Fiscal Years;

(iv)          Fourth, 100% to the Managing Member in an amount equal to the sum of (A) the excess of the cumulative Class L Priority Return on the Class L Preferred Units to the last day of the current Fiscal Year or to the date of redemption or conversion of the Class L Preferred Units, to the extent such Class L Preferred Units are redeemed or converted during such year, over the cumulative Net Income allocated to the Managing Member pursuant to this subclause (A) of this clause (iv) for all prior Fiscal Years, and (B) the excess of the cumulative Class M Priority Return on the Class M Preferred Units to the last day of the current Fiscal Year or to the date of redemption or conversion of the Class M Preferred Units, to the extent such Class M Preferred Units are redeemed or converted during such year, over the cumulative Net Income allocated to the Managing Member pursuant to this subclause (B) of this clause (iv) for all prior Fiscal Years, provided however that notwithstanding subclauses (A)-(B) of this clause (iv), in connection with any conversion of any such Membership Units, the Managing Member shall be permitted to make allocations of income with respect to such Membership Units and the Common Units issued upon such conversion that are consistent with the distributions payable with respect to such Membership Units and Common Units;

(v)           Fifth, 100% to each Holder in an amount equal to the remainder, if any, of the cumulative Net Losses allocated to each such Holder pursuant to clause (i) in Section 6.2(b) for all prior Fiscal Years minus the cumulative Net Income allocated to such Holder pursuant to this clause (v) for all prior Fiscal Year; and

(vi)          Sixth, 100% to the Holders of Common Units in accordance with their respective Percentage Interests in the Common Units.

To the extent the allocations of Net Income set forth above in any paragraph of this Section 6.2(a) are not sufficient to entirely satisfy the allocation set forth in such paragraph, such allocation shall be made in proportion to the total amount that would have been allocated pursuant to such paragraph without regard to such shortfall. In making allocations pursuant to this Section 6.2(a) and Section 6.2(b), the Managing Member of the Company shall take into account the provisions of Section 16.5 hereof.

(b)           Net Losses.

(i)            First, 100% to the Holders of Common Units in accordance with their respective Percentage Interests in the Common Units (to the extent consistent with this clause (i)) until the Adjusted Capital Account (ignoring for this purpose any amounts a Holder is obligated to contribute to the capital of the Company or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2) and ignoring the Managing Member’s Class L Preferred Capital and Class M Preferred Capital) of all such Holders is zero;

(ii)           Second, 100% to the Managing Member (ignoring for this purpose any amounts the Managing Member is obligated to contribute to the capital of the Company or is deemed obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c)(2)), until the Adjusted Capital Account (as so modified) of the Managing Member is zero;

(iii)          Third, 100% to the Holders (other than the Managing Member) to the extent of, and in proportion to, the positive balance (if any) in their Adjusted Capital Accounts; and

(iv)          Fourth, 100% to the Managing Member.

(c)           Allocations to Reflect Issuance of Additional Membership Interests. In the event that the Company issues additional Membership Interests to the Managing Member or any Additional Member pursuant to Article 4 hereof, subject to the rights of any Holder of any Membership Interest set forth in any Membership Unit Designation, the Managing Member is authorized to make such revisions to this Article 6 or to Articles 12 and 13 hereof as it determines are necessary or desirable to reflect the terms of the issuance of such additional Membership Interests, including making preferential allocations to certain classes of Membership Interests.

(d)           Special Allocations with Respect to LTIP Units. In the event that Liquidating Gains are allocated under this Section 6.2(d), Net Income allocable under Section 6.2(a) and any Net Losses allocable under Section 6.2(b) shall be recomputed without regard to the Liquidating Gains so allocated. After giving effect to the special allocations set forth in Section 6.4(a) hereof, and notwithstanding the provisions of Sections 6.2(a) and 6.2(b) above, any Liquidating Gains shall first be allocated to the Holders of LTIP Units until the Economic Capital Account Balances of such Holders, to the extent attributable to their ownership of LTIP Units, are equal to (i) the Common Unit Economic Balance, multiplied by (ii) the number of their LTIP Units. Any such allocations shall be made among the Holders of LTIP Units in proportion to the amounts required to be allocated to each under this Section 6.2(d). The parties agree that the intent of this Section 6.2(d) is to make the Capital Account balances of the Holders of LTIP Units with respect to their LTIP Units economically equivalent to the Capital Account balance of the Managing Member with respect to its Common Units.

Section 6.3            Additional Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a)           Special Allocations Upon Liquidation. In the event that the Company disposes of all or substantially all of its assets in a transaction that will lead to a liquidation of the Company pursuant to Article 13 hereof, then: (i) any Liquidating Gains shall first be allocated to the Managing Member in an amount equal to the sum of the Class L Preferred Capital and the Class M Preferred Capital, and then, thereafter, each Holder of LTIP Units in accordance with Section 6.2(d); and (ii) any Net Income or Net Loss realized in connection with such transaction and thereafter (recomputed without regard to the Liquidating Gains allocated pursuant to clause (i) above) shall be specially allocated for such Fiscal Year (and to the extent permitted by Section 761(c) of the Code, for the immediately preceding Fiscal Year) among the Holders as required so as to cause liquidating distributions pursuant to Section 13.2(a)(iv) hereof to be made in the same amounts and proportions as would have resulted had such distributions instead been made pursuant to Article 5 hereof. In addition, if there is an adjustment to the Gross Asset Value of the assets of the Company pursuant to paragraph (b) of the definition of Gross Asset Value, allocations of Net Income or Net Loss arising from such adjustment shall be allocated in the same manner as described in the prior sentence.

(b)           Offsetting Allocations. Notwithstanding the provisions of Sections 6.1, 6.2(a) and 6.2(b), but subject to Sections 6.3 and 6.4, in the event Net Income or items thereof are being allocated to a Member to offset prior Net Loss or items thereof which have been allocated to such Member (including any allocations of Net Income or items thereof pursuant to Section 6.3(a)), the Managing Member shall attempt to allocate such offsetting Net Income or items thereof which are of the same or similar character (including without limitation Section 704(b) book items versus tax items) to the original allocations with respect to such Member.

Section 6.4            Regulatory Allocation Provisions. Notwithstanding the foregoing provisions of this Article 6:

(a)           Regulatory Allocations.

(i)            Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(f), notwithstanding the provisions of Section 6.2 hereof, or any other provision of this Article 6, if there is a net decrease in Company Minimum Gain during any Fiscal Year, each Holder shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Company Minimum Gain, as determined under Regulations Section 1.704-2(g). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be allocated shall be determined in accordance with Regulations Sections 1.704-2(f)(6) and 1.704-2(j)(2). This Section 6.4(a)(i) is intended to qualify as a “minimum gain chargeback” within the meaning of Regulations Section 1.704-2(f) and shall be interpreted consistently therewith.

(ii)           Member Minimum Gain Chargeback. Except as otherwise provided in Regulations Section 1.704-2(i)(4) or in Section 6.4(a)(i) hereof, if there is a net decrease in Member Minimum Gain attributable to a Member Nonrecourse Debt during any Fiscal Year, each Holder who has a share of the Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(5), shall be specially allocated items of Company income and gain for such year (and, if necessary, subsequent years) in an amount equal to such Holder’s share of the net decrease in Member Minimum Gain attributable to such Member Nonrecourse Debt, determined in accordance with Regulations Section 1.704-2(i)(4). Allocations pursuant to the previous sentence shall be made in proportion to the respective amounts required to be allocated to each Holder pursuant thereto. The items to be so allocated shall be determined in accordance with Regulations Sections 1.704-2(i)(4) and 1.704-2(j)(2). This Section 6.4(a)(ii) is intended to qualify as a “chargeback of partner nonrecourse debt minimum gain” within the meaning of Regulations Section 1.704-2(i) and shall be interpreted consistently therewith.

(iii)          Nonrecourse Deductions and Member Nonrecourse Deductions. Any Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holders in accordance with their respective Percentage Interests with respect to Common Units. Any Member Nonrecourse Deductions for any Fiscal Year shall be specially allocated to the Holder(s) who bears the economic risk of loss with respect to the Member Nonrecourse Debt to which such Member Nonrecourse Deductions are attributable, in accordance with Regulations Section 1.704-2(i).

(iv)          Qualified Income Offset. If any Holder unexpectedly receives an adjustment, allocation or distribution described in Regulations Section 1.704-1(b)(2)(ii)(d)(4), (5) or (6), items of Company income and gain shall be specially allocated, in accordance with Regulations Section 1.704-1(b)(2)(ii)(d), to such Holder in an amount and manner sufficient to eliminate, to the extent required by such Regulations, the Adjusted Capital Account Deficit of such Holder as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(iv) shall be made if and only to the extent that such Holder would have an Adjusted Capital Account Deficit after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4(a)(iv) were not in the Agreement. It is intended that this Section 6.4(a)(iv) qualify and be construed as a “qualified income offset” within the meaning of Regulations Section 1.704-1(b)(2)(ii)(d) and shall be interpreted consistently therewith.

(v)           Gross Income Allocation. In the event that any Holder has a deficit Capital Account at the end of any Fiscal Year that is in excess of the sum of (1) the amount (if any) that such Holder is obligated to restore to the Company upon complete liquidation of such Holder’s Membership Interest (including, the Holder’s interest in outstanding Preferred Units and other Membership Units) and (2) the amount that such Holder is deemed to be obligated to restore pursuant to Regulations Section 1.704-1(b)(2)(ii)(c) or the penultimate sentences of Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Holder shall be specially allocated items of Company income and gain in the amount of such excess to eliminate such deficit as quickly as possible, provided that an allocation pursuant to this Section 6.4(a)(v) shall be made if and only to the extent that such Holder would have a deficit Capital Account in excess of such sum after all other allocations provided in this Article 6 have been tentatively made as if this Section 6.4(a)(v) and Section 6.4(a)(iv) hereof were not in the Agreement.

(vi)          Limitation on Allocation of Net Loss. To the extent that any allocation of Net Loss would cause or increase an Adjusted Capital Account Deficit as to any Holder, such allocation of Net Loss shall be reallocated (x) first, among the other Holders of Common Units in accordance with their respective Percentage Interests with respect to Common Units and (y) thereafter, among the Holders of other classes of Membership Units as determined by the Managing Member, subject to the limitations of this Section 6.4(a)(vi).

(vii)         Section 754 Adjustment. To the extent that an adjustment to the adjusted tax basis of any Membership asset pursuant to Code Section 734(b) or Code Section 743(b) is required, pursuant to Regulations Section 1.704-1(b)(2)(iv)(m)(2) or Regulations Section 1.704-1(b)(2)(iv)(m)(4), to be taken into account in determining Capital Accounts as the result of a distribution to a Holder in complete liquidation of its interest in the Company, the amount of such adjustment to the Capital Accounts shall be treated as an item of gain (if the adjustment increases the basis of the asset) or loss (if the adjustment decreases such basis), and such gain or loss shall be specially allocated to the Holders in accordance with their respective Percentage Interests with respect to Common Units. in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies, or to the Holder(s) to whom such distribution was made in the event that Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies.

(viii)        Curative Allocations. The allocations set forth in Sections 6.4(a)(i), (ii), (iii), (iv), (v), (vi) and (vii) hereof (the “Regulatory Allocations”) are intended to comply with certain regulatory requirements, including the requirements of Regulations Sections 1.704-1(b) and 1.704-2. Notwithstanding the provisions of Sections 6.1 and 6.2 hereof, the Regulatory Allocations shall be taken into account in allocating other items of income, gain, loss and deduction among the Holders so that to the extent possible without violating the requirements giving rise to the Regulatory Allocations, the net amount of such allocations of other items and the Regulatory Allocations to each Holder shall be equal to the net amount that would have been allocated to each such Holder if the Regulatory Allocations had not occurred.

(ix)           Forfeiture Allocations. Upon a forfeiture of any Unvested LTIP Units by any Member, gross items of income, gain, loss or deduction shall be allocated to such Member if and to the extent required by final Regulations promulgated after the Effective Date to ensure that allocations made with respect to all unvested Membership Interests are recognized under Code Section 704(b).

(x)            LTIP Units. For purposes of the allocations set forth in this Section 6.4, each issued and outstanding LTIP Unit will be treated as one outstanding Common Unit; provided, however, that for purposes of determining Percentage Interests with respect to Common Units, each unvested Performance LTIP Unit will be treated as a fraction of one outstanding Common Unit equal to one Common Unit multiplied by the Performance Unit Sharing Percentage.

(b)           Allocation of Excess Nonrecourse Liabilities. For purposes of determining a Holder’s proportional share of the “excess nonrecourse liabilities” of the Company within the meaning of Regulations Section 1.752-3(a)(3), each Holder’s respective interest in Company profits shall be equal to such Holder’s Percentage Interest with respect to Common Units, except as otherwise determined by the Managing Member.

Section 6.5            Tax Allocations.

(a)           In General. Except as otherwise provided in this Section 6.5, for income tax purposes under the Code and the Regulations, each Company item of income, gain, loss and deduction (collectively, “Tax Items”) shall be allocated among the Holders in the same manner as its correlative item of “book” income, gain, loss or deduction is allocated pursuant to Sections 6.2 and 6.3 hereof.

(b)           Section 704(c) Allocations. Notwithstanding Section 6.5(a) hereof, Tax Items with respect to Property that is contributed to the Company with an initial Gross Asset Value that varies from its basis in the hands of the contributing Member immediately preceding the date of contribution shall be allocated among the Holders for income tax purposes pursuant to Regulations promulgated under Code Section 704(c) so as to take into account such variation. The Company shall account for such variation under any method approved under Code Section 704(c) and the applicable Regulations as chosen by the Managing Member. In the event that the Gross Asset Value of any Company asset is adjusted pursuant to subsection (b) of the definition of “Gross Asset Value” (provided in Article 1 hereof), subsequent allocations of Tax Items with respect to such asset shall take account of the variation, if any, between the adjusted basis of such asset and its Gross Asset Value in the same manner as under Code Section 704(c) and the applicable Regulations and using the method chosen by the Managing Member. Allocations pursuant to this Section 6.5(b) are solely for purposes of federal, state and local income taxes and shall not affect, or in any way be taken into account in computing, any Member’s Capital Account or share of Net Income, Net Loss, or any other items or distributions pursuant to any provision of this Agreement.

ARTICLE 7
MANAGEMENT AND OPERATIONS OF BUSINESS

Section 7.1           Management.

(a)           Except as otherwise expressly provided in this Agreement, including in any Membership Unit Designation, all management powers over the business and affairs of the Company are and shall be exclusively vested in the Managing Member, and no Member shall have any right to participate in or exercise control or management power over the business and affairs of the Company. No Managing Member may be removed by the Members, with or without cause, except with the Consent of the Managing Member. In addition to the powers now or hereafter granted a managing member of a limited liability company under applicable law or that are granted to the Managing Member under any other provision of this Agreement, the Managing Member, subject to the other provisions hereof including, without limitation, Section 3.2 and Section 7.3, and the rights of any Holder of any Membership Interest set forth in any Membership Unit Designation, shall have full and exclusive power and authority, without the consent or approval of any Member, to do or authorize all things deemed necessary or desirable by it to conduct the business and affairs of the Company, to exercise or direct the exercise of all of the powers of the Company and a managing member under the Act and this Agreement and to effectuate the purposes of the Company including, without limitation:

(i)            the making of any expenditures, the lending or borrowing of money or selling of assets (including, without limitation, making prepayments on loans and borrowing money to permit the Company to make distributions to the Holders in such amounts as will permit the Managing Member to prevent the imposition of any federal income tax on the Managing Member (including, for this purpose, any excise tax pursuant to Code Section 4981), to make distributions to its stockholders and payments to any taxing authority sufficient to permit the Managing Member to maintain REIT status or otherwise to satisfy the REIT Requirements), the assumption or guarantee of, or other contracting for, indebtedness and other liabilities, the issuance of evidences of indebtedness (including the securing of same by deed to secure debt, mortgage, deed of trust, pledge or other lien or encumbrance on the Company’s assets) and the incurring of any obligations to conduct the activities of the Company;

(ii)           the making of tax, regulatory and other filings, or rendering of periodic or other reports to governmental or other agencies having jurisdiction over the business or assets of the Company;

(iii)          the taking of any and all acts to ensure that the Company will not be classified as a “publicly traded partnership” under Code Section 7704;

(iv)          subject to Section 11.2 hereof, the acquisition, sale, transfer, exchange or other disposition of any, all or substantially all of the assets (including the goodwill) of the Company (including, but not limited to, the exercise or grant of any conversion, option, privilege or subscription right or any other right available in connection with any assets at any time held by the Company) or the merger, division, consolidation, reorganization or other combination of the Company with or into another entity;

(v)           the mortgage, pledge, encumbrance or hypothecation of any assets of the Company, the assignment of any assets of the Company in trust for creditors or on the promise of the assignee to pay the debts of the Company, the use of the assets of the Company (including, without limitation, cash on hand) for any purpose consistent with the terms of this Agreement and on any terms that the Managing Member sees fit, including, without limitation, the financing of the operations and activities of the Managing Member, the Company or any of the Company’s Subsidiaries, the lending of funds to other Persons (including, without limitation, the Managing Member and/or the Company’s Subsidiaries) and the repayment of obligations of the Company, its Subsidiaries and any other Person in which the Company has an equity investment, and the making of capital contributions to and equity investments in the Company’s Subsidiaries;

(vi)          the management, operation, leasing, landscaping, repair, alteration, demolition, replacement or improvement of any Property;

(vii)         the negotiation, execution and performance of any contracts, including leases (including ground leases), easements, management agreements, rights of way and other property-related agreements, conveyances or other instruments to conduct the Company’s operations or implement the Managing Member’s powers under this Agreement, including contracting with contractors, developers, consultants, governmental authorities, accountants, legal counsel, other professional advisors and other agents and the payment of their expenses and compensation, as applicable, out of the Company’s assets;

(viii)        the distribution of Company cash or other Company assets in accordance with this Agreement, the holding, management, investment and reinvestment of cash and other assets of the Company, and the collection and receipt of revenues, rents and income of the Company;

(ix)           the selection and dismissal of employees of the Company (if any) (including, without limitation, employees having titles or offices such as “president,” “vice president,” “secretary” and “treasurer”), and agents, outside attorneys, accountants, consultants and contractors of the Company and the determination of their compensation and other terms of employment or hiring;

(x)            the maintenance of such insurance (including, without limitation, directors’ and officers’ insurance) for the benefit of the Company and the Members (including, without limitation, the Managing Member);

(xi)           the formation of, or acquisition of an interest in, and the contribution of property to, any further limited or general partnership, limited liability companies, joint ventures or other relationships that it deems desirable (including, without limitation, the acquisition of interests in, and the contributions of property to, any Subsidiary and any other Person in which the Managing Member has an equity investment from time to time);

(xii)          the control of any matters affecting the rights and obligations of the Company, including the settlement, compromise, submission to arbitration or any other form of dispute resolution, or abandonment, of any claim, cause of action, liability, debt or damages, due or owing to or from the Company, the commencement or defense of suits, legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, and the representation of the Company in all suits or legal proceedings, administrative proceedings, arbitrations or other forms of dispute resolution, the incurring of legal expense, and the indemnification of any Person against liabilities and contingencies to the extent permitted by law;

(xiii)         the undertaking of any action in connection with the Company’s direct or indirect investment in any Subsidiary or any other Person (including, without limitation, the contribution or loan of funds by the Company to such Persons);

(xiv)        the determination of the fair market value of any Company property distributed in kind using such reasonable method of valuation as the Managing Member may adopt; provided, however, that such methods are otherwise consistent with the requirements of this Agreement;

(xv)         the enforcement of any rights against any Member pursuant to representations, warranties, covenants and indemnities relating to such Member’s contribution of property or assets to the Company;

(xvi)        the exercise, directly or indirectly, through any attorney-in-fact acting under a general or limited power of attorney, of any right, including the right to vote, appurtenant to any asset or investment held by the Company;

(xvii)       the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of or in connection with any Subsidiary of the Company or any other Person in which the Company has a direct or indirect interest, or jointly with any such Subsidiary or other Person;

(xviii)      an election to acquire Tendered Units in exchange for REIT Shares;

(xix)         the exercise of any of the powers of the Managing Member enumerated in this Agreement on behalf of any Person in which the Company does not have an interest, pursuant to contractual or other arrangements with such Person;

(xx)          the making, execution and delivery of any and all deeds, leases, notes, deeds to secure debt, mortgages, deeds of trust, security agreements, conveyances, contracts, guarantees, warranties, indemnities, waivers, releases, confessions of judgment or any other legal instruments or agreements in writing;

(xxi)         the issuance of additional Membership Units in connection with Capital Contributions by Additional Members and additional Capital Contributions by Members pursuant to Article 4 hereof;

(xxii)        an election to dissolve the Company pursuant to Section 13.1(b) hereof;

(xxiii)       the distribution of cash to acquire Common Units held by a Member in connection with a Redemption under Section 15.1 hereof;

(xxiv)       the maintenance of the Member Registry from time to time to reflect accurately at all times the Membership Units, Capital Contributions and Percentage Interests of the Members as the same are adjusted from time to time to reflect redemptions, Capital Contributions, the issuance or transfer of Membership Units, the admission of any Additional Member or any Substituted Member or otherwise, which shall not be deemed an amendment to this Agreement, as long as the matter or event being reflected in the Member Registry otherwise is authorized by this Agreement; and

(xxv)        the registration of any class of securities of the Company under the Securities Act or the Exchange Act, and the listing of any debt securities of the Company on any exchange.

(b)           Each of the Members agrees that, except as provided in Section 7.3 hereof and subject to the rights of any Holder of any Membership Interest set forth in any Membership Unit Designation, the Managing Member is authorized to execute and deliver any affidavit, agreement, certificate, consent, instrument, notice, power of attorney, waiver or other writing or document in the name and on behalf of the Company and to otherwise exercise any power of the Managing Member under this Agreement and the Act on behalf of the Company without any further act, approval or vote of the Members or any other Persons, notwithstanding any other provision of the Act or any applicable law, rule or regulation and, in the absence of any specific corporate action on the part of the Managing Member to the contrary, the taking of any action or the execution of any such document or writing by an officer of the Managing Member, in the name and on behalf of the Managing Member, in its capacity as the Managing Member of the Company, shall conclusively evidence (i) the approval thereof by the Managing Member, in its capacity as the Managing Member of the Company, (ii) the Managing Member’s determination that such action, document or writing is necessary, advisable, appropriate, desirable or prudent to conduct the business and affairs of the Company, exercise the powers of the Company under this Agreement and the Act or effectuate the purposes of the Company, or any other determination by the Managing Member required by this Agreement in connection with the taking of such action or execution of such document or writing, and (iii) the authority of such officer with respect thereto.

(c)           At all times from and after the date hereof, the Managing Member may cause the Company to obtain and maintain (i) casualty, liability and other insurance on the Properties and (ii) liability insurance for the Indemnitees hereunder.

(d)           At all times from and after the date hereof, the Managing Member may cause the Company to establish and maintain working capital and other reserves in such amounts as the Managing Member, in its sole and absolute discretion, determines from time to time.

(e)           The determination as to any of the following matters, made by or at the direction of the Managing Member consistent with this Agreement and the Act, shall be final and conclusive and shall be binding upon the Company and every Member: the amount of assets at any time available for distribution or the redemption of Common Units; the amount and timing of any distribution; any determination to redeem Tendered Units; the amount, purpose, time of creation, increase or decrease, alteration or cancellation of any reserves or charges and the propriety thereof (whether or not any obligation or liability for which such reserves or charges shall have been created shall have been paid or discharged); the amount of any Member’s Capital Account, Adjusted Capital Account or Adjusted Capital Account Deficit; the amount of Net Income, Net Loss or Depreciation for any period; any special allocations of Net Income or Net Loss pursuant to Sections 6.2(c), 6.2(d), 6.3, 6.4, 6.5 or 16.5; the Gross Asset Value of any Company asset; the Value of any REIT Share; the timing and amount of any adjustment to the Adjustment Factor; any adjustment to the number of outstanding LTIP Units pursuant to Section 16.3; the timing, number and redemption or repurchase price of the redemption or repurchase of any Membership Units pursuant to Section 4.7(b); any interpretation of the rights, powers and duties of any class or series of Membership Interest; the fair value, or any sale, bid or asked price to be applied in determining the fair value, of any asset owned or held by the Company or of any Membership Interest; the number of authorized or outstanding Membership Units of any class or series; any matter relating to the acquisition, holding and disposition of any assets by the Company; or any other matter relating to the business and affairs of the Company or required or permitted by applicable law, this Agreement or otherwise to be determined by the Managing Member.

Section 7.2           Certificate of Formation. The Managing Member, as the designated “authorized person” within the meaning of the Act, may file amendments to and restatements of the Certificate and do all the things to maintain the Company as a limited liability company under the laws of the State of Delaware and each other state, the District of Columbia or any other jurisdiction, in which the Company may elect to do business or own property. Subject to the terms of Section 8.5(a) hereof, the Managing Member shall not be required, before or after filing, to deliver or mail a copy of the Certificate or any amendment thereto to any Member. The Managing Member shall use all reasonable efforts to cause to be filed such other certificates or documents for the formation, continuation, qualification and operation of a limited liability company in the State of Delaware and any other state, or the District of Columbia or other jurisdiction, in which the Company may elect to do business or own property.

Section 7.3           Restrictions on Managing Member’s Authority.

(a)           The Managing Member may not, in its capacity as the Managing Member, for or on behalf of the Company:

(i)            take any action that would make it impossible to carry on the ordinary business of the Company, except as otherwise provided in this Agreement or with the Consent of the Non-Managing Members;

(ii)           enter into any contract, mortgage, loan or other agreement that, in the absence of any default by the Managing Member of its obligations thereunder, expressly prohibits or restricts (A) the Managing Member or the Company from performing its specific obligations under Section 15.1 hereof in full or (B) a Member from exercising its rights under Section 15.1 hereof to effect a Redemption in full, except, in either case, (x) with the Consent of each Non-Managing Member affected by the prohibition or restriction or (y) in connection with or as a result of a Termination Transaction that, in accordance with Section 11.2(b)(i) and/or (ii), does not require the Consent of the Non-Managing Members.

(b)           Notwithstanding Section 14.2 hereof but subject to the rights of any Holder of any Membership Interest set forth in any Membership Unit Designation, the Managing Member shall have the power, without the Consent of the Members or the consent or approval of any Member or any other Person, to amend this Agreement as may be required to facilitate or implement any of the following purposes:

(i)            to add to the obligations of the Managing Member or surrender any right or power granted to the Managing Member or any Affiliate of the Managing Member for the benefit of the Members;

(ii)           to reflect the admission, substitution or withdrawal of Members, the Transfer of any Membership Interest, the termination of the Company in accordance with this Agreement, or the adjustment of outstanding LTIP Units as contemplated by Section 16.3, and to update the Member Registry in connection with such admission, substitution, withdrawal, Transfer or adjustment;

(iii)          to reflect a change that is of an inconsequential nature or does not adversely affect the Members in any material respect, or to cure any ambiguity, correct or supplement any provision in this Agreement not inconsistent with law or with other provisions of this Agreement, or make other changes with respect to matters arising under this Agreement that will not be inconsistent with law or with the provisions of this Agreement;

(iv)          to set forth or amend the rights, powers and duties of the Holders of any additional Membership Interests issued pursuant to Article 4 (including any changes contemplated by Section 5.5 above);

(v)           to satisfy any requirements, conditions or guidelines contained in any order, directive, opinion, ruling or regulation of a federal or state court or agency or contained in federal or state law or the listing standards of any securities exchange upon which the Managing Member’s securities are then listed or admitted for trading;

(vi)          (A) to reflect such changes as are reasonably necessary or appropriate for the Managing Member to maintain its status as a REIT or to satisfy the REIT Requirements or (B) to reflect the Transfer of all or any part of a Membership Interest among the Managing Member and any Disregarded Entity with respect to the Managing Member;

(vii)         to modify either or both of the manner in which items of Net Income or Net Loss are allocated pursuant to Article VI or the manner in which Capital Accounts are adjusted, computed, or maintained (but in each case only to the extent otherwise provided in this Agreement and as may be permitted under applicable law);

(viii)        to reflect the issuance of additional Membership Interests in accordance with Section 4.2;

(ix)           as contemplated by the last sentence of Section 4.4;

(x)            to reflect any other modification to this Agreement as is reasonably necessary for the business or operations of the Company or the Managing Member and which does not violate Section 7.3(d); and

(xi)           to effect or facilitate a Termination Transaction that, in accordance with Section 11.2(b)(i) and/or (ii), does not require the Consent of the Non-Managing Members and, if the Company is the Surviving Company in any Termination Transaction, to modify Section 15.1 or any related definitions to provide that the holders of interests in such Surviving Company have rights that are consistent with Section 11.2B(ii).

(c)           Notwithstanding Sections 7.3(b) (other than as set forth below in this Section 7.3(c)) and 14.2 hereof, this Agreement shall not be amended, and no action may be taken by the Managing Member, without the Consent of each Member adversely affected thereby, if such amendment or action would (i) adversely modify in any material respect the limited liability of a Member, (ii) alter the rights of any Member to receive the distributions to which such Member is entitled pursuant to Article 5 or Section 13.2(a)(iv) hereof, or alter the allocations specified in Article 6 hereof (except, in any case, as permitted pursuant to Sections 4.2, 5.5, 7.3(b) (including clause (xi) thereof) and Article 6 hereof), (iii) alter or modify the Redemption rights, Cash Amount or REIT Shares Amount as set forth in Section 15.1 hereof, or amend or modify any related definitions (except, in any case, as permitted pursuant to clause (xi) of Section 7.3(b) hereof), (iv) alter or modify Section 11.2 hereof (except as permitted pursuant to clause (xi) of Section 7.3(b) hereof), (v) subject to Section 7.8(i), remove the powers and restrictions related to REIT Requirements or permitting the Managing Member to avoid paying tax under Code Sections 857 or 4981 contained in Sections 7.1 and 7.3, or (vi) amend this Section 7.3(d) (except as permitted pursuant to clause (xi) of Section 7.3(b) hereof). Further, no amendment may alter the restrictions on the Managing Member’s authority set forth elsewhere in this Section 7.3 without the Consent specified therein. Any such amendment or action consented to by any Member shall be effective as to that Member, notwithstanding the absence of such consent by any other Member.

Section 7.4            Reimbursement of the Managing Member.

(a)           The Managing Member shall not be compensated for its services as Managing Member of the Company except as provided in this Agreement (including the provisions of Articles 5 and 6 hereof regarding distributions, payments and allocations to which the Managing Member may be entitled in its capacity as the Managing Member).

(b)           Subject to Sections 7.4(d) and 15.12 hereof, the Company shall be responsible for and shall pay all expenses relating to the Company’s and the Managing Member’s organization and the ownership of each of their assets and operations. The Managing Member is hereby authorized to pay compensation for accounting, administrative, legal, technical, management and other services rendered to the Company. The Company shall be liable for, and shall reimburse the Managing Member, on a monthly basis, or such other basis as the Managing Member may determine in its sole and absolute discretion, for all sums expended in connection with the Company’s business, including, without limitation, (i) expenses relating to the ownership of interests in and management and operation of, or for the benefit of, the Company, (ii) compensation of officers and employees, including, without limitation, payments under future compensation plans, of the Managing Member or the Company that may provide for stock units, or phantom stock, pursuant to which employees of the Managing Member or the Company will receive payments based upon dividends on or the value of REIT Shares, (iii) director fees and expenses of the Managing Member or its Affiliates, (iv) any expenses (other than the purchase price) incurred by the Managing Member in connection with the redemption or other repurchase of its Capital Shares or the purchase by the Managing Member of any outstanding Membership Units, (v) all costs and expenses of the Managing Member in connection with the preparation of reports and other distributions to its stockholders and any regulatory or governmental authorities or agencies and, as applicable, all costs and expenses of the Managing Member as a reporting company (including, without limitation, costs of filings with the SEC), (vi) all costs and expenses of the Managing Member in connection with its operation as a REIT, and (vii) all costs and expenses of the Managing Member in connection with the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests and financing or refinancing of any type related to the Company or its assets or activities; provided, however, that the amount of any reimbursement shall be reduced by any interest earned by the Managing Member with respect to bank accounts or other instruments or accounts held by it on behalf of the Company as permitted pursuant to Section 7.5 hereof. The Members acknowledge that all such expenses of the Managing Member are deemed to be for the benefit of the Company. Such reimbursements shall be in addition to any reimbursement of the Managing Member as a result of indemnification pursuant to Section 7.7 hereof.

(c)           If the Managing Member shall elect to purchase from its stockholders Capital Shares for the purpose of delivering such Capital Shares to satisfy an obligation under any dividend reinvestment program adopted by the Managing Member, any employee stock purchase plan adopted by the Managing Member or any similar obligation or arrangement undertaken by the Managing Member in the future, in lieu of the treatment specified in Section 4.7(b), the purchase price paid by the Managing Member for such Capital Shares shall be considered expenses of the Company and shall be advanced to the Managing Member or reimbursed to the Managing Member, subject to the condition that: (i) if such REIT Shares subsequently are sold by the Managing Member, the Managing Member shall pay or cause to be paid to the Company any proceeds received by the Managing Member for such REIT Shares (which sales proceeds shall include the amount of dividends reinvested under any dividend reinvestment or similar program; provided, that a transfer of REIT Shares for Membership Units pursuant to Section 15.1 would not be considered a sale for such purposes); and (ii) if such REIT Shares are not retransferred by the Managing Member within 30 days after the purchase thereof, or the Managing Member otherwise determines not to retransfer such REIT Shares, the Managing Member shall cause the Company to redeem a number of Membership Units determined in accordance with Section 4.7(b), as adjusted, (x) pursuant to Section 7.5 (in the event the Managing Member acquires material assets, other than on behalf of the Company) and (y) for stock dividends and distributions, stock splits and subdivisions, reverse stock splits and combinations, distributions of rights, warrants or options, and distributions of evidences of indebtedness or assets relating to assets not received by the Managing Member pursuant to a pro rata distribution by the Company (in which case such advancement or reimbursement of expenses shall be treated as having been made as a distribution in redemption of such number of Membership Units held by the Managing Member).

(d)           To the extent practicable, Company expenses shall be billed directly to and paid by the Company and, subject to Section 15.12 hereof, if and to the extent any reimbursements to the Managing Member or any of its Affiliates by the Company pursuant to this Section 7.4 constitute gross income to such Person (as opposed to the repayment of advances made by such Person on behalf of the Company), such amounts shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 7.5           Outside Activities of the Managing Member. Without the Consent of the Members, not to be unreasonably withheld, conditioned or delayed, the Managing Member shall not directly or indirectly enter into or conduct any business, other than in connection with, (a) the ownership, acquisition and disposition of Membership Interests, (b) the management of the business and affairs of the Company, (c) the operation of the Managing Member as a reporting company with a class (or classes) of securities registered under the Exchange Act, (d) its operations as a REIT, (e) the offering, sale, syndication, private placement or public offering of stock, bonds, securities or other interests, (f) financing or refinancing of any type related to the Company or its assets or activities, and (g) such activities as are incidental thereto; provided, however, that, except as otherwise provided herein, any funds raised by the Managing Member pursuant to the preceding clauses (e) and (f) shall be made available to the Company, whether as Capital Contributions, loans or otherwise, as appropriate, and, provided, further, that the Managing Member may, in its sole and absolute discretion, from time to time directly or indirectly hold or acquire assets or conduct property, leasing, construction or other management services or employee-related activities in its own name or otherwise other than through the Company so long as the Managing Member takes commercially reasonable measures to ensure that the economic benefits and burdens of such Property , services or activities are otherwise vested in the Company, through assignment, mortgage loan or otherwise or, if it is not commercially reasonable to vest such economic interests in the Company, the Members shall negotiate in good faith to amend this Agreement, including, without limitation, the definition of “Adjustment Factor,” to reflect such activities and the direct ownership of assets by the Managing Member. Nothing contained herein shall be deemed to prohibit the Managing Member from executing guarantees of Company debt. The Managing Member and all Disregarded Entities with respect to the Managing Member, taken as a group, shall not own any assets or take title to assets (other than temporarily in connection with an acquisition prior to contributing such assets to the Company) other than (i) interests in Disregarded Entities with respect to the Managing Member, (ii) Membership Interests as the Managing Member, (iii) a minority interest in any Subsidiary of the Company that the Managing Member holds to maintain such Subsidiary’s status as a partnership for federal income tax purposes or otherwise, and (iv) such cash and cash equivalents, bank accounts or similar instruments or accounts as such group deems reasonably necessary, taking into account Section 7.1(d) hereof and the requirements necessary for the Managing Member to qualify as a REIT and for the Managing Member to carry out its responsibilities contemplated under this Agreement and the Charter. Any Membership Interests acquired by the Managing Member, whether pursuant to the exercise by a Member of its right to Redemption, or otherwise, shall be automatically converted into a Managing Member Interest comprised of an identical number of Membership Units with the same terms as the class or series so acquired. Any Affiliates of the Managing Member may acquire Member Interests and shall, except as expressly provided in this Agreement, be entitled to exercise all rights of a Member relating to such Member Interests.

Section 7.6            Transactions with Affiliates.

(a)           The Company may lend or contribute funds to, and borrow funds from, Persons in which the Company has an equity investment, and such Persons may borrow funds from, and lend or contribute funds to, the Company, on terms and conditions established in the sole and absolute discretion of the Managing Member. The foregoing authority shall not create any right or benefit in favor of any Person.

(b)           Except as provided in Section 7.5 hereof, the Company may transfer assets to joint ventures, limited liability companies, partnerships, corporations, business trusts or other business entities in which it is or thereby becomes a participant upon such terms and subject to such conditions consistent with this Agreement and applicable law.

(c)           The Managing Member and its Affiliates may sell, transfer or convey any property to, or purchase any property from, the Company, directly or indirectly, on terms and conditions established by the Managing Member in its sole and absolute discretion.

(d)           The Managing Member, in its sole and absolute discretion and without the approval of the Members or any of them or any other Persons, may propose and adopt (on behalf of the Company or its Subsidiaries) employee benefit plans (including without limitation plans that contemplate the issuance of LTIP Units) funded by the Company or its Subsidiaries for the benefit of employees of the Managing Member, the Company, Subsidiaries of the Company or any Affiliate of any of them in respect of services performed, directly or indirectly, for the benefit of the Managing Member, the Company or any of the Company’s Subsidiaries.

Section 7.7            Indemnification.

(a)           To the fullest extent that a Maryland corporation may indemnify and advance expenses to directors and officers of a Maryland corporation under the laws of the State of Maryland, the Company shall indemnify, and shall pay or reimburse reasonable expenses in advance of final disposition of a proceeding to, any Indemnitee who is made or threatened to be made a party to, or witness in, a proceeding by reason of his or her service as an Indemnitee. The rights to indemnification and advance of expenses provided by this Section 7.7 shall vest immediately upon any Indemnitee becoming an Indemnitee.

Without limitation, the foregoing indemnity shall extend to any liability of any Indemnitee, pursuant to a loan guaranty or otherwise, for any indebtedness of the Company or any Subsidiary of the Company (including, without limitation, any indebtedness which the Company or any Subsidiary of the Company has assumed or taken subject to), and the Managing Member is hereby authorized and empowered, on behalf of the Company, to enter into one or more indemnity agreements consistent with the provisions of this Section 7.7 in favor of any Indemnitee having or potentially having liability for any such indebtedness. It is the intention of this Section 7.7(a) that the Company indemnify each Indemnitee to the fullest extent permitted by law and this Agreement. The termination of any proceeding by judgment, order or settlement does not create a presumption that the Indemnitee did not meet the requisite standard of conduct set forth in this Section 7.7(a). The termination of any proceeding by conviction of an Indemnitee or upon a plea of nolo contendere or its equivalent by an Indemnitee, or an entry of an order of probation against an Indemnitee prior to judgment, does not create a presumption that such Indemnitee acted in a manner contrary to that specified in this Section 7.7(a) with respect to the subject matter of such proceeding. Any indemnification pursuant to this Section 7.7 shall be made only out of the assets of the Company, and neither the Managing Member nor any other Holder shall have any obligation to contribute to the capital of the Company or otherwise provide funds to enable the Company to fund its obligations under this Section 7.7.

(b)           The Company’s obligation to indemnify or advance expenses hereunder to any Indemnitee shall be reduced by any amount Indemnitee has actually received as indemnification or advancement of expenses from any other Person, including the Managing Member or from any insurance policy or policies.

(c)           The indemnification provided by this Section 7.7 shall be in addition to any other rights to which an Indemnitee or any other Person may be entitled under any agreement, pursuant to any vote of the Members, as a matter of law or otherwise, and shall continue as to an Indemnitee who has ceased to serve in such capacity and shall inure to the benefit of the heirs, successors, assigns and administrators of the Indemnitee unless otherwise provided in a written agreement with such Indemnitee or in the writing pursuant to which such Indemnitee is indemnified.

(d)           The Company may, but shall not be obligated to, purchase and maintain insurance, on behalf of any of the Indemnitees and such other Persons as the Managing Member shall determine, against any liability that may be asserted against or expenses that may be incurred by such Person in connection with the Company’s activities, regardless of whether the Company would have the power to indemnify such Person against such liability under the provisions of this Agreement.

(e)           Any liabilities which an Indemnitee incurs as a result of acting on behalf of the Company or the Managing Member (whether as a fiduciary or otherwise) in connection with the operation, administration or maintenance of an employee benefit plan or any related trust or funding mechanism (whether such liabilities are in the form of excise taxes assessed by the IRS, penalties assessed by the U.S. Department of Labor, restitutions to such a plan or trust or other funding mechanism or to a participant or beneficiary of such plan, trust or other funding mechanism, or otherwise) shall be treated as liabilities or judgments or fines under this Section 7.7, unless such liabilities arise as a result of (i) an act or omission of such Indemnitee that was material to the matter giving rise to the Action and either was committed in bad faith or was the result of active and deliberate dishonesty; (ii) in the case of any criminal proceeding, an act or omission that such Indemnitee had reasonable cause to believe was unlawful, or (iii) any transaction in which such Indemnitee actually received an improper personal benefit in violation or breach of any provision of this Agreement.

(f)            In no event may an Indemnitee subject any of the Holders to personal liability by reason of the indemnification provisions set forth in this Agreement.

(g)           An Indemnitee shall not be denied indemnification in whole or in part under this Section 7.7 because the Indemnitee had an interest in the transaction with respect to which the indemnification applies if the transaction was otherwise permitted by the terms of this Agreement.

(h)           The provisions of this Section 7.7 are for the benefit of the Indemnitees, their heirs, successors, assigns and administrators and shall not be deemed to create any rights for the benefit of any other Persons. Any amendment, modification or repeal of this Section 7.7 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Company’s liability to any Indemnitee under this Section 7.7 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(i)            It is the intent of the parties that any amounts paid by the Company to the Managing Member pursuant to this Section 7.7 shall be treated as “guaranteed payments” within the meaning of Code Section 707(c) and shall not be treated as distributions for purposes of computing the Members’ Capital Accounts.

Section 7.8            Duties and Liability of the Managing Member.

(a)           To the maximum extent permitted under the Act, the only duties that the Managing Member owes to the Company, any Member or any other Person (including any creditor of any Member or assignee of any Membership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, the Managing Member, in its capacity as such, shall have no other duty, fiduciary or otherwise, to the Company, any Member or any other Person (including any creditor of any Member or any assignee of Membership Interest). The provisions of this Agreement other than this Section 7.8 shall create contractual obligations of the Managing Member only, and no such provision shall be interpreted to expand the fiduciary duties of the Managing Member under the Act as modified by this Agreement. To the fullest extent permitted by law, the provisions of this Section 7.8, to the extent they restrict or modify the duties and liabilities of the Managing Member or any other Person under the Act or otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities. The Managing Member is entitled to a presumption that any act or failure to act on the part of the Managing Member, and any decision or determination made by the Managing Member, is presumed to satisfy the duties of the Managing Member, whether under this Agreement or otherwise existing at law or in equity, and no act or failure to act by the Managing Member, or decision or determination made by the Managing Member (whether with respect to a change of control of the Company or otherwise) shall be subject to any duty, standard of conduct, burden of proof or scrutiny, whether at law or in equity, other than as set forth in this Section 7.8.

(b)           The Members agree that (i) the Managing Member is acting for the benefit of the Company, the Members and the Managing Member’s stockholders collectively and (ii) notwithstanding any duty otherwise existing at law or equity, in the event of a conflict between the interests of the Company or any Member, on the one hand, and the separate interests of the Managing Member or its stockholders, on the other hand, the Managing Member may give priority to the separate interests of the Managing Member or the stockholders of the Managing Member (including, without limitation, with respect to tax consequences to Members, Assignees or the Managing Member’s stockholders), and, in the event of such a conflict, any action or failure to act on the part of the Managing Member (or the Managing Member’s directors, officers or agents) that gives priority to the separate interests of the Managing Member or its stockholders that does not result in a violation of the contract rights of the Members under this Agreement does not violate any other duty owed by the Managing Member to the Company and/or the Members.

(c)           Subject to its obligations and duties as Managing Member set forth in this Agreement and applicable law, the Managing Member may exercise any of the powers granted to it by this Agreement and perform any of the duties imposed upon it hereunder either directly or by or through its employees or agents. The Managing Member shall not be responsible to the Company or any Member for any misconduct or negligence on the part of any such employee or agent appointed by it in good faith.

(d)           Any obligation or liability whatsoever of the Managing Member which may arise at any time under this Agreement or any other instrument, transaction, or undertaking contemplated hereby shall be satisfied, if at all, out of the assets of the Managing Member or the Company only. No such obligation or liability shall be personally binding upon, nor shall resort for the enforcement thereof be had to, any of the Managing Member’s directors, stockholders, officers, employees, or agents, regardless of whether such obligation or liability is in the nature of contract, tort or otherwise. Notwithstanding anything to the contrary set forth in this Agreement, and to the fullest extent permitted by law, none of the directors or officers of the Managing Member shall be directly liable or accountable in damages or otherwise to the Company, any Members, or any Assignees for losses sustained, liabilities incurred or benefits not derived as a result of errors in judgment or mistakes of fact or law or of any act or omission or by reason of their service as such. This Agreement is executed by the officers of the Managing Member solely as officers of the same and not in their own individual capacities.

(e)           Notwithstanding anything herein to the contrary and to the fullest extent permitted by law, except for liability for fraud, willful misconduct or gross negligence on the part of the Managing Member, or pursuant to any express indemnities given to the Company by the Managing Member pursuant to any other written instrument, the Managing Member shall not have any personal liability whatsoever, to the Company or to the other Members, for any action or omission taken in its capacity as the Managing Member or for the debts or liabilities of the Company or the Company’s obligations hereunder, except pursuant to Section 15.1 or as expressly required by the Act. Without limitation of the foregoing, and except for liability for fraud, willful misconduct or gross negligence, or pursuant to Section 15.1 or any such express indemnity, no property or assets of the Managing Member, other than its interest in the Company, shall be subject to levy, execution or other enforcement procedures for the satisfaction of any judgment (or other judicial process) in favor of any other Member(s) and arising out of, or in connection with, this Agreement.

(f)            To the extent that, under applicable law, the Managing Member has duties (including fiduciary duties) and liabilities relating thereto to the Company or the Members, to the fullest extent permitted by law, the Managing Member shall not be liable to the Company or to any other Member for its good faith reliance on the provisions of this Agreement. In accordance with and subject to Section 18-1101(c) of the Act, the provisions of this Agreement, to the extent that they restrict or modify the duties and liabilities of the Managing Member under the Act or otherwise existing under applicable law, are agreed by the Members to operate as an express limitation of any such duties and liabilities and to replace such other duties and liabilities of such Managing Member and further acknowledged and agreed that such provisions are fundamental elements to the agreement of the Members and the Managing Member to enter into this Agreement and without such provisions the Members and the Managing Member would not have entered into this Agreement.

(g)           Whenever in this Agreement the Managing Member is permitted or required to make a decision in its “sole and absolute discretion,” “sole discretion” or “discretion” or under a grant of similar authority or latitude, the Managing Member shall be entitled to consider only such interests and factors as it desires, including its own interests, and shall have no duty or obligation to give any consideration to any interest or factors affecting the Company or the Members or any of them, and any such decision or determination made by the Managing Member that does not consider such interests or factors affecting the Company of the Members, or any of them, that does not result in a violation of the contract rights of the Members under this Agreement or any other duty owed by the Managing Member to the Company and/or the Members pursuant to express terms of this Agreement. If any question should arise with respect to the operation of the Company, which is not otherwise specifically provided for in this Agreement or the Act, or with respect to the interpretation of this Agreement, the Managing Member is hereby authorized to make a final determination with respect to any such question and to interpret this Agreement in such a manner as it shall deem, in its sole discretion, to be fair and equitable, and its determination and interpretations so made shall be final and binding on all parties. The Managing Member’s “sole and absolute discretion,” “sole discretion” and “discretion” under this Agreement shall be exercised consistently with good faith reliance on the provisions of this Agreement and the obligation of good faith and fair dealing under the Act (as modified by the Agreement).

(h)           The Managing Member may rely and shall be protected in acting or refraining from acting upon any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, bond, debenture or other paper or document believed by it in good faith to be genuine and to have been signed or presented by the proper party or parties. In performing its duties under this Agreement, the Managing Member shall be entitled to rely on the provisions of this Agreement and on any information, opinion, report or statement, including any financial statement or other financial data or the records or books of account of the Company or any subsidiary of the Company, prepared or presented by any officer, employee or agent of the Managing Member, any agent of the Company or any such subsidiary, or by any lawyer, certified public accountant, appraiser or other person engaged by the Managing Member, the Company or any such subsidiary as to any matter within such person’s professional or expert competence, and any act taken or omitted to be taken in reliance upon any such information, opinion, report or statement as to matters that the Managing Member reasonably believes to be within such Person’s professional or expert competence shall be conclusively presumed to have been done or omitted in good faith and in accordance with such information, opinion, report or statement.

(i)            No director, officer or agent of the Managing Member shall have any duties directly to the Company or any Member. No director, officer or agent of the Managing Member shall be directly liable to the Company or any Member for money damages by reason of their service as such.

(j)            Notwithstanding any other provision of this Agreement or the Act, any action of the Managing Member on behalf of the Company or any decision of the Managing Member to refrain from acting on behalf of the Company, undertaken in the good faith belief that such action or omission is necessary or advisable in order (i) to protect the ability of the Managing Member to continue to qualify as a REIT, (ii) for the Managing Member otherwise to satisfy the REIT Requirements, (iii) for the Managing Member to avoid incurring any taxes under Code Section 857 or Code Section 4981, or (iv) for any Managing Member Affiliate to continue to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or a “taxable REIT subsidiary” (within the meaning of Code Section 856(l)), is expressly authorized under this Agreement and is deemed approved by all of the Members.

(k)           Any amendment, modification or repeal of this Section 7.8 or any provision hereof shall be prospective only and shall not in any way affect the limitations on the Managing Member’s and its officers’ and directors’ liability to the Company and the Members under this Section 7.8 as in effect immediately prior to such amendment, modification or repeal with respect to claims arising from or relating to matters occurring, in whole or in part, prior to such amendment, modification or repeal, regardless of when such claims may arise or be asserted.

(l)            In exercising its authority under this Agreement and subject to Section 7.8(b), the Managing Member may, but shall be under no obligation to, take into account the tax consequences to any Member of any action taken (or not taken) by it. The Managing Member and the Company shall not have liability to a Member under any circumstances as a result of any tax liability incurred by such Member as a result of an action (or inaction) by the Managing Member pursuant to its authority under this Agreement.

Section 7.9           Title to Company Assets. Title to Company assets, whether real, personal or mixed and whether tangible or intangible, shall be deemed to be owned by the Company as an entity, and no Member, individually or collectively with other Members or Persons, shall have any ownership interest in such Company assets or any portion thereof. Title to any or all of the Company assets may be held in the name of the Company, the Managing Member or one or more nominees, as the Managing Member may determine, including Affiliates of the Managing Member. The Managing Member hereby declares and warrants that any Company assets for which legal title is held in the name of the Managing Member or any nominee or Affiliate of the Managing Member shall be held by the Managing Member or such nominee or Affiliate for the use and benefit of the Company in accordance with the provisions of this Agreement. All Membership assets shall be recorded as the property of the Company in its books and records, irrespective of the name in which legal title to such Company assets is held.

Section 7.10         Reliance by Third Parties. Notwithstanding anything to the contrary in this Agreement, any Person dealing with the Company shall be entitled to assume that the Managing Member has full power and authority, without the consent or approval of any other Member, or Person, to encumber, sell or otherwise use in any manner any and all assets of the Company and to enter into any contracts on behalf of the Company, and take any and all actions on behalf of the Company, and such Person shall be entitled to deal with the Managing Member as if it were the Company’s sole party in interest, both legally and beneficially. To the fullest extent permitted by law, each Member hereby waives any and all defenses or other remedies that may be available against such Person to contest, negate or disaffirm any action of the Managing Member in connection with any such dealing. In no event shall any Person dealing with the Managing Member or its representatives be obligated to ascertain that the terms of this Agreement have been complied with or to inquire into the necessity or expediency of any act or action of the Managing Member or its representatives. Each and every certificate, document or other instrument executed on behalf of the Company by the Managing Member or its representatives shall be conclusive evidence in favor of any and every Person relying thereon or claiming thereunder that (a) at the time of the execution and delivery of such certificate, document or instrument, this Agreement was in full force and effect, (b) the Person executing and delivering such certificate, document or instrument was duly authorized and empowered to do so for and on behalf of the Company and (c) such certificate, document or instrument was duly executed and delivered in accordance with the terms and provisions of this Agreement and is binding upon the Company.

ARTICLE 8
RIGHTS AND OBLIGATIONS OF Non-Managing MEMBERS

Section 8.1           Duties; Limitation of Liability. To the maximum extent permitted under the Act, except as set forth in Section 7.8 with respect to the Managing Member, the only duties that a Member owes to the Company, any Member or any other Person (including any creditor of any Member or assignee of any Membership Interest), fiduciary or otherwise, are to perform its contractual obligations as expressly set forth in this Agreement consistently with the implied contractual covenant of good faith and fair dealing. To the fullest extent permitted by law, no Member, other than the Managing Member, in its capacity as such, shall have any other duty, fiduciary or otherwise, to the Company, any Member or any other Person (including any creditor of any Member or any assignee of Membership Interest). The provisions of this Agreement other than this Section 8.1 shall create contractual obligations of the Members only, and no such provision shall be interpreted to expand, modify or impose fiduciary duties of the Members set forth in this Agreement. To the fullest extent permitted by law, the provisions of this Section 8.1, to the extent they restrict or modify the duties and liabilities of the Members or any other Person under the Act or otherwise existing at law or in equity, are agreed by the Members to replace such other duties and liabilities. No Non-Managing Member shall have any liability under this Agreement except for intentional harm or gross negligence on the part of such Non-Managing Member or as expressly provided in this Agreement (including, without limitation, Section 10.4 hereof) or under the Act.

Section 8.2           Management of Business. Subject to the rights and powers of the Managing Member hereunder, no Member or Assignee (other than the Managing Member, any of its Affiliates or any officer, director, member, employee, partner, agent or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such) shall take part in the operations, management or control (within the meaning of the Act) of the Company’s business, transact any business in the Company’s name or have the power to sign documents for or otherwise bind the Company. The transaction of any such business by the Managing Member, any of its Affiliates or any officer, director, member, employee, partner, agent, representative, or trustee of the Managing Member, the Company or any of their Affiliates, in their capacity as such, shall not affect, impair or eliminate the limitations on the liability of the Members or Assignees under this Agreement.

Section 8.3           Outside Activities of Members. Subject to any agreements entered into pursuant to Section 7.6 hereof and any other agreements entered into by a Member (other than the Managing Member) or any of its Affiliates with the Managing Member, the Company or a Subsidiary (including, without limitation, any employment agreement), any Member (other than the Managing Member) and any Assignee, officer, director, employee, agent, trustee, Affiliate, member or stockholder of any Member (other than the Managing Member) shall be entitled to and may have business interests and engage in business activities in addition to those relating to the Company, including business interests and activities that are in direct or indirect competition with the Company or that are enhanced by the activities of the Company notwithstanding any duty otherwise existing at law or in equity. Neither the Company nor any Member (other than the Managing Member) shall have any rights by virtue of this Agreement in any business ventures of any Member (other than the Managing Member) or Assignee. Subject to such agreements, none of the Members (other than the Managing Member) nor any other Person shall have any rights by virtue of this Agreement or the Company relationship established hereby in any business ventures of any other Person (other than the Managing Member), and such Person shall have no obligation pursuant to this Agreement, subject to Section 7.6 hereof and any other agreements entered into by a Member (other than the Managing Member) or its Affiliates with the Managing Member, the Company or a Subsidiary, to offer any interest in any such business ventures to the Company, any Member (other than the Managing Member), or any such other Person, even if such opportunity is of a character that, if presented to the Company, any Member (other than the Managing Member) or such other Person, could be taken by such Person. In deciding whether to take any actions in such capacity, the Members (other than the Managing Member) and their respective Affiliates shall be under no obligation to consider the separate interests of the Company or its subsidiaries and to the maximum extent permitted by applicable law shall have no fiduciary duties or similar obligations to the Company or any other Members (other than the Managing Member), or to any subsidiary of the Company, and, to the fullest extent permitted by law, shall not be liable for monetary damages for losses sustained, liabilities incurred or benefits not derived by the other Members (other than the Managing Member) in connection with such acts except for liability for fraud, willful misconduct or gross negligence.

Section 8.4           Return of Capital. Except pursuant to the rights of Redemption set forth in Section 15.1 hereof or in Article 17 or Article 18 of this Agreement or any Membership Unit Designation, no Member shall be entitled to the withdrawal or return of its Capital Contribution, except to the extent of distributions made pursuant to this Agreement or upon dissolution of the Company as provided herein. Except to the extent provided in Article 5 and Article 6 hereof or otherwise expressly provided in this Agreement or in any Membership Unit Designation, no Member or Assignee shall have priority over any other Member or Assignee either as to the return of Capital Contributions or as to profits, losses or distributions.

Section 8.5            Rights of Members Relating to the Company.

(a)           In addition to other rights provided by this Agreement or by the Act, and except as limited by Section 8.5(c) hereof, the Managing Member shall deliver to each Member a copy of any information mailed or electronically delivered to all of the common stockholders of the Managing Member as soon as practicable after such mailing.

(b)           The Company shall notify any Member that is a Qualifying Party, on request, of the then current Adjustment Factor and any change made to the Adjustment Factor shall be set forth in the quarterly report required by Section 9.3(b) hereof immediately following the date such change becomes effective.

(c)           Notwithstanding any other provision of this Section 8.5, the Managing Member may keep confidential from the Members (or any of them), for such period of time as the Managing Member determines in its sole and absolute discretion to be reasonable, any information that (i) the Managing Member believes to be in the nature of trade secrets or other information the disclosure of which the Managing Member believes is not in the best interests of the Company or the Managing Member or (ii) the Company or the Managing Member is required by law or by agreement to keep confidential.

(d)           Upon written request by any Member, the Managing Member shall cause the ownership of Membership Units by such Member to be evidenced by a certificate for units in such form as the Managing Member may determine with respect to any class of Membership Units issued from time to time under this Agreement. Any officer of the Managing Member may direct a new certificate or certificates to be issued in place of any certificate or certificates theretofore issued by the Company alleged to have been lost, destroyed, stolen or mutilated, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, destroyed, stolen or mutilated. Unless otherwise determined by an officer of the Managing Member, the owner of such lost, destroyed, stolen or mutilated certificate or certificates, or such owner’s legal representative, shall be required, as a condition precedent to the issuance of a new certificate or certificates, to give the Company a bond in such sums as the Managing Member may direct as indemnity against any claim that may be made against the Company.

Section 8.6           Company Right to Call Common Units. Notwithstanding any other provision of this Agreement: (i) on and after the date on which the aggregate Percentage Interests of the Common Units held by Members (other than the Managing Member) are less than one percent (1%) of the outstanding Common Units, the Company shall have the right, but not the obligation, from time to time and at any time to redeem any and all outstanding Common Units and (ii) at any time the Percentage Interest of the Common Units held by a Member is less than one half of a percent (0.5%) of the outstanding Common Units, the Company shall have the right, but not the obligation, from time to time and at any time to redeem all outstanding Common Units owned by such Member, in each case by treating any such Holder thereof as a Tendering Party who has delivered a Notice of Redemption pursuant to Section 15.1 hereof for the amount of Common Units to be specified by the Managing Member, by notice to such Holder that the Company has elected to exercise its rights under this Section 8.6. Such notice given by the Company to a Holder pursuant to this Section 8.6 shall be treated as if it were a Notice of Redemption delivered to the Managing Member by such Holder. For purposes of this Section 8.6, (a) the Managing Member may treat any Holder (whether or not otherwise a Qualifying Party) as a Qualifying Party that is a Tendering Party and (b) the provisions of Sections 15.1(f)(ii) and 15.1(f)(iii) hereof shall not apply, but the remainder of Section 15.1 hereof shall apply, mutatis mutandis.

ARTICLE 9
BOOKS, RECORDS, ACCOUNTING AND REPORTS

Section 9.1            Records and Accounting.

(a)           The Managing Member shall keep or cause to be kept at the principal place of business of the Company those records and documents, if any, required to be maintained by the Act and any other books and records deemed by the Managing Member to be appropriate with respect to the Company’s business, including, without limitation, all books and records necessary to provide to the Members any information, lists and copies of documents required to be provided pursuant to Section 8.5(a), Section 9.3 or Article 13 hereof. Any records maintained by or on behalf of the Company in the regular course of its business may be kept on any information storage device, provided that the records so maintained are convertible into clearly legible written form within a reasonable period of time.

(b)           The books of the Company shall be maintained, for financial and tax reporting purposes, on an accrual basis in accordance with generally accepted accounting principles, or on such other basis as the Managing Member determines to be necessary or appropriate. To the extent permitted by sound accounting practices and principles, the Company and the Managing Member may operate with integrated or consolidated accounting records, operations and principles.

Section 9.2            Fiscal Year. For purposes of this Agreement, the fiscal year of the Company shall be the Fiscal Year.

Section 9.3            Reports.

(a)           As soon as practicable, but in no event later than one hundred five (105) days after the close of each Fiscal Year, the Managing Member shall cause to be mailed to each Member of record as of the close of the Fiscal Year, financial statements of the Company, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, for such Fiscal Year, presented in accordance with generally accepted accounting principles, such statements to be audited by a nationally recognized firm of independent public accountants selected by the Managing Member.

(b)           As soon as practicable, but in no event later than sixty (60) days after the close of each calendar quarter (except the last calendar quarter of each year), the Managing Member shall cause to be mailed to each Member of record as of the last day of the calendar quarter, a report containing unaudited financial statements of the Company for such calendar quarter, or of the Managing Member if such statements are prepared solely on a consolidated basis with the Managing Member, and such other information as may be required by applicable law or regulation or as the Managing Member determines to be appropriate.

(c)           The Managing Member shall have satisfied its obligations under Section 9.3(a) and Section 9.3(b) by either (i) to the Managing Member or the Company being subject to periodic reporting requirements under the Exchange Act, and filing the quarterly and annual reports required thereunder within the time periods provided for the filing of such reports, including any permitted extensions, or (ii) posting or making available the reports required by this Section 9.3 on the website maintained from time to time by the Company or the Managing Member.

Section 9.4            Waiver of Statutory Inspection Rights. To the fullest extent permitted by law, each Member hereby waives any current or future rights Members may have under Section 18-305 of the Act (and similar rights under other applicable law) to inspect, or make copies and extracts from, the Company’s stock ledger, any list of its stockholders, or any other books and records of the Company or any of its affiliates or subsidiaries, in Member’s capacity as a holder of stock, shares, units, options, or any other equity instrument.

ARTICLE 10
TAX MATTERS

Section 10.1         Preparation of Tax Returns. The Managing Member shall arrange for the preparation and timely filing of all returns with respect to Company income, gains, deductions, losses and other items required of the Company for federal and state income tax purposes and shall use all reasonable efforts to furnish, within ninety (90) days of the close of each taxable year or as soon as reasonably practicable thereafter, the tax information reasonably required by Members for federal and state income tax and any other tax reporting purposes. The Members shall promptly provide the Managing Member with such information relating to the Contributed Properties as is readily available to the Members, including tax basis and other relevant information, as may be reasonably requested by the Managing Member from time to time.

Section 10.2        Tax Elections. Except as otherwise provided herein, the Managing Member shall, in its sole and absolute discretion, determine whether to cause the Company to make any available election pursuant to the Code, including, but not limited to, the election under Code Section 754. The Managing Member shall have the right to cause the Company to seek to revoke any such election (including, without limitation, any election under Code Section 754) upon the Managing Member’s determination in its sole and absolute discretion that such revocation is in the best interests of the Members.

Section 10.3         Company Representative.

(a)           The Managing Member shall be the “partnership representative” of the Company under Code Section 6223 for federal income tax purposes (the “Company Representative”). The Company Representative shall receive no compensation for its services. All third-party costs and expenses incurred by the Company Representative in performing its duties as such (including legal and accounting fees and expenses) shall be borne by the Company in addition to any reimbursement pursuant to Section 7.4 hereof. Nothing herein shall be construed to restrict the Company from engaging an accounting firm to assist the Company Representative in discharging its duties hereunder. The Managing Member shall appoint an individual (the “Designated Individual”) through whom the Company Representative will act in accordance with Regulations Section 301.6223-1 and any other applicable IRS guidance. The Designated Individual is authorized to take any action the Company Representative is authorized to take under this Agreement.

(b)           The Company Representative is authorized, but not required:

(i)            to enter into any settlement with the IRS with respect to any administrative or judicial proceedings for the adjustment of Company items required to be taken into account by a Member for income tax purposes (such administrative proceedings being referred to as a “tax audit” and such judicial proceedings being referred to as “judicial review”), and in the settlement agreement the Company Representative may expressly state that such agreement shall bind all Members;

(ii)           in the event that a notice of a final administrative adjustment at the Company level of any item required to be taken into account by a Member for tax purposes (a “Final Adjustment”) is mailed to the Company Representative, to seek judicial review of such Final Adjustment, including the filing of a petition for readjustment with the United States Tax Court or the United States Claims Court, or the filing of a complaint for refund with the District Court of the United States for the district in which the Company’s principal place of business is located;

(iii)          to intervene in any action brought by any other Member for judicial review of a final adjustment;

(iv)          to file a request for an administrative adjustment with the IRS at any time and, if any part of such request is not allowed by the IRS, to file an appropriate pleading (petition or complaint) for judicial review with respect to such request;

(v)           to enter into an agreement with the IRS to extend the period for assessing any tax that is attributable to any item required to be taken into account by a Member for tax purposes, or an item affected by such item;

(vi)          to make an election under Code Section 6226; and

(vii)         to take any other action on behalf of the Members or any of them in connection with any tax audit or judicial review proceeding to the extent permitted by applicable law or regulations.

The taking of any action and the incurring of any expense by the Company Representative in connection with any such proceeding, except to the extent required by law, is a matter in the sole and absolute discretion of the Company Representative and the provisions relating to indemnification of the Managing Member set forth in Section 7.7 hereof shall be fully applicable to the Company Representative in its capacity as such.

Section 10.4         Withholding. Each Member hereby authorizes the Company to withhold from or pay on behalf of or with respect to such Member any amount of federal, state, local or foreign taxes that the Managing Member determines the Company is required to withhold or pay with respect to any amount distributable or allocable to such Member pursuant to this Agreement, including, without limitation, any taxes required to be withheld or paid by the Company pursuant to Code Section 1441, Code Section 1442, Code Section 1445, Code Section 1446 or Code Section 6225. Any amount withheld with respect to a Member pursuant to this Section 10.4 shall be treated as paid or distributed, as applicable, to such Member for all purposes under this Agreement. Any amount paid on behalf of or with respect to a Member, in excess of any such withheld amount, shall constitute a loan by the Company to such Member, which loan shall be repaid by such Member within thirty (30) days after the affected Member receives written notice from the Managing Member that such payment must be made, provided that the Member shall not be required to repay such deemed loan if either (a) the Company withholds such payment from a distribution that would otherwise be made to the Member or (b) the Managing Member determines, in its sole and absolute discretion, that such payment may be satisfied out of the Available Cash of the Company that would, but for such payment, be distributed to the Member. Any amounts payable by a Member hereunder shall bear interest at the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate) from the date such amount is due (i.e., thirty (30) days after the Member receives written notice of such amount) until such amount is paid in full.

Section 10.5         Organizational Expenses. The Managing Member may cause the Company to elect to deduct expenses, if any, incurred by it in organizing the Company ratably over a 180-month period as provided in Section 709 of the Code.

Section 10.6        Membership Provisions. The Members acknowledge that, as of the date of this Agreement, the Company is a Disregarded Entity of the Managing Member for U.S. federal income tax purposes and will remain disregarded until such time as a Person other than the Managing Member or a Disregarded Entity thereof acquires an equity interest in the Company, at which point the Company would become a partnership for U.S. federal income tax purposes. Accordingly, notwithstanding anything to the contrary in this Agreement, the provisions of this Agreement that (i) relate to the maintenance of Capital Accounts, (ii) reference or apply the provisions of Subchapter K of the Code, or (iii) otherwise are, in the Managing Member’s determination, not relevant to the Company for so long as it is a Disregarded Entity shall, in each case, apply only if and to the extent the Company becomes a partnership for U.S. federal income tax purposes.

Section 10.7         Survival. Each Member’s obligations and the Company’s rights under this Article X shall survive the dissolution, liquidation, and winding up of the Company.

ARTICLE 11
MEMBER TRANSFERS AND WITHDRAWALS

Section 11.1         Transfer.

(a)           No part of the interest of a Member shall be subject to the claims of any creditor, to any spouse for alimony or support, or to legal process, and may not be voluntarily or involuntarily alienated or encumbered except as may be specifically provided for in this Agreement.

(b)           No Membership Interest shall be Transferred, in whole or in part, except in accordance with the terms and conditions set forth in this Article 11. To the fullest extent permitted by law, any Transfer or purported Transfer of a Membership Interest not made in accordance with this Article 11 shall be void.

(c)           No Transfer of any Membership Interest may be made to a lender to the Company or any Person who is related (within the meaning of Section 1.752-4(b) of the Regulations) to any lender to the Company whose loan constitutes a Nonrecourse Liability, without the Consent of the Managing Member; provided, however, that, as a condition to such Consent, the lender may be required to enter into an arrangement with the Company and the Managing Member to redeem or exchange for the REIT Shares Amount any Membership Units in which a security interest is held by such lender simultaneously with the time at which such lender would be deemed to be a partner in the Company for purposes of allocating liabilities to such lender under Section 752 of the Code (provided that, for purpose of calculating the REIT Shares Amount in this Section 11.1(c), “Tendered Units” shall mean all such Membership Units in which a security interest is held by such lender).

Section 11.2         Transfer of Managing Member’s Membership Interest.

(a)           Except as provided in Section 11.2(b) or Section 11.2(c), and subject to the rights of any Holder of any Membership Interest set forth in any Membership Unit Designation, the Managing Member may not Transfer all or any portion of its Membership Interest (whether by sale, disposition, statutory merger or consolidation, liquidation or otherwise) without the Consent of the Non-Managing Members (excluding, for purposes of such consent, any outstanding LTIP Units). It is a condition to any Transfer of a Membership Interest of a Managing Member otherwise permitted hereunder (including any Transfer permitted pursuant to Section 11.2(b) or Section 11.2(c)) that: (i) coincident with such Transfer, the transferee is admitted as a Managing Member pursuant to Section 12.1 hereof; (ii) the transferee assumes, by operation of law or express agreement, all of the obligations of the transferor Managing Member under this Agreement with respect to such Transferred Membership Interest; and (iii) the transferee has executed such instruments as may be necessary to effectuate such admission and to confirm the agreement of such transferee to be bound by all the terms and provisions of this Agreement with respect to the Membership Interest so acquired and the admission of such transferee as a Managing Member.

(b)           Certain Transactions of the Managing Member. Subject to the rights of any Holder of any Membership Interest set forth in any Membership Unit Designation, the Managing Member may, without the Consent of the Non-Managing Members, Transfer all of its Membership Interest in connection with (x) a merger, consolidation or other combination of its or the Company’s assets with another entity, (y) a sale of all or substantially all of its or the Company’s assets not in the ordinary course of the Company’s business or (z) a reclassification, recapitalization or change of any outstanding shares of the Managing Member’s stock or other outstanding equity interests, other than in connection with a stock split, reverse stock split, stock dividend change in par value, increase in authorized shares, designation or issuance of new classes of equity securities or other event that does not require the approval of the Managing Member’s stockholders (each, a “Termination Transaction”) if:

(i)            in connection with such Termination Transaction, all of the Members will receive, or will have the right to elect to receive (and shall be provided the opportunity to make such an election if the holders of REIT Shares generally are also provided such an opportunity), for each Common Unit an amount of cash, securities or other property equal to the product of the Adjustment Factor and the greatest amount of cash, securities or other property paid to a holder of one REIT Share in consideration of one REIT Share pursuant to the terms of such Termination Transaction; provided, that if, in connection with such Termination Transaction, a purchase, tender or exchange offer shall have been made to and accepted by the holders of the outstanding REIT Shares, each holder of Common Units shall receive, or shall have the right to elect to receive, the greatest amount of cash, securities or other property which such holder of Common Units would have received had it exercised its right to Redemption pursuant to Article 15 hereof and received REIT Shares in exchange for its Common Units immediately prior to the expiration of such purchase, tender or exchange offer and had thereupon accepted such purchase, tender or exchange offer and then such Termination Transaction shall have been consummated; or

(ii)           all of the following conditions are met: (A) substantially all of the assets directly or indirectly owned by the surviving entity are owned directly or indirectly by the Company or another limited liability company or entity which is the survivor of a merger, consolidation or combination of assets with the Company (in each case, the “Surviving Company”); (B) Members that held Common Units immediately prior to the consummation of such Termination Transaction own a percentage interest of the Surviving Company based on the relative fair market value of the net assets of the Company and the other net assets of the Surviving Company immediately prior to the consummation of such transaction; (C) the rights, preferences and privileges in the Surviving Company of such Members are at least as favorable as those in effect with respect to the Common Units immediately prior to the consummation of such transaction and as those applicable to any other non-managing members or owners of the Surviving Company; and (D) the rights of such Members include at least one of the following: (I) the right to redeem their interests in the Surviving Company for the consideration available to such persons pursuant to Section 11.2(b)(i) or (II) the right to redeem their interests in the Surviving Company for cash on terms substantially equivalent to those in effect with respect to their Common Units immediately prior to the consummation of such transaction, or, if the ultimate controlling person of the Surviving Company has publicly traded common equity securities, such common equity securities, with an exchange ratio based on the determination of relative fair market value of such securities and the REIT Shares.

(c)           Notwithstanding the other provisions of this Article 11 (other than Section 11.6(d) hereof), the Managing Member may Transfer all of its Membership Interests at any time to any Person that is, at the time of such Transfer an Affiliate of the Managing Member, including any “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or a “taxable REIT subsidiary” (within the meaning of Code Section 856(l)), without the Consent of any Non-Managing Members. The provisions of Section 11.2(b), 11.3, 11.4(a) and 11.5 hereof shall not apply to any Transfer permitted by this Section 11.2(c).

(d)           Except in connection with Transfers permitted in this Article 11 and as otherwise provided in Section 12.1 in connection with the Transfer of the Managing Member’s entire Membership Interest, the Managing Member may not voluntarily withdraw as a Managing Member of the Company without the Consent of the Non-Managing Members.

Section 11.3         Members’ Rights to Transfer.

(a)           General. Prior to the end of the Initial Holding Period, no Member (other than, subject to Section 11.2, the Managing Member) shall Transfer all or any portion of its Membership Interest to any transferee without the Consent of the Managing Member; provided, however, that any Member may, at any time, without the consent or approval of the Managing Member, (x) Transfer all or part of its Membership Interest to any Family Member (including a Transfer by a Family Member that is an inter vivos or testamentary trust (whether revocable or irrevocable) to a Family Member that is a beneficiary of such trust), any Charity, any Controlled Entity or any Affiliate, or (y) except as provided in Section 11.1(c) hereof, pledge (a “Pledge”) all or any portion of its Membership Interest to a lending institution as collateral or security for a bona fide loan or other extension of credit, and Transfer such pledged Membership Interest to such lending institution in connection with the exercise of remedies under such loan or extension of credit (any Transfer or Pledge permitted by this proviso is hereinafter referred to as a “Permitted Transfer”). After such Initial Holding Period, each Member (other than, subject to Section 11.2, the Managing Member), and each transferee of Membership Units or Assignee pursuant to a Permitted Transfer, shall have the right to Transfer all or any portion of its Membership Interest to any Person, without the Consent of the Managing Member but subject to the provisions of Section 11.1(c) and Section 11.4 hereof and to satisfaction of each of the following conditions:

(i)            Managing Member Right of First Refusal. The transferor Member (or the Member’s estate in the event of the Member’s death) shall give written notice of the proposed Transfer to the Managing Member, which notice shall state (A) the identity and address of the proposed transferee and (B) the amount and type of consideration proposed to be received for the Transferred Membership Units. The Managing Member shall have ten (10) Business Days upon which to give the transferor Member notice of its election to acquire the Membership Units on the terms set forth in such notice. If the Managing Member so elects, it shall purchase the Membership Units on such terms within ten (10) Business Days after giving notice of such election; provided, however, that, in the event that the proposed terms involve a purchase for cash, the Managing Member may at its election deliver in lieu of all or any portion of such cash a note from the Managing Member payable to the transferor Member at a date as soon as reasonably practicable, but in no event later than one hundred eighty (180) days after such purchase, and bearing interest at an annual rate equal to the total dividends declared with respect to one (1) REIT Share for the four (4) preceding fiscal quarters of the Managing Member, divided by the Value as of the closing of such purchase; and provided, further, that such closing may be deferred to the extent necessary to effect compliance with the Hart-Scott-Rodino Act, if applicable, and any other applicable requirements of law. If the Managing Member does not so elect, the transferor Member may Transfer such Membership Units to a third party, on terms no more favorable to the transferee than the proposed terms, subject to the other conditions of this Section 11.3.

(ii)           Qualified Transferee. Any Transfer of a Membership Interest shall be made only to a single Qualified Transferee; provided, however, that, for such purposes, all Qualified Transferees that are Affiliates, or that comprise investment accounts or funds managed by a single Qualified Transferee and its Affiliates, shall be considered together to be a single Qualified Transferee; and provided, further, that each Transfer meeting the minimum Transfer restriction of Section 11.3(a)(iv) hereof may be to a separate Qualified Transferee.

(iii)          Opinion of Counsel. The transferor Member shall deliver or cause to be delivered to the Managing Member an opinion of counsel reasonably satisfactory to it to the effect that the proposed Transfer may be effected without registration under the Securities Act and will not otherwise violate the registration provisions of the Securities Act and the regulations promulgated thereunder or violate any state securities laws or regulations applicable to the Company or the Membership Interests Transferred; provided, however, that the Managing Member may, in its sole discretion, waive this condition upon the request of the transferor Member. If, in the opinion of such counsel, such Transfer would require the filing of a registration statement under the Securities Act or would otherwise violate any federal or state securities laws or regulations applicable to the Company or the Membership Units, the Managing Member may prohibit any Transfer otherwise permitted under this Section 11.3 by a Member of Membership Interests.

(iv)          Minimum Transfer Restriction. Any Transferring Member must Transfer not less than the lesser of (A) five hundred (500) Membership Units or (B) all of the remaining Membership Units owned by such Transferring Member, without, in each case, the Consent of the Managing Member; provided, however, that, for purposes of determining compliance with the foregoing restriction, all Membership Units owned by Affiliates of a Member shall be considered to be owned by such Member.

(v)           Exception for Permitted Transfers. The conditions of Sections 11.3(a)(i) through 11.3(a)(iv) hereof shall not apply in the case of a Permitted Transfer.

It is a condition to any Transfer otherwise permitted hereunder (whether or not such Transfer is effected during or after the Initial Holding Period) that the transferee assumes by operation of law or express agreement all of the obligations of the transferor Member under this Agreement with respect to such Transferred Membership Interest, and no such Transfer (other than pursuant to a statutory merger or consolidation wherein all obligations and liabilities of the transferor Member are assumed by a successor corporation by operation of law) shall relieve the transferor Member of its obligations under this Agreement without the Consent of the Managing Member. Notwithstanding the foregoing, any transferee of any Transferred Membership Interest shall be subject to any restrictions on ownership and transfer of stock of the Managing Member contained in the Charter that may limit or restrict such transferee’s ability to exercise its Redemption rights, including, without limitation, the Ownership Limit. Any transferee, whether or not admitted as a Substituted Member, shall take subject to the obligations of the transferor hereunder. Unless admitted as a Substituted Member, no transferee, whether by a voluntary Transfer, by operation of law or otherwise, shall have any rights hereunder, other than the rights of an Assignee as provided in Section 11.5 hereof.

(b)           Incapacity. If a Member is subject to Incapacity, the executor, administrator, trustee, committee, guardian, conservator or receiver of such Member’s estate shall have all the rights of a Member, but not more rights than those enjoyed by other Members, for the purpose of settling or managing the estate, and such power as the Incapacitated Member possessed to Transfer all or any part of its interest in the Company. The Incapacity of a Member, in and of itself, shall not dissolve or terminate the Company.

(c)           Adverse Tax Consequences. Notwithstanding anything to the contrary in this Agreement, the Managing Member shall have the authority (but shall not be required) to take any steps it determines are necessary or appropriate in its sole and absolute discretion to prevent the Company from being taxable as a corporation for federal income tax purposes. Except with the Consent of the Managing Member, no Transfer by a Member of its Membership Interests (including any Redemption, any conversion of LTIP Units into Common Units, any other acquisition of Membership Units by the Managing Member or any acquisition of Membership Units by the Company) may be made to or by any Person if such Transfer could (i) result in the Company being treated as an association taxable as a corporation; (ii) result in a termination of the Company for state income tax purposes; (iii) be treated as effectuated through an “established securities market” or a “secondary market (or the substantial equivalent thereof)” within the meaning of Code Section 7704 and the Regulations promulgated thereunder, (iv) result in the Company (A) being unable to qualify for the “private placements” safe harbor from treatment as a “publicly traded partnership” under Regulations Section 1.7704-1(h), (B) being unable to qualify for the “lack of actual trading” safe harbor from treatment as a “publicly traded partnership” under Regulations Section 1.7704-1(j), or (C) otherwise being unable to qualify for at least one of the “safe harbors” set forth in Regulations Section 1.7704-1 (or such other guidance subsequently published by the IRS setting forth safe harbors under which interests will not be treated as “readily tradable on a secondary market (or the substantial equivalent thereof)” within the meaning of Section 7704 of the Code) (the “Safe Harbors”) as selected by the Managing Member in its sole discretion or (v) based on the advice of counsel to the Company or the Managing Member, adversely affect the ability of the Managing Member to continue to qualify as a REIT or subject the Managing Member to any additional taxes under Code Section 857 or Code Section 4981.

(d)           In addition to any other restrictions on Transfer herein contained, in no event may any Transfer of a Membership Interest by any Member, other than the Managing Member (including any Redemption, any conversion of LTIP Units into Common Units, any acquisition of Membership Units by the Managing Member or any other acquisition of Membership Units by the Company) be made, without the Consent of the Managing Member: (i) to any person or entity who lacks the legal right, power or capacity to own a Membership Interest; (ii) in violation of applicable law; (iii) of any component portion of a Membership Interest, such as the Capital Account, or rights to distributions, separate and apart from all other components of a Membership Interest; (iv) in the event that such Transfer could cause either the Managing Member or any Managing Member Affiliate to cease to comply with the REIT Requirements or to cease to qualify as a “qualified REIT subsidiary” (within the meaning of Code Section 856(i)(2)) or a “taxable REIT subsidiary” (within the meaning of Code Section 856(l)); (v) if such Transfer could, based on the advice of counsel to the Company or the Managing Member, cause a termination of the Company for state income tax purposes (except as a result of the Redemption (or acquisition by the Managing Member) of all Common Units held by all Members); (vi) if such Transfer could, based on the advice of legal counsel to the Company or the Managing Member, cause the Company to cease to be classified as a partnership for federal income tax purposes (except as a result of the Redemption (or acquisition by the Managing Member) of all Common Units held by all Members); (vii) if such Transfer would cause the Company to become, with respect to any employee benefit plan subject to Title I of ERISA, a “party-in-interest” (as defined in ERISA Section 3(14)) or a “disqualified person” (as defined in Code Section 4975(c)) or result in a “prohibited transaction” (within the meaning of ERISA or the Code); (viii) if such Transfer could, based on the advice of legal counsel to the Company or the Managing Member, cause any portion of the assets of the Company to constitute assets of any employee benefit plan pursuant to Department of Labor Regulations Section 2510.3-101, as modified by Section 3(42) of ERISA; (ix) if such Transfer requires the registration of such Membership Interest pursuant to any applicable federal or state securities laws; (x) if such Transfer could (A) be treated as effectuated through an “established securities market” or a “secondary market” (or the substantial equivalent thereof) within the meaning of Section 7704 of the Code and the Regulations promulgated thereunder, (B) cause the Company to become a “publicly traded partnership,” as such term is defined in Sections 469(k)(2) or 7704(b) of the Code, or (C) cause the Company to fail to qualify for at least one of the Safe Harbors; (xi) if such Transfer causes the Company (as opposed to the Managing Member) to become a reporting company under the Exchange Act; or (xii) if such Transfer subjects the Company to regulation under the Investment Company Act of 1940, the Investment Advisors Act of 1940 or ERISA, each as amended. The Managing Member shall, in its sole discretion, be permitted to take all action necessary to prevent the Company from being classified as a “publicly traded partnership” under Code Section 7704.

(e)           Transfers of the Membership Interest of a Member, other than the Managing Member, pursuant to this Article 11 may only be made on the first day of a fiscal quarter of the Company, unless the Managing Member otherwise Consents.

Section 11.4         Admission of Substituted Members.

(a)           No Member shall have the right to substitute a transferee (including any transferees pursuant to Transfers permitted by Section 11.3 hereof) as a Member in its place. A transferee of a Member Interest may be admitted as a Substituted Member only with the Consent of the Managing Member. The failure or refusal by the Managing Member to permit a transferee of any such interests to become a Substituted Member shall not give rise to any cause of action against the Company or the Managing Member. Subject to the foregoing, an Assignee shall not be admitted as a Substituted Member until and unless it furnishes to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all the terms, conditions and applicable obligations of this Agreement, (ii) a counterpart signature page to this Agreement executed by such Assignee and (iii) such other documents and instruments as the Managing Member may require in its sole discretion to effect such Assignee’s admission as a Substituted Member.

(b)           Concurrently with, and as evidence of, the admission of a Substituted Member, the Managing Member shall update the Member Registry and the books and records of the Company to reflect the name, address and number and class and/or series of Membership Units of such Substituted Member and to eliminate or adjust, if necessary, the name, address and number of Membership Units of the predecessor of such Substituted Member.

(c)           A transferee who has been admitted as a Substituted Member in accordance with this Article 11 shall have all the rights and powers and be subject to all the restrictions and liabilities of a Member under this Agreement.

Section 11.5        Assignees. If the Managing Member does not Consent to the admission of any permitted transferee under Section 11.3 hereof as a Substituted Member, as described in Section 11.4 hereof, or in the event that any Membership Interest is deemed to have been Transferred notwithstanding the restrictions set forth in this Article 11, such transferee shall be considered an Assignee for purposes of this Agreement. An Assignee shall be entitled to all the rights of an assignee of a limited liability company interest under the Act, including the right to receive distributions from the Company and the share of Net Income, Net Losses and other items of income, gain, loss, deduction and credit of the Company attributable to the Membership Interest assigned to such transferee and the rights to Transfer the Membership Interest provided in this Article 11, but shall not be deemed to be a holder of a Membership Interest for any other purpose under this Agreement (other than as expressly provided in Section 15.1 hereof with respect to a Qualifying Party that becomes a Tendering Party), and shall not be entitled to effect a Consent or vote with respect to such Membership Interest on any matter presented to the Members for approval (such right to Consent or vote, to the extent provided in this Agreement or under the Act, fully remaining with the transferor Member). In the event that any such transferee desires to make a further Transfer of any such Membership Interest, such transferee shall be subject to all the provisions of this Article 11 to the same extent and in the same manner as any Member desiring to make a Transfer of a Member Interest.

Section 11.6         General Provisions.

(a)           No Member may withdraw from the Company other than as a result of: (i) a permitted Transfer of all of such Member’s Membership Interest in accordance with this Article 11 with respect to which the transferee becomes a Substituted Member; (ii) pursuant to a redemption (or acquisition by the Managing Member) of all of its Membership Interest pursuant to a Redemption under Section 15.1 hereof and/or pursuant to Section 4.7 of this Agreement or any Membership Unit Designation or (iii) the acquisition by the Managing Member of all of such Member’s Membership Interest, whether or not pursuant to Section 15.1(b) hereof.

(b)           Any Member who shall Transfer all of its Membership Units in a Transfer (i) permitted pursuant to this Article 11 where such transferee was admitted as a Substituted Member, (ii) pursuant to the exercise of its rights to effect a redemption of all of its Membership Units pursuant to a Redemption under Section 15.1 hereof and/or pursuant to Section 4.7 of this Agreement or any Membership Unit Designation, or (iii) to the Managing Member, whether or not pursuant to Section 15.1(b) hereof, shall cease to be a Member.

(c)           If any Membership Unit is Transferred in compliance with the provisions of this Article 11, or is redeemed by the Company, or acquired by the Managing Member pursuant to Section 15.1 hereof, on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit attributable to such Membership Unit for such Fiscal Year shall be allocated to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, to the transferee Member, by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member in its sole and absolute discretion. The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f). Solely for purposes of making such allocations, unless the Managing Member decides in its sole and absolute discretion to use another method permitted under the Code, each of such items for the calendar month in which a Transfer occurs shall be allocated to the transferee Member and none of such items for the calendar month in which a Transfer or a Redemption occurs shall be allocated to the transferor Member, or the Tendering Party (as the case may be) if such Transfer occurs on or before the fifteenth (15th) day of the month, otherwise such items shall be allocated to the transferor. All distributions of Available Cash attributable to such Membership Unit with respect to which the Company Record Date is before the date of such Transfer, assignment or Redemption shall be made to the transferor Member or the Tendering Party (as the case may be) and, in the case of a Transfer other than a Redemption, all distributions of Available Cash thereafter attributable to such Membership Unit shall be made to the transferee Member.

ARTICLE 12
ADMISSION OF MEMBERS

Section 12.1         Admission of Successor Managing Member. A successor to all of the Managing Member’s Managing Member Interest pursuant to a Transfer permitted by Section 11.2 hereof who is proposed to be admitted as a successor Managing Member shall be admitted to the Company as the Managing Member, effective immediately upon such Transfer. Upon any such Transfer and the admission of any such transferee as a successor Managing Member in accordance with this Section 12.1, the transferor Managing Member shall be relieved of its obligations without any further liability under this Agreement and shall cease to be a Managing Member of the Company without any separate Consent of the Non-Managing Members or the consent or approval of any other Members. Any such successor Managing Member shall carry on the business and affairs of the Company without dissolution. In each case, the admission shall be subject to the successor Managing Member executing and delivering to the Company an acceptance of all of the terms and conditions of this Agreement and such other documents or instruments as may be required to effect the admission of such Person as a Managing Member. Upon any such Transfer, the transferee shall become the successor Managing Member for all purposes herein, and shall be vested with the powers and rights of the transferor Managing Member, and shall be liable for all obligations and responsible for all duties of the Managing Member. Concurrently with, and as evidence of, the admission of a successor Managing Member, the Managing Member shall update the Member Registry and the books and records of the Company to reflect the name, address and number and classes and/or series of Membership Units of such successor Managing Member. In the event that the Managing Member withdraws from the Company, or transfers its entire Membership Interest, in violation of this Agreement, or otherwise dissolves or terminates or ceases to be the Managing Member of the Company, a Majority in Interest of the Members may elect to continue the Company by selecting a successor Managing Member in accordance with Section 13.1(a) hereof.

Section 12.2         Admission of Additional Members.

(a)           A Person (other than an existing Member) who makes a Capital Contribution to the Company in exchange for Membership Units and in accordance with this Agreement or is issued LTIP Units in exchange for no consideration in accordance with Section 4.2(b) hereof shall be admitted to the Company as an Additional Member only upon furnishing to the Managing Member (i) evidence of acceptance, in form and substance satisfactory to the Managing Member, of all of the terms and conditions of this Agreement, including, without limitation, the power of attorney granted in Section 2.4 hereof, (ii) a counterpart signature page to this Agreement executed by such Person and (iii) such other documents or instruments as the Managing Member may require in its sole and absolute discretion in order to effect such Person’s admission as an Additional Member. Concurrently with, and as evidence of, the admission of an Additional Member, the Managing Member shall update the Member Registry and the books and records of the Company to reflect the name, address and number and classes and/or series of Membership Units of such Additional Member.

(b)           Notwithstanding anything to the contrary in this Section 12.2, no Person shall be admitted as an Additional Member without the Consent of the Managing Member. The admission of any Person as an Additional Member shall become effective on the date upon which the name of such Person is recorded on the books and records of the Company, following the Consent of the Managing Member to such admission and the satisfaction of all the conditions set forth in Section 12.2(a).

(c)           If any Additional Member is admitted to the Company on any day other than the first day of a Fiscal Year, then Net Income, Net Losses, each item thereof and all other items of income, gain, loss, deduction and credit allocable among Holders for such Fiscal Year shall be allocated among such Additional Member and all other Holders by taking into account their varying interests during the Fiscal Year in accordance with Code Section 706(d), using the “interim closing of the books” method or another permissible method selected by the Managing Member. The Members hereby agree that any such selection by the Managing Member is made by “agreement of the partners” within the meaning of Regulations Section 1.706-4(f). Solely for purposes of making such allocations, each of such items for the calendar month in which an admission of any Additional Member occurs shall be allocated among all the Holders including such Additional Member, in accordance with the principles described in Section 11.6(c) hereof. All distributions of Available Cash with respect to which the Company Record Date is before the date of such admission shall be made solely to Members and Assignees other than the Additional Member, and all distributions of Available Cash thereafter shall be made to all the Members and Assignees including such Additional Member.

(d)           Any Additional Member admitted to the Company that is an Affiliate of the Managing Member shall be deemed to be a “Managing Member Affiliate” hereunder and shall be reflected as such on the Member Registry and the books and records of the Company.

Section 12.3         Amendment of Agreement and Certificate of Formation. For the admission to the Company of any Member, the Managing Member shall take all steps necessary and appropriate under the Act to update the Member Registry , amend the records of the Company and, if necessary, to prepare as soon as practical an amendment of this Agreement and, if required by law, shall prepare and file an amendment to the Certificate and may for this purpose exercise the power of attorney granted pursuant to Section 2.4 hereof.

Section 12.5         Limit on Number of Members. Unless otherwise permitted by the Managing Member in its sole and absolute discretion, no Person shall be admitted to the Company as an Additional Member if the effect of such admission would be to cause the Company to have a number of Members that would cause the Company to become a reporting company under the Exchange Act.

Section 12.6         Admission. A Person shall be admitted to the Company as a Member of the Company or a Managing Member of the Company only upon strict compliance, and not upon substantial compliance, with the requirements set forth in this Agreement for admission to the Company as a Member or a Managing Member.

ARTICLE 13
DISSOLUTION, LIQUIDATION AND TERMINATION

Section 13.1        Dissolution. The Company shall not be dissolved by the admission of Substituted Members or Additional Members or by the admission of a successor Managing Member in accordance with the terms of this Agreement. Upon the withdrawal of the Managing Member, any successor Managing Member shall continue the business and affairs of the Company without dissolution. However, the Company shall dissolve, and its affairs shall be wound up, upon the first to occur of any of the following (each a “Liquidating Event”):

(a)           an event of withdrawal of the Managing Member (including, without limitation, bankruptcy, but excluding the admission of a successor Managing Member in accordance with this Agreement) unless, within ninety (90) days after the withdrawal, a Majority in Interest of the Members remaining agree in writing, in their sole and absolute discretion, to continue the Company and to the appointment, effective as of the date of such withdrawal, of a successor Managing Member;

(b)           an election to dissolve the Company made by the Managing Member in its sole and absolute discretion, with or without the Consent of the Members;

(c)           the termination of the legal existence of the last remaining member of the Company or the occurrence of any other event which terminates the continued membership of the last remaining member of the Company in the Company unless the Company is continued without dissolution in a manner permitted by this Agreement or the Act; or

(d)           entry of a decree of judicial dissolution of the Company pursuant to the provisions of the Act;

Section 13.2         Winding Up.

(a)           Upon the occurrence of a Liquidating Event, the Company shall continue solely for the purposes of winding up its affairs in an orderly manner, liquidating its assets and satisfying the claims of its creditors and the Holders. After the occurrence of a Liquidating Event, no Holder shall take any action that is inconsistent with, or not necessary to or appropriate for, the winding up of the Company’s business and affairs. The Managing Member (or, in the event that there is no remaining Managing Member or the Managing Member has dissolved, become bankrupt within the meaning of the Act or ceased to operate, any Person elected by a Majority in Interest of the Members (the Managing Member or such other Person being referred to herein as the “Liquidator”)) shall be responsible for overseeing the winding up and dissolution of the Company and shall take full account of the Company’s liabilities and property, and the Company property shall be liquidated as promptly as is consistent with obtaining the fair value thereof, and the proceeds therefrom (which may, to the extent determined by the Managing Member, include shares of stock in the Managing Member) shall be applied and distributed in the following order:

(i)            First, to the satisfaction of all of the Company’s debts and liabilities to creditors other than the Holders (whether by payment or the making of reasonable provision for payment thereof);

(ii)           Second, to the satisfaction of all of the Company’s debts and liabilities to the Managing Member (whether by payment or the making of reasonable provision for payment thereof), including, but not limited to, amounts due as reimbursements under Section 7.4 hereof;

(iii)          Third, to the satisfaction of all of the Company’s debts and liabilities to the other Holders (whether by payment or the making of reasonable provision for payment thereof); and

(iv)          Fourth, to the Members in accordance with their positive Capital Account balances, determined after taking into account all Capital Account adjustments for all prior periods and the Company taxable year during which the liquidation occurs (other than those made as a result of the liquidating distribution set forth in this Section 13.2(a)(iv)).

The Managing Member shall not receive any additional compensation for any services performed pursuant to this Article 13 other than reimbursement of its expenses as set forth in Section 7.4.

(b)           Notwithstanding the provisions of Section 13.2(a) hereof that require liquidation of the assets of the Company, but subject to the order of priorities set forth therein, if prior to or upon dissolution of the Company, the Liquidator determines that an immediate sale of part or all of the Company’s assets would be impractical or would cause undue loss to the Holders, the Liquidator may, in its sole and absolute discretion, defer for a reasonable time the liquidation of any assets except those necessary to satisfy liabilities of the Company (including to those Holders as creditors) and/or distribute to the Holders, in lieu of cash, as tenants in common and in accordance with the provisions of Section 13.2(a) hereof, undivided interests in such Membership assets as the Liquidator deems not suitable for liquidation. Any such distributions in kind shall be made only if, in the good faith judgment of the Liquidator, such distributions in kind are in the best interest of the Holders, and shall be subject to such conditions relating to the disposition and management of such properties as the Liquidator deems reasonable and equitable and to any agreements governing the operation of such properties at such time. The Liquidator shall determine the fair market value of any property distributed in kind using such reasonable method of valuation as it may adopt.

(c)           If any Holder has a deficit balance in its Capital Account (after giving effect to all contributions, distributions and allocations for all taxable years, including the year during which such liquidation occurs), except as otherwise agreed to by such Holder, such Holder shall have no obligation to make any contribution to the capital of the Company with respect to such deficit, and such deficit shall not be considered a debt owed to the Company or to any other Person for any purpose whatsoever.

(d)           In the sole and absolute discretion of the Managing Member or the Liquidator, a pro rata portion of the distributions that would otherwise be made to the Holders pursuant to this Article 13 may be:

(i)            distributed to a trust established for the benefit of the Managing Member and the Holders for the purpose of liquidating Company assets, collecting amounts owed to the Company, and paying any contingent, conditional or unmatured liabilities or obligations of the Company or of the Managing Member arising out of or in connection with the Company and/or Company activities. The assets of any such trust shall be distributed to the Holders, from time to time, in the discretion of the Managing Member, in the same proportions and amounts as would otherwise have been distributed to the Holders pursuant to this Agreement; or

(ii)           withheld or escrowed to provide a reasonable reserve for Company liabilities (contingent or otherwise) and to reflect the unrealized portion of any installment obligations owed to the Company, provided that such withheld or escrowed amounts shall be distributed to the Holders in the manner and order of priority set forth in Section 13.2(a) hereof as soon as practicable.

(e)           The provisions of Section 7.8 hereof shall apply to any Liquidator appointed pursuant to this Article 13 as though the Liquidator were the Managing Member of the Company.

Section 13.3        Rights of Holders. Except as otherwise provided in this Agreement and subject to the rights of any Holder of any Membership Interest set forth in Article 17 or Article 18 of this Agreement or any Membership Unit Designation , (a) each Holder shall look solely to the assets of the Company for the return of its Capital Contribution, (b) no Holder shall have the right or power to demand or receive property other than cash from the Company and (c) no Holder shall have priority over any other Holder as to the return of its Capital Contributions, distributions or allocations.

Section 13.4        Notice of Dissolution. In the event that a Liquidating Event occurs or an event occurs that would, but for an election or objection by one or more Members pursuant to Section 13.1 hereof, result in a dissolution of the Company, the Managing Member or Liquidator shall, within thirty (30) days thereafter, provide written notice thereof to each Holder and, in the Managing Member’s or Liquidator’s sole and absolute discretion or as required by the Act, to all other parties with whom the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member or Liquidator), and the Managing Member or Liquidator may, or, if required by the Act, shall, publish notice thereof in a newspaper of general circulation in each place in which the Company regularly conducts business (as determined in the sole and absolute discretion of the Managing Member or Liquidator).

Section 13.5         Cancellation of Certificate of Formation. Upon the completion of the liquidation of the Company cash and property as provided in Section 13.2 hereof, the Company shall be terminated and the Certificate and all qualifications of the Company as a foreign limited liability company or association in jurisdictions other than the State of Delaware shall be cancelled, and such other actions as may be necessary to terminate the Company shall be taken.

Section 13.6        Reasonable Time for Winding-Up. A reasonable time shall be allowed for the orderly winding-up of the business and affairs of the Company and the liquidation of its assets pursuant to Section 13.2 hereof, in order to minimize any losses otherwise attendant upon such winding-up, and the provisions of this Agreement shall remain in effect between and among the Members during the period of liquidation; provided, however, reasonable efforts shall be made to complete such winding-up within twenty-four (24) months after the adoption of a plan of liquidation of the Managing Member, as provided in Section 562(b)(1)(B) of the Code, if necessary, in the sole and absolute discretion of the Managing Member.

ARTICLE 14
PROCEDURES FOR ACTIONS AND CONSENTS OF MEMBERS; AMENDMENTS; MEETINGS

Section 14.1         Procedures for Actions and Consents of Members. The actions requiring Consent of any Member or Members pursuant to this Agreement, including Section 7.3 hereof, or otherwise pursuant to applicable law, are subject to the procedures set forth in this Article 14.

Section 14.2        Amendments. Amendments to this Agreement may be proposed by the Managing Member or by Members holding twenty-five percent (25%) or more of the Membership Interests held by Members and, except as set forth in Section 7.3(b) and Section 7.3(c) and subject to Section 7.3(d), Section 16.10 and the rights of any Holder of any Membership Interest set forth in any Membership Unit Designation, shall be approved by the Consent of the Members. Following such proposal, the Managing Member shall submit to the Members entitled to vote thereon any proposed amendment that, pursuant to the terms of this Agreement, requires the consent, approval or vote of such Members. The Managing Member shall seek the consent, approval or vote of the Members entitled to vote thereon on any such proposed amendment in accordance with Section 14.3 hereof. Upon obtaining any such Consent, or any other Consent required by this Agreement, and without further action or execution by any other Person, including any Member, (a) any amendment to this Agreement may be implemented and reflected in a writing executed solely by the Managing Member, and (b) the Members shall be deemed a party to and bound by such amendment of this Agreement. For the avoidance of doubt, notwithstanding anything to the contrary in this Agreement, this Agreement may not be amended without the Consent of the Managing Member.

Section 14.3         Actions and Consents of the Members.

(a)           Meetings of the Members may be called only by the Managing Member to transact any business that the Managing Member determines. The call shall state the nature of the business to be transacted. Notice of any such meeting shall be given to all Members entitled to act at the meeting not less than seven (7) days nor more than sixty (60) days prior to the date of such meeting. Members may vote in person or by proxy at such meeting. Unless approval by a different number or proportion of the Members is required by this Agreement, the affirmative vote of a Majority in Interest of the Members entitled to act on any proposal shall be sufficient to approve such proposal at a meeting of the Members. Whenever the vote, consent or approval of Members is permitted or required under this Agreement, such vote, consent or approval may be given at a meeting of Members or in accordance with the procedure prescribed in Section 14.3(b) hereof.

(b)           Any action requiring the Consent of any Member or group of Members pursuant to this Agreement or that is required or permitted to be taken at a meeting of the Members may be taken without a meeting if a consent in writing or by electronic transmission setting forth the action so taken or consented to is given by Members whose affirmative vote would be sufficient to approve such action or provide such Consent at a meeting of the Members. Such consent may be in one instrument or in several instruments, and shall have the same force and effect as the affirmative vote of such Members at a meeting of the Members. Such consent shall be filed with the Managing Member. An action so taken shall be deemed to have been taken at a meeting held on the effective date so certified. For purposes of obtaining a Consent in writing or by electronic transmission, the Managing Member may require a response within a reasonable specified time, but not less than fifteen (15) days, and failure to respond in such time period shall constitute a Consent that is consistent with the Managing Member’s recommendation with respect to the proposal; provided, however, that an action shall become effective at such time as requisite Consents are received even if prior to such specified time.

(c)           Each Member entitled to act at a meeting of the Members may authorize any Person or Persons to act for it by proxy on all matters in which a Member is entitled to participate, including waiving notice of any meeting, or voting or participating at a meeting. Each proxy must be signed by the Member or its attorney-in-fact. No proxy shall be valid after the expiration of eleven (11) months from the date thereof unless otherwise provided in the proxy (or there is receipt of a proxy authorizing a later date). Every proxy shall be revocable at the pleasure of the Member executing it, such revocation to be effective upon the Company’s receipt of written notice of such revocation from the Member executing such proxy, unless such proxy states that it is irrevocable and is coupled with an interest.

(d)           The Managing Member may set a record date for the purpose of determining the Members (i) entitled to Consent to any action, (ii) entitled to receive notice of or vote at any meeting of the Members or (iii) in order to make a determination of Members for any other proper purpose. Such date, in any case, shall not be more than ninety (90) days and, in the case of a meeting of the Members, not less than five (5) days, before the date on which the meeting is to be held or Consent is to be given. If no record date is fixed, the record date for the determination of Members entitled to notice of or to vote at a meeting of the Members shall be at the close of business on the day on which the notice of the meeting is sent, and the record date for any other determination of Members shall be the effective date of such Member action, distribution or other event. When a determination of the Members entitled to vote at any meeting of the Members has been made as provided in this section, such determination shall apply to any adjournment thereof.

(e)           Each meeting of Members shall be conducted by the Managing Member or such other Person as the Managing Member may appoint pursuant to such rules for the conduct of the meeting as the Managing Member or such other Person deems appropriate in its sole and absolute discretion. Without limitation, meetings of Members may be conducted in the same manner as meetings of the Managing Member’s stockholders and may be held at the same time as, and as part of, the meetings of the Managing Member’s stockholders.

ARTICLE 15
GENERAL PROVISIONS

Section 15.1         Redemption Rights of Qualifying Parties.

(a)           After the applicable Initial Holding Period, a Qualifying Party shall have the right (subject to the terms and conditions set forth herein) to require the Company to redeem all or a portion of Common Units held by such Tendering Party (Common Units that have in fact been tendered for redemption being hereafter referred to as “Tendered Units”) in exchange (a “Redemption”) for the Cash Amount payable on the Specified Redemption Date. The Company may, in the Managing Member’s sole and absolute discretion, redeem Tendered Units at the request of the Holder thereof prior to the end of the applicable Initial Holding Period (subject to the terms and conditions set forth herein) (a “Special Redemption”); provided, however, that the Managing Member first receives an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Company or the Managing Member to violate any federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1(b) of this Agreement. Any Redemption shall be exercised pursuant to a Notice of Redemption delivered to the Managing Member by the Qualifying Party when exercising the Redemption right (the “Tendering Party”). The Company’s obligation to effect a Redemption, however, shall not arise or be binding against the Company until the earlier of (i) the date the Managing Member notifies the Tendering Party that the Managing Member declines to acquire some or all of the Tendered Units under Section 15.1(b) hereof following receipt of a Notice of Redemption and (ii) the Business Day following the Cut-Off Date. In the event of a Redemption, the Cash Amount shall be delivered as a certified or bank check payable to the Tendering Party or, in the Managing Member’s sole and absolute discretion, in immediately available funds, in each case, on or before the Specified Redemption Date; provided, however, that the Managing Member may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 Business Days to the extent required for the Managing Member to cause additional REIT Shares to be issued to provide financing to be used to make such payment of the Cash Amount.

(b)           Notwithstanding the provisions of Section 15.1(a) hereof, on or before the close of business on the Cut-Off Date, the Managing Member may, in the Managing Member’s sole and absolute discretion but subject to the Ownership Limit, elect to acquire some or all (such percentage being referred to as the “Applicable Percentage”) of the Tendered Units from the Tendering Party in exchange for REIT Shares. If the Managing Member elects to acquire some or all of the Tendered Units pursuant to this Section 15.1(b), the Managing Member shall give written notice thereof to the Tendering Party on or before the close of business on the Cut-Off Date. If the Managing Member elects to acquire any of the Tendered Units for REIT Shares, the Managing Member shall issue and deliver such REIT Shares to the Tendering Party pursuant to the terms of this Section 15.1(b), in which case (i) the Managing Member shall assume directly the obligation with respect thereto and shall satisfy the Tendering Party’s exercise of its Redemption right with respect to such Tendered Units and (ii) such transaction shall be treated, for federal income tax purposes, as a transfer by the Tendering Party of such Tendered Units to the Managing Member in exchange for the REIT Shares Amount. If the Managing Member so elects, on the Specified Redemption Date, the Tendering Party shall sell such number of the Tendered Units to the Managing Member in exchange for a number of REIT Shares equal to the product of the REIT Shares Amount and the Applicable Percentage; provided, however, that the Managing Member may elect to cause the Specified Redemption Date to be delayed for up to an additional 60 Business Days to the extent required for the Managing Member to cause additional REIT Shares to be issued. The Tendering Party shall submit (A) such information, certification or affidavit as the Managing Member may reasonably require in connection with the application of the Ownership Limit to any such acquisition and (B) such written representations, investment letters, legal opinions or other instruments necessary, in the Managing Member’s view, to effect compliance with the Securities Act. In the event of a purchase of the Tendered Units by the Managing Member pursuant to this Section 15.1(b), the Tendering Party shall no longer have the right to cause the Company to effect a Redemption of such Tendered Units and, upon notice to the Tendering Party by the Managing Member given on or before the close of business on the Cut-Off Date that the Managing Member has elected to acquire some or all of the Tendered Units pursuant to this Section 15.1(b), the obligation of the Company to effect a Redemption of the Tendered Units as to which the Managing Member’s notice relates shall not accrue or arise. A number of REIT Shares equal to the product of the Applicable Percentage and the REIT Shares Amount, if applicable, shall be delivered by the Managing Member as duly authorized, validly issued, fully paid and non-assessable REIT Shares and, if applicable, Rights, free of any pledge, lien, encumbrance or restriction, other than the Ownership Limit, the Securities Act and relevant state securities or “blue sky” laws. Neither any Tendering Party whose Tendered Units are acquired by the Managing Member pursuant to this Section 15.1(b), any Member, any Assignee nor any other interested Person shall have any right to require or cause the Managing Member to register, qualify or list any REIT Shares owned or held by such Person, whether or not such REIT Shares are issued pursuant to this Section 15.1(b), with the SEC, with any state securities commissioner, department or agency, under the Securities Act or the Exchange Act or with any stock exchange; provided, however, that this limitation shall not be in derogation of any registration or similar rights granted pursuant to any other written agreement between the Managing Member and any such Person. Notwithstanding any delay in such delivery, the Tendering Party shall be deemed the owner of such REIT Shares and Rights for all purposes, including, without limitation, rights to vote or consent, receive dividends, and exercise rights, as of the Specified Redemption Date. REIT Shares issued upon an acquisition of the Tendered Units by the Managing Member pursuant to this Section 15.1(b) may contain such legends regarding restrictions under the Securities Act and applicable state securities laws as the Managing Member determines to be necessary or advisable in order to ensure compliance with such laws.

(c)           Notwithstanding the provisions of Section 15.1(a) and 15.1(b) hereof, the Tendering Parties shall have no rights under this Agreement that would otherwise be prohibited by the Charter and shall have no rights to require the Company to redeem Common Units if the acquisition of such Common Units by the Managing Member pursuant to Section 15.1(b) hereof would cause any Person to violate the Ownership Limit. To the extent that any attempted Redemption or acquisition of the Tendered Units by the Managing Member pursuant to Section 15.1(b) hereof would be in violation of this Section 15.1(c), to the fullest extent permitted by law, it shall be void, and the Tendering Party shall not acquire any rights or economic interests in REIT Shares otherwise issuable by the Managing Member under Section 15.1(b) hereof or cash otherwise payable under Section 15.1(a) hereof.

(d)           If the Managing Member does not elect to acquire the Tendered Units pursuant to Section 15.1(b) hereof:

(i)            The Company may elect to raise funds for the payment of the Cash Amount either (A) by requiring that the Managing Member contribute to the Company funds from the proceeds of a registered public offering by the Managing Member of REIT Shares sufficient to purchase the Tendered Units or (B) from any other sources (including, but not limited to, the sale of any Property and the incurrence of additional Debt) available to the Company. Any proceeds from a public offering that are in excess of the Cash Amount shall be for the sole benefit of the Managing Member. The Managing Member shall make a Capital Contribution of any such amounts to the Company for an additional Managing Member Interest in accordance with Section 4.3(e).

(ii)           If the Cash Amount is not paid on or before the Specified Redemption Date, interest shall accrue with respect to the Cash Amount from the day after the Specified Redemption Date to and including the date on which the Cash Amount is paid at a rate equal to the base rate on corporate loans at large United States money center commercial banks, as published from time to time in the Wall Street Journal (but not higher than the maximum lawful rate).

(e)           Notwithstanding the provisions of Section 15.1(b) hereof, the Managing Member shall not, under any circumstances, elect to acquire any Tendered Units in exchange for REIT Shares if such exchange would be prohibited under the Charter.

(f)            Notwithstanding anything herein to the contrary (but subject to Section 15.1(c) hereof), with respect to any Redemption (or any tender of Common Units for Redemption if the Tendered Units are acquired by the Managing Member pursuant to Section 15.1(b) hereof) pursuant to this Section 15.1:

(i)            All Common Units acquired by the Managing Member pursuant to Section 15.1(b) hereof shall automatically, and without further action required, be converted into and deemed to be a Managing Member Interest comprised of the same number of Common Units.

(ii)           Subject to the Ownership Limit, no Tendering Party may effect a Redemption for less than one thousand (1,000) Common Units or, if such Tendering Party holds (as a Member or, economically, as an Assignee) less than one thousand (1,000) Common Units, all of the Common Units held by such Tendering Party, without, in each case, the Consent of the Managing Member.

(iii)          If (A) a Tendering Party surrenders its Tendered Units during the period after the Company Record Date with respect to a distribution and before the record date established by the Managing Member for a distribution to its stockholders of some or all of its portion of such Company distribution, and (B) the Managing Member elects to acquire any of such Tendered Units in exchange for REIT Shares pursuant to Section 15.1(b), such Tendering Party shall pay to the Managing Member on the Specified Redemption Date an amount in cash equal to the portion of the Company distribution in respect of the Tendered Units exchanged for REIT Shares, insofar as such distribution relates to the same period for which such Tendering Party would receive a distribution in respect of such REIT Shares.

(iv)          The consummation of such Redemption (or an acquisition of Tendered Units by the Managing Member pursuant to Section 15.1(b) hereof, as the case may be) shall be subject to the expiration or termination of the applicable waiting period, if any, under the Hart-Scott-Rodino Act.

(v)           The Tendering Party shall continue to own (subject, in the case of an Assignee, to the provisions of Section 11.5 hereof) all Common Units subject to any Redemption, and be treated as a Member or an Assignee, as applicable, with respect to such Common Units for all purposes of this Agreement, until such Common Units are either paid for by the Company pursuant to Section 15.1(a) hereof or transferred to the Managing Member and paid for, by the issuance of the REIT Shares, pursuant to Section 15.1(b) hereof on the Specified Redemption Date. Until a Specified Redemption Date and an acquisition of the Tendered Units by the Managing Member pursuant to Section 15.1(b) hereof, the Tendering Party shall have no rights as a stockholder of the Managing Member with respect to the REIT Shares issuable in connection with such acquisition.

(g)           In connection with an exercise of Redemption rights pursuant to this Section 15.1, except as otherwise Consented to by the Managing Member, the Tendering Party shall submit the following to the Managing Member, in addition to the Notice of Redemption:

(i)            A written affidavit, dated the same date as the Notice of Redemption, (A) disclosing the actual and constructive ownership, as determined for purposes of Code Sections 856(a)(6) and 856(h), of REIT Shares by (I) such Tendering Party and (II) to the best of their knowledge any Related Party and (B) representing that, after giving effect to the Redemption or an acquisition of the Tendered Units by the Managing Member pursuant to Section 15.1(b) hereof, neither the Tendering Party nor to the best of their knowledge any Related Party will own REIT Shares in violation of the Ownership Limit;

(ii)           A written representation that neither the Tendering Party nor to the best of their knowledge any Related Party has any intention to acquire any additional REIT Shares prior to the closing of the Redemption or an acquisition of the Tendered Units by the Managing Member pursuant to Section 15.1(b) hereof on the Specified Redemption Date;

(iii)          An undertaking to certify, at and as a condition of the closing of (A) the Redemption or (B) the acquisition of Tendered Units by the Managing Member pursuant to Section 15.1(b) hereof on the Specified Redemption Date, that either (I) the actual and constructive ownership of REIT Shares by the Tendering Party and to the best of its knowledge any Related Party remain unchanged from that disclosed in the affidavit required by Section 15.1(g)(i) or (II) after giving effect to the Redemption or the acquisition of Tendered Units by the Managing Member pursuant to Section 15.1(b) hereof, neither the Tendering Party nor, to the best of its knowledge, any other Person shall own REIT Shares in violation of the Ownership Limit; and

(iv)          In connection with any Special Redemption, the Managing Member shall have the right to receive an opinion of counsel reasonably satisfactory to it to the effect that the proposed Special Redemption will not cause the Company or the Managing Member to violate any federal or state securities laws or regulations applicable to the Special Redemption, the issuance and sale of the Tendered Units to the Tendering Party or the issuance and sale of REIT Shares to the Tendering Party pursuant to Section 15.1(b) of this Agreement.

(h)           Holders of LTIP Units shall not be entitled to the right of Redemption provided for in Section 15.1 of this Agreement, unless and until such LTIP Units have been converted into Common Units (or any other class or series of Common Units entitled to such right of Redemption) in accordance with their terms.

Section 15.2         Addresses and Notice. Any notice, demand, request or report required or permitted to be given or made to a Member or Assignee under this Agreement shall be in writing and shall be deemed given or made when delivered in person or when sent by first class United States mail or by other means of written or electronic communication (including by telecopy, facsimile, electronic mail or commercial courier service) to the Member, or Assignee at the address set forth in the Member Registry or such other address of which the Member shall notify the Managing Member in accordance with this Section 15.2.

Section 15.3         Titles and Captions. All article or section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” or “Sections” are to Articles and Sections of this Agreement.

Section 15.4         Pronouns and Plurals. Whenever the context may require, any pronouns used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 15.5         Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 15.6         Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 15.7         Waiver.

(a)           No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any other covenant, duty, agreement or condition.

(b)           The restrictions, conditions and other limitations on the rights and benefits of the Members contained in this Agreement, and the duties, covenants and other requirements of performance or notice by the Members, are for the benefit of the Company and, except for an obligation to pay money to the Company, may be waived or relinquished by the Managing Member, in its sole and absolute discretion, on behalf of the Company in one or more instances from time to time and at any time; provided, however, that any such waiver or relinquishment may not be made if it would have the effect of (i) creating liability for any other Member, (ii) causing the Company to cease to qualify as a limited liability company, (iii) reducing the amount of cash otherwise distributable to the Members (other than any such reduction that affects all of the Members holding the same class or series of Membership Units on a uniform or pro rata basis, if approved by a Majority in Interest of the Members holding such class or series of Membership Units), (iv) resulting in the classification of the Company as an association or publicly traded partnership taxable as a corporation or (v) violating the Securities Act, the Exchange Act or any state “blue sky” or other securities laws; and provided, further, that any waiver relating to compliance with the Ownership Limit or other restrictions in the Charter shall be made and shall be effective only as provided in the Charter.

Section 15.8         Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 15.9         Applicable Law; Consent to Jurisdiction; Waiver of Jury Trial.

(a)           This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law. In the event of a conflict between any provision of this Agreement and any non-mandatory provision of the Act, the provisions of this Agreement shall control and take precedence.

(b)           Each Member hereby (i) submits to the non-exclusive jurisdiction of any state or federal court sitting in the State of Delaware (collectively, the “Delaware Courts”), with respect to any dispute arising out of this Agreement or any transaction contemplated hereby to the extent such courts would have subject matter jurisdiction with respect to such dispute, (ii) to the fullest extent permitted by law, irrevocably waives, and agrees not to assert by way of motion, defense, or otherwise, in any such action, any claim that it is not subject personally to the jurisdiction of any of the Delaware Courts, that its property is exempt or immune from attachment or execution, that the action is brought in an inconvenient forum, or that the venue of the action is improper, (iii) agrees that notice or the service of process in any action, suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby shall be properly served or delivered if delivered to such Member at such Member’s last known address as set forth in the Company’s books and records, and (iv) irrevocably waives any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the transactions contemplated hereby.

Section 15.10       Entire Agreement. This Agreement contains all of the understandings and agreements between and among the Members with respect to the subject matter of this Agreement and the rights, interests and obligations of the Members with respect to the Company. Notwithstanding the immediately preceding sentence, the Members hereby acknowledge and agree that the Managing Member, without the approval of any Member, may enter into side letters or similar written agreements with Members that are not Affiliates of the Managing Member, executed contemporaneously with the admission of such Member to the Company, affecting the terms hereof, as negotiated with such Member and which the Managing Member in its sole discretion deems necessary, desirable or appropriate. The parties hereto agree that any terms, conditions or provisions contained in such side letters or similar written agreements with a Member shall govern with respect to such Member notwithstanding the provisions of this Agreement.

Section 15.11       Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not be affected thereby.

Section 15.12      Limitation to Preserve REIT Status. Notwithstanding anything else in this Agreement, to the extent that the amount to be paid, credited, distributed or reimbursed by the Company to any REIT Member or its officers, directors, employees or agents, whether as a reimbursement, fee, expense or indemnity (a “REIT Payment”), would constitute gross income to the REIT Member for purposes of Code Section 856(c)(2) or Code Section 856(c)(3), then, notwithstanding any other provision of this Agreement, the amount of such REIT Payments, as selected by the Managing Member in its discretion from among items of potential distribution, reimbursement, fees, expenses and indemnities, shall be reduced for any Fiscal Year so that the REIT Payments, as so reduced, for or with respect to such REIT Member shall not exceed the lesser of:

(a)           an amount equal to the excess, if any, of (i) four percent (4%) of the REIT Member’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(2) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(2)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(2) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Section 856(c) of the Code); or

(b)           an amount equal to the excess, if any, of (i) twenty-four percent (24%) of the REIT Member’s total gross income (but excluding the amount of any REIT Payments and any amounts excluded from gross income pursuant to Section 856(c) of the Code) for the Fiscal Year that is described in subsections (A) through (I) of Code Section 856(c)(3) over (ii) the amount of gross income (within the meaning of Code Section 856(c)(3)) derived by the REIT Member from sources other than those described in subsections (A) through (I) of Code Section 856(c)(3) (but not including the amount of any REIT Payments or any amounts excluded from gross income pursuant to Section 856(c) of the Code);

provided, however, that REIT Payments in excess of the amounts set forth in clauses (a) and (b) above may be made if the Managing Member, as a condition precedent, obtains an opinion of tax counsel that the receipt of such excess amounts should not adversely affect the REIT Member’s ability to qualify as a REIT. To the extent that REIT Payments may not be made in a Fiscal Year as a consequence of the limitations set forth in this Section 15.12, such REIT Payments shall carry over and shall be treated as arising in the following Fiscal Year if such carry over does not adversely affect the REIT Member’s ability to qualify as a REIT, provided, however, that any such REIT Payment shall not be carried over more than three Fiscal Years, and any such remaining payments shall no longer be due and payable. The purpose of the limitations contained in this Section 15.12 is to prevent any REIT Member from failing to qualify as a REIT under the Code by reason of such REIT Member’s share of items, including distributions, reimbursements, fees, expenses or indemnities, receivable directly or indirectly from the Company, and this Section 15.12 shall be interpreted and applied to effectuate such purpose.

Section 15.13      No Partition. No Member nor any successor-in-interest to a Member shall have the right while this Agreement remains in effect to have any property of the Company partitioned, or to file a complaint or institute any proceeding at law or in equity to have such property of the Company partitioned, and to the fullest extent permitted by law, each Member, on behalf of itself and its successors and assigns hereby waives any such right. It is the intention of the Members that the rights of the parties hereto and their successors-in-interest to Membership property, as among themselves, shall be governed by the terms of this Agreement, and that the rights of the Members and their respective successors-in-interest shall be subject to the limitations and restrictions as set forth in this Agreement.

Section 15.14      No Third-Party Rights Created Hereby. The provisions of this Agreement are solely for the purpose of defining the interests of the Holders, inter se; and no other person, firm or entity (i.e., a party who is not a signatory hereto or a permitted successor to such signatory hereto) shall have any right, power, title or interest by way of subrogation or otherwise, in and to the rights, powers, title and provisions of this Agreement. No creditor or other third party having dealings with the Company (other than as expressly provided herein with respect to Indemnitees) shall have the right to enforce the right or obligation of any Member to make Capital Contributions or loans to the Company or to pursue any other right or remedy hereunder or at law or in equity. None of the rights or obligations of the Members herein set forth to make Capital Contributions or loans to the Company shall be deemed an asset of the Company for any purpose by any creditor or other third party, nor may any such rights or obligations be sold, transferred or assigned by the Company or pledged or encumbered by the Company to secure any debt or other obligation of the Company or any of the Members.

Section 15.15      No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the Holders of Membership Units any rights whatsoever as stockholders of the Managing Member, including without limitation any right to receive dividends or other distributions made to stockholders of the Managing Member or to vote or to consent or receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the Managing Member or any other matter.

ARTICLE 16
LTIP UNITS

Section 16.1         Designation. A class of Membership Units in the Company designated as the “LTIP Units” is hereby established. The number of LTIP Units that may be issued is not limited by this Agreement.

Section 16.2         Vesting.

(a)           Vesting, Generally. LTIP Units may, in the sole discretion of the Managing Member, be issued subject to vesting, forfeiture and additional restrictions on Transfer pursuant to the terms of the applicable LTIP Unit Agreement or Equity Plan. The terms of any LTIP Unit Agreement may be modified by the Managing Member from time to time in its sole discretion, subject to any restrictions on amendment imposed by the relevant LTIP Unit Agreement or by the Plan or any other applicable Equity Plan. LTIP Units that were fully vested and nonforfeitable when issued or that have vested and are no longer subject to forfeiture under the terms of an LTIP Unit Agreement are referred to as “Vested LTIP Units”; all other LTIP Units are referred to as “Unvested LTIP Units.”

(b)           Forfeiture. Upon the forfeiture of any LTIP Units in accordance with the applicable LTIP Unit Agreement and Equity Plan (including any forfeiture effected through repurchase), the LTIP Units so forfeited (or repurchased) shall immediately, and without any further action, be treated as cancelled and no longer outstanding for any purpose. Unless otherwise specified in the applicable LTIP Unit Agreement, no consideration or other payment shall be due with respect to any LTIP Units that have been forfeited, other than any distributions declared prior to the effective date of the forfeiture with respect to a Company Record Date and with respect to such LTIP Units. Except as otherwise provided in this Agreement (including without limitation Section 6.4(a)(ix)), the Plan (or other applicable Equity Plan) and the applicable LTIP Unit Agreement, in connection with any forfeiture (or repurchase) of such units, the balance of the portion of the Capital Account of the Holder of LTIP Units that is attributable to all of such Holder’s LTIP Units shall be reduced by the amount, if any, by which it exceeds the target balance contemplated by Section 6.2(d), calculated with respect to such Holder’s remaining LTIP Units, if any.

Section 16.3         Adjustments. The Company shall maintain at all times a one-to-one correspondence between LTIP Units and Common Units for conversion, distribution and other purposes, including, without limitation, complying with the following procedures; provided, that the foregoing is not intended to alter any of (a) the special allocations pursuant to Section 6.2(d) hereof, (b) differences between distributions to be made with respect to LTIP Units and Common Units pursuant to Section 13.2 and Section 16.4(b) hereof in the event that the Capital Accounts attributable to the LTIP Units are less than those attributable to Common Units due to insufficient special allocation pursuant to Section 6.2(d) or (c) any related provisions. If an Adjustment Event occurs, then the Managing Member shall take any action reasonably necessary, including any amendment to this Agreement, any LTIP Unit Agreement and/or any update to the Member Registry adjusting the number of outstanding LTIP Units or subdividing or combining outstanding LTIP Units, in any case, to maintain a one-for-one conversion and economic equivalence ratio between Common Units and LTIP Units. An “Adjustment Event” shall mean any of the following events: (i) the Company makes a distribution on all outstanding Common Units in Membership Units, (ii) the Company subdivides the outstanding Common Units into a greater number of units or combines the outstanding Common Units into a smaller number of units, (iii) the Company issues any Membership Units in exchange for its outstanding Common Units by way of a reclassification or recapitalization of its Common Units or (iv) any other non-recurring event or transaction that would, as determined by the Managing Member in its sole discretion, have the similar effect of diluting or expanding the rights or benefits (or potential benefits) intended to be conferred by outstanding LTIP Units. If more than one Adjustment Event occurs, any adjustment to the LTIP Units may be made only once using a single formula that takes into account each and every Adjustment Event as if all Adjustment Events occurred simultaneously. For the avoidance of doubt, the following shall not be Adjustment Events: (x) the issuance of Membership Units in a financing, reorganization, acquisition or other similar business transaction, (y) the issuance of Membership Units pursuant to any employee benefit or compensation plan or distribution reinvestment plan, or (z) the issuance of any Membership Units to the Managing Member in respect of a Capital Contribution to the Company of proceeds from the sale of securities by the Managing Member. If the Company takes an action affecting the Common Units other than actions specifically described above as “Adjustment Events” and in the opinion of the Managing Member such action would require an action to maintain the one-to-one correspondence described above, the Managing Member shall have the right to take such action, to the extent permitted by law, in such manner and at such time as the Managing Member, in its sole discretion, may determine to be reasonably appropriate under the circumstances to preserve the one-to-one correspondence described above. If an amendment is made to this Agreement adjusting the number of outstanding LTIP Units as herein provided, the Company shall promptly file in the books and records of the Company an officer’s certificate setting forth a brief statement of the facts requiring such adjustment, which certificate shall be conclusive evidence of the correctness of such adjustment absent manifest error. Promptly after filing of such certificate, the Company shall mail a notice to each Holder of LTIP Units setting forth the adjustment to such Holder’s LTIP Units and the effective date of such adjustment.

Section 16.4         Distributions.

(a)           Operating Distributions. Except as otherwise provided in this Agreement, any LTIP Unit Agreement, the Plan (or any other applicable Equity Plan), or by the Managing Member with respect to any particular class or series of LTIP Units, Holders of LTIP Units shall be entitled to receive, if, when and as authorized by the Managing Member out of funds or other property legally available for the payment of distributions, regular, special, extraordinary or other distributions (other than distributions upon the occurrence of a Liquidating Event or proceeds from a Terminating Capital Transaction) which may be made from time to time, in an amount per unit equal to (i) with respect to any LTIP Units that are not Performance LTIP Units, the amount of any such distributions that would have been payable to such holders if the LTIP Units had been Common Units (if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate) and (ii) with respect to any Performance LTIP Units, an amount equal to (A) in the case of unvested Performance LTIP Units, the product of the distribution made to holders of Common Units per Common Unit multiplied by the Performance Unit Sharing Percentage, and (B) in the case of a vested Performance LTIP Unit, the distribution made to holders of Common Units per Common Unit, in each case, if applicable, assuming such LTIP Units were held for the entire period to which such distributions relate.

(b)           Liquidating Distributions. Holders of LTIP Units shall also be entitled to receive, if, when and as authorized by the Managing Member out of funds or other property legally available for the payment of distributions, distributions upon the occurrence of a Liquidating Event or representing proceeds from a Terminating Capital Transaction in an amount per LTIP Unit equal to the amount of any such distributions payable on one Common Unit, whether made prior to, on or after the LTIP Unit Distribution Payment Date, provided that the amount of such distributions shall not exceed the positive balances of the Capital Accounts of the holders of such LTIP Units to the extent attributable to the ownership of such LTIP Units.

(c)           Distributions Generally. Distributions on the LTIP Units, if authorized, shall be payable on such dates and in such manner as may be authorized by the Managing Member (any such date, an “LTIP Unit Distribution Payment Date”). Absent a contrary determination by the Managing Member, the LTIP Unit Distribution Payment Date shall be the same as the corresponding date relating to the corresponding distribution on the Common Units. The record date for determining which Holders of LTIP Units are entitled to receive a distribution shall be the Company Record Date.

Section 16.5         Allocations.

(a)           Holders of LTIP Units that are not Performance LTIP Units and Holders of vested Performance LTIP Units shall be allocated Net Income and Net Loss in amounts per LTIP Unit equal to the amounts allocated per Common Unit. The allocations provided by the preceding sentence shall be subject to Sections 6.2(a) and 6.2(b), and in addition to any special allocations required by Section 6.2(d).

(b)           Holders of unvested Performance LTIP Units shall be allocated Net Income and Net Loss in amounts per unvested Performance LTIP Unit equal to the amounts allocated per vested Performance LTIP Unit; provided, however, that for purposes of allocations of Net Income and Net Loss pursuant to Sections 6.2(a), 6.2(b) and 6.4, the term Percentage Interest when used with respect to an unvested Performance LTIP Unit shall refer to the Percentage Interest of a Common Unit multiplied by the Performance Unit Sharing Percentage.

(c)           The Managing Member is authorized in its discretion to delay or accelerate the participation of the LTIP Units in allocations of Net Income and Net Loss under this Section 16.5, or to adjust the allocations made under this Section 16.5, so that the ratio of (i) the total amount of Net Income or Net Loss allocated with respect to each LTIP Unit in the taxable year in which that LTIP Unit’s LTIP Unit Distribution Payment Date falls (excluding special allocations under Section 6.2(d)), to (ii) the total amount distributed to that LTIP Unit with respect to such period, is more nearly equal to the ratio of (i) the Net Income and Net Loss allocated with respect to the Managing Member’s Common Units in such taxable year to (ii) the amounts distributed to the Managing Member with respect to such Common Units and such taxable year.

Section 16.6         Transfers. Subject to the terms and limitations contained in an applicable LTIP Unit Agreement and the Plan (or any other applicable Equity Plan) and except as expressly provided in this Agreement with respect to LTIP Units, a Holder of LTIP Units shall be entitled to transfer such Holder’s LTIP Units to the same extent, and subject to the same restrictions, as Holders of Common Units are entitled to transfer their Common Units pursuant to Article 11.

Section 16.7         Redemption. The Redemption Right provided to Qualifying Parties under Section 15.1 shall not apply with respect to LTIP Units unless and until they are converted to Common Units as provided in Section 16.9 below.

Section 16.8        Legend. Any certificate evidencing an LTIP Unit shall bear an appropriate legend, as determined by the Managing Member, indicating that additional terms, conditions and restrictions on transfer, including without limitation under any LTIP Unit Agreement and the Plan (or any other applicable Equity Plan), apply to the LTIP Unit.

Section 16.9         Conversion to Common Units.

(a)           A Qualifying Party holding LTIP Units shall have the right (the “Conversion Right”), at such Qualifying Party’s option, at any time to convert all or a portion of such Qualifying Party’s Vested LTIP Units into Common Units, taking into account all adjustments (if any) made pursuant to Section 16.3; provided, however, that a Qualifying Party may not exercise the Conversion Right for less than one thousand (1,000) Vested LTIP Units or, if such Qualifying Party holds less than one thousand (1,000) Vested LTIP Units, all of the Vested LTIP Units held by such Qualifying Party to the extent not subject to the limitation on conversion under Section 16.9(b) below. Qualifying Parties shall not have the right to convert Unvested LTIP Units into Common Units until they become Vested LTIP Units; provided, however, that in anticipation of any event that will cause such Qualifying Party’s Unvested LTIP Units to become Vested LTIP Units (and subject to the timing requirements set forth in Section 16.9(b) below), such Qualifying Party may give the Company a Conversion Notice conditioned upon and effective as of the time of vesting and such Conversion Notice, unless subsequently revoked by the Qualifying Party in writing prior to such vesting event, shall be accepted by the Company subject to such condition. In all cases, the conversion of any LTIP Units into Common Units shall be subject to the conditions and procedures set forth in this Section 16.9.

(b)           A Qualifying Party may convert such Qualifying Party’s Vested LTIP Units into an equal number of fully paid and non-assessable Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3. Notwithstanding the foregoing, in no event may a Qualifying Party convert a number of Vested LTIP Units that exceeds the Capital Account Limitation. In order to exercise such Qualifying Party’s Conversion Right, a Qualifying Party shall deliver a written notice (a “Conversion Notice”) in substantially the form attached as Exhibit C to the Company (with a copy to the Managing Member) not less than 3 calendar days nor more than 10 calendar days prior to the date (the “Conversion Date”) specified in such Conversion Notice; provided, however, that if the Managing Member has not given to the Qualifying Party notice of a proposed or upcoming Transaction (as defined below) at least thirty (30) days prior to the effective date of such Transaction, then the Qualifying Party shall have the right to deliver a Conversion Notice until the earlier of (x) the tenth (10th) calendar day after such notice from the Managing Member of a Transaction or (y) the third Business Day immediately preceding the effective date of such Transaction. A Conversion Notice shall be provided in the manner provided in Section 15.2. Each Qualifying Party seeking to convert Vested LTIP Units covenants and agrees with the Company that all Vested LTIP Units to be converted pursuant to this Section 16.9 shall be free and clear of all liens and encumbrances. Notwithstanding anything herein to the contrary, if the Initial Holding Period with respect to the Common Units into which the Vested LTIP Units are convertible has elapsed, a Qualifying Party may deliver a Notice of Redemption pursuant to Section 15.1(a) relating to such Common Units in advance of the Conversion Date; provided, however, that the redemption of such Common Units by the Company shall in no event take place until on or after the Conversion Date. For clarity, it is noted that the objective of this paragraph is to put a Qualifying Party in a position where, if such Qualifying Party so wishes, the Common Units into which such Qualifying Party’s Vested LTIP Units will be converted can be redeemed by the Company pursuant to Section 15.1(a) simultaneously with such conversion, with the further consequence that, if the Managing Member elects to assume the Company’s redemption obligation with respect to such Common Units under Section 15.1(b) by delivering to such Qualifying Party REIT Shares rather than cash, then such Qualifying Party can have such REIT Shares issued to such Qualifying Party simultaneously with the conversion of such Qualifying Party’s Vested LTIP Units into Common Units. The Managing Member shall use commercially reasonable efforts to cooperate with a Qualifying Party to coordinate the timing of the different events described in the foregoing sentence.

(c)           The Company, at any time at the election of the Managing Member, may cause any number of Vested LTIP Units to be converted (a “Forced Conversion”) into an equal number of Common Units, giving effect to all adjustments (if any) made pursuant to Section 16.3; provided, however, that the Company may not cause a Forced Conversion of any LTIP Units that would not at the time be eligible for conversion at the election of such Qualifying Party pursuant to Section 16.9(b). In order to exercise its right of Forced Conversion, the Company shall deliver a notice (a “Forced Conversion Notice”) in substantially the form attached hereto as Exhibit D to the applicable Holder of LTIP Units not less than 3 calendar days prior to the Conversion Date specified in such Forced Conversion Notice. A Forced Conversion Notice shall be provided in the manner provided in Section 15.2.

(d)           A conversion of Vested LTIP Units for which the Holder thereof has given a Conversion Notice or the Company has given a Forced Conversion Notice shall occur automatically after the close of business on the applicable Conversion Date without any action on the part of such Holder of LTIP Units, other than the surrender of any certificate or certificates evidencing such Vested LTIP Units, as of which time such Holder of LTIP Units shall be credited on the books and records of the Company as of the opening of business on the next day with the number of Common Units into which such LTIP Units were converted. After the conversion of LTIP Units as aforesaid, the Company shall deliver to such Holder of LTIP Units, upon such Holder’s written request, a certificate of the Managing Member certifying the number of Common Units and remaining LTIP Units, if any, held by such person immediately after such conversion. The Assignee of any Member pursuant to Article 11 hereof may exercise the rights of such Member pursuant to this Section 16.9 and such Member shall be bound by the exercise of such rights by the Assignee.

(e)           For purposes of making future allocations under Section 6.2(d) and applying the Capital Account Limitation, the portion of the Economic Capital Account Balance of the applicable Holder of LTIP Units that is treated as attributable to such Holder’s LTIP Units shall be reduced, as of the date of conversion, by the product of the number of LTIP Units converted and the Common Unit Economic Balance.

(f)            If the Company or the Managing Member shall be a party to any transaction (including without limitation a merger, consolidation, unit exchange, self-tender offer for all or substantially all Common Units or other business combination or reorganization, or sale of all or substantially all of the Company’s assets, but excluding any transaction which constitutes an Adjustment Event) in each case as a result of which Common Units shall be exchanged for or converted into the right, or the Holders shall otherwise be entitled, to receive cash, securities or other property or any combination thereof (each of the foregoing being referred to herein as a “Transaction”), then the Managing Member shall, immediately prior to the Transaction, exercise its right to cause a Forced Conversion with respect to the maximum number of LTIP Units then eligible for conversion, taking into account any allocations that occur in connection with the Transaction or that would occur in connection with the Transaction if the assets of the Company were sold at the Transaction price or, if applicable, at a value determined by the Managing Member in good faith using the value attributed to the Common Units in the context of the Transaction (in which case the Conversion Date shall be the effective date of the Transaction and the conversion shall occur immediately prior to the effectiveness of the Transaction). In anticipation of such Forced Conversion and the consummation of the Transaction, the Company shall use commercially reasonable efforts to cause each Holder of LTIP Units to be afforded the right to receive in connection with such Transaction in consideration for the Common Units into which such Holder’s LTIP Units will be converted the same kind and amount of cash, securities and other property (or any combination thereof) receivable upon the consummation of such Transaction by a Holder of the same number of Common Units, assuming such Holder is not a Person with which the Company consolidated or into which the Company merged or which merged into the Company or to which such sale or transfer was made, as the case may be (a “Constituent Person”), or an affiliate of a Constituent Person. In the event that Holders of Common Units have the opportunity to elect the form or type of consideration to be received upon consummation of the Transaction, prior to such Transaction the Managing Member shall give prompt written notice to each Holder of LTIP Units of such opportunity, and shall use commercially reasonable efforts to afford the Holder of LTIP Units the right to elect, by written notice to the Managing Member, the form or type of consideration to be received upon conversion of each LTIP Unit held by such Holder into Common Units in connection with such Transaction. If a Holder of LTIP Units fails to make such an election, such Holder (and any of such Holder’s transferees) shall receive upon conversion of each LTIP Unit held by such Holder (or by any of such Holder’s transferees) the same kind and amount of consideration that a Holder of Common Units would receive if such Holder of Common Units failed to make such an election. Subject to the rights of the Company and the Managing Member under any LTIP Unit Agreement and the relevant terms of the Plan or any other applicable Equity Plan, the Company shall use commercially reasonable effort to cause the terms of any Transaction to be consistent with the provisions of this Section 16.9(f) and to enter into an agreement with the successor or purchasing entity, as the case may be, for the benefit of any Holder of LTIP Units whose LTIP Units will not be converted into Common Units in connection with the Transaction that will (i) contain provisions enabling the Qualifying Parties that remain outstanding after such Transaction to convert their LTIP Units into securities as comparable as reasonably practicable under the circumstances to the Common Units and (ii) preserve as far as reasonably practicable under the circumstances the distribution, special allocation, conversion, and other rights set forth in the Agreement for the benefit of the Holder of LTIP Units.

Section 16.10      Voting. Except as expressly provided in this Agreement, Members holding LTIP Units shall have the same voting rights as Members holding Common Units, with the LTIP Units voting together as a single class with the Common Units and having one vote per LTIP Unit and Holders of LTIP Units shall not be entitled to approve, vote on or consent to any other matter. The foregoing voting provision will not apply if, at or prior to the time when the action with respect to which such vote would otherwise be required will be effected, all outstanding LTIP Units shall have been converted (or provision is made for such conversion to occur as of or prior to such time) into Common Units.

Section 16.11      Section 83 Safe Harbor. Each Member authorizes the Managing Member to elect to apply the safe harbor (the “Section 83 Safe Harbor”) set forth in proposed Regulations Section 1.83-3(l) and proposed IRS Revenue Procedure published in Notice 2005-43 (together, the “Proposed Section 83 Safe Harbor Regulation”) (under which the fair market value of a Membership Interest that is Transferred in connection with the performance of services is treated as being equal to the liquidation value of the interest), or in similar Regulations or guidance, if such Proposed Section 83 Safe Harbor Regulation or similar Regulations are promulgated as final or temporary Regulations. If the Managing Member determines that the Company should make such election, the Managing Member is hereby authorized to amend this Agreement without the consent of any other Member to provide that (i) the Company is authorized and directed to elect the Section 83 Safe Harbor, (ii) the Company and each of its Members (including any Person to whom a Membership Interest, including an LTIP Unit, is Transferred in connection with the performance of services) will comply with all requirements of the Section 83 Safe Harbor with respect to all Membership Interests Transferred in connection with the performance of services while such election remains in effect and (iii) the Company and each of its Members will take all actions necessary, including providing the Company with any required information, to permit the Company to comply with the requirements set forth or referred to in the applicable Regulations for such election to be effective until such time (if any) as the Managing Member determines, in its sole discretion, that the Company should terminate such election. The Managing Member is further authorized to amend this Agreement to modify Article 6 to the extent the Managing Member determines in its discretion that such modification is necessary or desirable as a result of the issuance of any applicable law, Regulations, notice or ruling relating to the tax treatment of the transfer of a Membership Interests in connection with the performance of services. Notwithstanding anything to the contrary in this Agreement, each Member expressly confirms that it will be legally bound by any such amendment.

ARTICLE 17
CLASS L Preferred UNITS

Section 17.1         Designation and number. A series of Membership Units in the Company designated as the “5.125% Class L Cumulative Redeemable Preferred Units” (the “Class L Preferred Units”) is hereby established, with the rights, priorities and preferences set forth herein. The number of Class L Preferred Units shall be 8,945.

Section 17.2         Distributions.

(a)           Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the Managing Member, as holder of the Class L Preferred Units, will be entitled to receive, when, as and if declared by the Company acting through the Managing Member, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Class L Priority Return. Such distributions shall be cumulative, shall accrue from and including January 15, 2023 and will be payable (i) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2023, and, (ii), in the event of a redemption of Class L Preferred Units, on the redemption date (each a “Class L Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Class L Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day.

(b)           Distributions Cumulative. Notwithstanding anything to the contrary in this Agreement, distributions on the Class L Preferred Units will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of the distributions and whether or not the distributions are authorized or declared. Accrued but unpaid distributions on the Class L Preferred Units will not bear interest.

(c)           Priority of Distributions.

(i)            Except as provided in Section 17.2(c)(ii), unless full cumulative distributions on the Class L Preferred Unit have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no distributions (other than in the form of Common Units or other Junior Units) shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon any Junior Units or Parity Preferred Units nor shall any Junior Units or Parity Preferred Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Units or Parity Preferred Units) by the Company (except by conversion into or exchange for Junior Units).

(ii)           If any shares of Class L Preferred Units are outstanding, no full distributions shall be declared or paid or set apart for payment on any Parity Preferred Units or Junior Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid (contemporaneously with the respective dates that the distributions on the Parity Preferred Units or Junior Units are so declared and so paid) or declared and a sum sufficient for the payment thereof set apart for such payment on the Class L Preferred Units for all past distribution periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Class L Preferred Units and any Parity Preferred Units, all distributions declared upon the shares of the Class L Preferred Units and any such Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per unit on the Class L Preferred Units and all other such Parity Preferred Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per unit on the units of the Class L Preferred Units and all other such Parity Preferred Units bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Class L Preferred Units which may be in arrears.

(d)           No Further Rights. The Managing Member, as holder of the Class L Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Class L Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Class L Preferred Units which remains payable. Accrued but unpaid distributions on the Class L Preferred Units will accumulate as of the Class L Preferred Unit Distribution Payment Date on which they first become payable.

Section 17.3         Liquidation Proceeds.

(a)           Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, distributions on the Class L Preferred Units shall be made in accordance with Article 13.

(b)           Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the Managing Member pursuant to Section 13.5.

(c)           No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the Managing Member, as holder of the Class L Preferred Units, will have no right or claim to any of the remaining assets of the Company.

(d)           Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

Section 17.4         Ranking. The Class L Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, rank (i) senior to the Common Units and to all other Membership Units the terms of which provide that such Membership Units shall rank junior to the Class L Preferred Units; (ii) on a parity with all Parity Preferred Units, including the Class M Preferred Units; and (iii) junior to all Membership Units the terms of which provide that such Membership Units shall rank senior to the Class L Preferred Units.

Section 17.5         Voting Rights. The Managing Member shall not have any voting or consent rights in respect of its membership interest represented by the Class L Preferred Units.

Section 17.6         Transfer Restrictions. The Class L Preferred Units shall not be transferable except in accordance with Article 11.

Section 17.7         No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Class L Preferred Units.

ARTICLE 18
CLASS M Preferred UNITS

Section 18.1         Designation and number. A series of Membership Units in the Company designated as the “5.25% Class M Cumulative Redeemable Preferred Units” (the “Class M Preferred Units”) is hereby established, with the rights, priorities and preferences set forth herein. The number of Class M Preferred Units shall be 10,489.

Section 18.2         Distributions.

(a)           Payment of Distributions. Subject to the rights of Holders of Parity Preferred Units as to the payment of distributions, pursuant to Section 5.1, the Managing Member, as holder of the Class M Preferred Units, will be entitled to receive, when, as and if declared by the Company acting through the Managing Member, out of Available Cash, cumulative preferential cash distributions in an amount equal to the Class M Priority Return. Such distributions shall be cumulative, shall accrue from and including January 15, 2023 and will be payable (i) quarterly in arrears on January 15, April 15, July 15 and October 15 of each year, commencing on April 15, 2023, and, (ii), in the event of a redemption of Class M Preferred Units, on the redemption date (each a “Class M Preferred Unit Distribution Payment Date”). If any date on which distributions are to be made on the Class M Preferred Units is not a Business Day, then payment of the distribution to be made on such date will be made on the next succeeding day that is a Business Day.

(b)           Distributions Cumulative. Notwithstanding anything to the contrary in this Agreement, distributions on the Class M Preferred Units will accrue whether or not the Company has earnings, whether or not there are funds legally available for the payment of the distributions and whether or not the distributions are authorized or declared. Accrued but unpaid distributions on the Class M Preferred Units will not bear interest.

(c)           Priority of Distributions.

(i)            Except as provided in Section 18.2(c)(ii), unless full cumulative distributions on the Class M Preferred Unit have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for payment for all past distribution periods, no distributions (other than in the form of Common Units or other Junior Units) shall be declared or paid or set apart for payment and no other distribution shall be declared or made upon any Junior Units or Parity Preferred Units nor shall any Junior Units or Parity Preferred Units be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or made available for a sinking fund for the redemption of any shares of any such Junior Units or Parity Preferred Units) by the Company (except by conversion into or exchange for Junior Units).

(ii)           If any shares of Class M Preferred Units are outstanding, no full distributions shall be declared or paid or set apart for payment on any Parity Preferred Units or Junior Units for any period unless full cumulative distributions have been or contemporaneously are declared and paid (contemporaneously with the respective dates that the distributions on the Parity Preferred Units or Junior Units are so declared and so paid) or declared and a sum sufficient for the payment thereof set apart for such payment on the Class M Preferred Units for all past distribution periods. When distributions are not paid in full (or a sum sufficient for such full payment is not so set apart) upon the shares of the Class M Preferred Units and any Parity Preferred Units, all distributions declared upon the shares of the Class M Preferred Units and any such Parity Preferred Units shall be declared pro rata so that the amount of distributions declared per unit on the Class M Preferred Units and all other such Parity Preferred Units shall in all cases bear to each other the same ratio that accrued and unpaid distributions per unit on the units of the Class M Preferred Units and all other such Parity Preferred Units bear to each other. No interest, or sum of money in lieu of interest, shall be payable in respect of any distribution payment or payments on the Class M Preferred Units which may be in arrears.

(d)           No Further Rights. The Managing Member, as holder of the Class M Preferred Units, shall not be entitled to any distributions, whether payable in cash, other property or otherwise, in excess of the full cumulative distributions described herein. Any distribution payment made on the Class M Preferred Units shall first be credited against the earliest accrued but unpaid distribution due with respect to such Class M Preferred Units which remains payable. Accrued but unpaid distributions on the Class M Preferred Units will accumulate as of the Class M Preferred Unit Distribution Payment Date on which they first become payable.

Section 18.3         Liquidation Proceeds.

(a)           Distributions. Upon any voluntary or involuntary liquidation, dissolution or winding-up of the Company, distributions on the Class M Preferred Units shall be made in accordance with Article 13.

(b)           Notice. Written notice of any such voluntary or involuntary liquidation, dissolution or winding-up of the Company, stating the payment date or dates when, and the place or places where, the amounts distributable in such circumstances shall be payable, shall be given by the Managing Member pursuant to Section 13.5.

(c)           No Further Rights. After payment of the full amount of the liquidating distributions to which it is entitled, the Managing Member, as holder of the Class M Preferred Units, will have no right or claim to any of the remaining assets of the Company.

(d)           Consolidation, Merger or Certain Other Transactions. The voluntary sale, conveyance, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Company to, or the consolidation or merger or other business combination of the Company with or into, any corporation, trust or other entity (or of any corporation, trust or other entity with or into the Company) shall not be deemed to constitute a liquidation, dissolution or winding-up of the Company and shall not be entitled to any other distribution in the event of liquidation, dissolution or winding up of the affairs of the Company.

Section 18.4         Ranking. The Class M Preferred Units shall, with respect to distribution rights and rights upon voluntary or involuntary liquidation, winding-up or dissolution of the Company, rank (i) senior to the Common Units and to all other Membership Units the terms of which provide that such Membership Units shall rank junior to the Class M Preferred Units; (ii) on a parity with all Parity Preferred Units, including the Class L Preferred Units; and (iii) junior to all Membership Units the terms of which provide that such Membership Units shall rank senior to the Class M Preferred Units.

Section 18.5         Voting Rights. The Managing Member shall not have any voting or consent rights in respect of its membership interest represented by the Class M Preferred Units.

Section 18.6         Transfer Restrictions. The Class M Preferred Units shall not be transferable except in accordance with Article 11.

Section 18.7         No Sinking Fund. No sinking fund shall be established for the retirement or redemption of Class M Preferred Units.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, this Agreement has been executed as of the date first written above.

MANAGING MEMBER:

KIMCO REALTY CORPORATION
a Maryland corporation

By:	/s/ Glenn G. Cohen
Name:	Glenn G. Cohen
Its:	Executive Vice President, Chief Financial Officer and Treasurer

exhibit A

EXAMPLES REGARDING ADJUSTMENT FACTOR

For purposes of the following examples, it is assumed that (a) the Adjustment Factor in effect on is 1.0 and (b) on (the “Company Record Date” for purposes of these examples), prior to the events described in the examples, there are 100 REIT Shares issued and outstanding.

Example 1

On the Company Record Date, the Managing Member declares a dividend on its outstanding REIT Shares in REIT Shares. The amount of the dividend is one REIT Share paid in respect of each REIT Share owned. Pursuant to Paragraph (a) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the stock dividend is declared, as follows:

1.0 * 200/100 = 2.0

Accordingly, the Adjustment Factor after the stock dividend is declared is 2.0.

Example 2

On the Company Record Date, the Managing Member distributes options to purchase REIT Shares to all holders of its REIT Shares. The amount of the distribution is one option to acquire one REIT Share in respect of each REIT Share owned. The strike price is $4.00 a share. The Value of a REIT Share on the Company Record Date is $5.00 per share. Pursuant to Paragraph (b) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the options are distributed, as follows:

1.0 * (100 + 100)/(100 + [100 * $4.00/$5.00]) = 1.1111

Accordingly, the Adjustment Factor after the options are distributed is 1.1111. If the options expire or become no longer exercisable, then the retroactive adjustment specified in Paragraph (b) of the definition of “Adjustment Factor” shall apply.

Example 3

On the Company Record Date, the Managing Member distributes assets to all holders of its REIT Shares. The amount of the distribution is one asset with a fair market value (as determined by the Managing Member) of $1.00 in respect of each REIT Share owned. It is also assumed that the assets do not relate to assets received by the Managing Member pursuant to a pro rata distribution by the Company. The Value of a REIT Share on the Company Record Date is $5.00 a share. Pursuant to Paragraph (c) of the definition of “Adjustment Factor,” the Adjustment Factor shall be adjusted on the Company Record Date, effective immediately after the assets are distributed, as follows:

1.0 * $5.00/($5.00 - $1.00) = 1.25

Accordingly, the Adjustment Factor after the assets are distributed is 1.25.

A-1

exhibit B

NOTICE OF REDEMPTION

To:          [ ● ]

The undersigned Member or Assignee hereby irrevocably tenders for Redemption Common Units in KIMCO REALTY OP, LLC in accordance with the terms of the Limited Liability Company Agreement of KIMCO REALTY OP, LLC, dated as of January 3, 2023 (the “Agreement”), and the Redemption rights referred to therein. The undersigned Member or Assignee:

(a)	undertakes (i) to surrender such Common Units and any certificate therefor at the closing of the Redemption and (ii) to furnish to the Managing Member, prior to the Specified Redemption Date, the documentation, instruments and information required under Section 15.1(a) and Section 15.1(g) of the Agreement;

(b)	directs that the certified check representing the Cash Amount, or the REIT Shares Amount, as applicable, deliverable upon the closing of such Redemption be delivered to the address specified below;

(c)	represents, warrants, certifies and agrees that:

(i)	the undersigned Member or Assignee is a Qualifying Party,

(ii)	the undersigned Member or Assignee has, and at the closing of the Redemption will have, good, marketable and unencumbered title to such Common Units, free and clear of the rights or interests of any other person or entity,

(iii)	the undersigned Member or Assignee has, and at the closing of the Redemption will have, the full right, power and authority to tender and surrender such Common Units as provided herein, and

(iv)	the undersigned Member or Assignee has obtained the consent or approval of all persons and entities, if any, having the right to consent to or approve such tender and surrender; and

(d)	acknowledges that the undersigned Member or Assignee will continue to own such Common Units until and unless either (i) such Common Units are acquired by the Managing Member pursuant to Section 15.1(b) of the Agreement or (ii) such redemption transaction closes.

All capitalized terms used herein and not otherwise defined shall have the same meaning ascribed to them respectively in the Agreement.

Dated:	Name of Member or Assignee: (Signature of Member or Assignee) (Street Address) (City) (State) (Zip Code)
Signature Medallion Guaranteed by:

Issue Check Payable to:

Please insert social security or identifying number:

B-1

exhibit C

NOTICE OF ELECTION BY MEMBER TO CONVERT
LTIP UNITS INTO COMMON UNITS

The undersigned holder of LTIP Units hereby irrevocably (i) elects to convert the number of LTIP Units in KIMCO REALTY OP, LLC (the “Company”) set forth below into Common Units in accordance with the terms of the Limited Liability Company Agreement of the Company; and (ii) directs that any cash in lieu of Common Units that may be deliverable upon such conversion to be deliverable upon such conversion be delivered to the address specified below. The undersigned hereby represents, warrants, and certifies that the undersigned (a) has title to such LTIP Units, free and clear of the rights or interests of any other person or entity other than the Company; (b) has the full right, power, and authority to cause the conversion of such LTIP Units as provided herein; and (c) has obtained the consent or approval of all persons or entities, if any, having the right to consent or approve such conversion.

Name of LTIP Unit Holder:
Please Print Name as Registered with the Company

Number of LTIP Units to be Converted:

Date of this Notice:

(Signature of LTIP Unit Holder)

(Street Address)

(City) (State) (Zip Code)

Signature Medallion Guaranteed by:
Issue Check Payable to:

Please insert social security or identifying number:

C-1

exhibit D

NOTICE OF ELECTION BY COMPANY TO FORCE CONVERSION
OF LTIP UNITS INTO COMMON UNITS

KIMCO REALTY OP, LLC (the “Company”) hereby irrevocably elects to cause the number of LTIP Units held by the LTIP Unit Holder set forth below to be converted into Common Units in accordance with the terms of the Limited Liability Company Agreement of the Company.

Name of LTIP Unit Holder:
Please Print Name as Registered with the Company
Number of LTIP Units to be Converted:

Date of this Notice:

D-1